UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
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☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12
ADIENT PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Adient plc
Proxy Statement and Notice of
2025 Annual General Meeting of Shareholders
Important Notice Regarding the Availability of Proxy
Materials for the Annual General Meeting of Shareholders
to be held on March 11, 2025
The Notice of Annual General Meeting, Proxy Statement and the 2024
Annual Report are available at https://materials.proxyvote.com/G0084W.

NOTICE OF 2025
ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO THE SHAREHOLDERS OF ADIENT PLC:

What:	2025 Annual General Meeting of Shareholders

When:	12:30 p.m., local time, on Tuesday, March 11, 2025

Where:	Radisson Blu Hotel, Dublin Airport, Dublin, Ireland

Items of Business:	1. To elect, by separate resolutions, the following eight directors for a period of one year, expiring at the end of Adient’s Annual General Meeting of Shareholders in 2026:
	Julie L. Bushman	Jodi E. Eddy	Frederick A. Henderson
	Peter H. Carlin	Richard Goodman	Barb J. Samardzich
	Jerome J. Dorlack	José M. Gutiérrez

2. To ratify, by non-binding advisory vote, the appointment of PricewaterhouseCoopers LLP as our independent auditor for fiscal year 2025 and to authorize, by binding vote, the Board of Directors, acting through the Audit Committee, to set the auditors’ remuneration;

3. To approve, on an advisory basis, our named executive officer compensation, as described in the accompanying Proxy Statement;

4. To approve the adoption of Adient’s 2021 Omnibus Incentive plan as amended and restated;

5. To renew the Board of Directors’ authority to issue shares under Irish law;

6. To renew the Board of Directors’ authority to opt-out of statutory preemption rights under Irish law;

7. To receive and consider Adient’s Irish Statutory Accounts for the fiscal year ended September 30, 2024, and the reports of the directors and auditors thereon, and to review the affairs of Adient; and

8. To transact such other business as may properly come before the Annual General Meeting or any adjournment thereof.

Proposals 1, 2, 3, 4 and 5 are ordinary resolutions, which require the approval of a simple majority of votes cast at the meeting, assuming a quorum is present. Proposal 6 is a special resolution, which requires at least 75% of the votes cast at the meeting, and is conditional upon the approval of Proposal 5, as required by Irish law. There is no requirement under Irish law that Proposal 7 related to the receipt and consideration of Adient’s Irish Statutory Accounts for the fiscal year ended September 30, 2024, or the directors’ and auditors’ reports thereon, be approved by the shareholders, and no such approval will be sought at the Annual General Meeting. Adient’s Irish Statutory Accounts will be available at https://materials.proxyvote.com/G0084W on or about January 31, 2025.

Who Can Vote:	Shareholders of record at the close of business on January 15, 2025.

Voting:	YOUR VOTE IS VERY IMPORTANT. For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you requested or received a hard copy of the proxy materials, on your enclosed proxy card. Any shareholder entitled to attend and vote at the Annual General Meeting may appoint one or more proxies, who need not be a shareholder of Adient to attend, speak and vote on your behalf. Proxies may be appointed at the times and in the manner set out in the proxy card.

Annual General Meeting Admission:	If you wish to attend the Annual General Meeting in person, please refer to the section entitled “Annual General Meeting Attendance” in the accompanying Proxy Statement for further details.

Annual General Meeting Questions:
PLEASE NOTE: The Annual General Meeting is expected to last less than 30 minutes. If you have any questions about the Annual General Meeting, please:
      •      e-mail shareholder.services@adient.com; or

      •      call 1-734-254-3330.

By Order of the Board of Directors,
Heather M. Tiltmann
Executive Vice President, Chief Legal and Human Resources Officer, and Corporate Secretary
January 22, 2025

Adient plc 3 Dublin Landings, North Wall Quay Dublin 1, Ireland
January 22, 2025
Dear Shareholder:
The Adient plc 2025 Annual General Meeting of Shareholders will convene on Tuesday, March 11, 2025, at 12:30 p.m., local time, at the Radisson Blu Hotel, Dublin Airport, Dublin, Ireland. Shareholders who did not receive the Notice of Internet Availability of Proxy Materials will receive a copy of the Proxy Statement and 2024 Annual Report by mail. Please refer to the accompanying Proxy Statement, which details the business we will conduct at the Annual General Meeting.
We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We believe this process will expedite the receipt of proxy materials by our shareholders and will lower the costs and reduce the environmental impact of our Annual General Meeting. Accordingly, on or about January 22, 2025, we will mail to our shareholders either a Proxy Statement or a Notice of Internet Availability of Proxy Materials containing instructions on how to access the accompanying Proxy Statement, our 2024 Annual Report and our Irish Statutory Accounts for fiscal year 2024 via the Internet, as well as how to vote online. The Notice of Internet Availability of Proxy Materials and the Proxy Statement will also contain instructions about how you can request a paper copy of the proxy materials. Shareholders should not regard the 2024 Annual Report, which includes our audited financial statements, or our Irish Statutory Accounts, as proxy solicitation materials. Even if you have elected not to receive printed proxy materials, you may access them electronically at https://materials.proxyvote.com/G0084W.
For information on how to attend the Annual General Meeting, please read the section entitled “Annual General Meeting Attendance” in the accompanying Proxy Statement.
To ensure that you have a say in the governance of Adient, the compensation of its executive officers and the other matters presented for vote at the 2025 Annual General Meeting of Shareholders, it is important that you vote your shares. Please review the proxy materials and follow the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card to vote your shares. We hope you will exercise your rights as a shareholder and participate in the future of Adient.
Thank you for your continued support of Adient.
Sincerely,
ADIENT PLC

Frederick A. Henderson	Jerome J. Dorlack
Chair of the Board	President and Chief Executive Officer

TABLE OF CONTENTS

PROXY STATEMENT	2
QUESTIONS AND ANSWERS	2
PROPOSAL ONE: ELECTION OF DIRECTORS	7
DIRECTOR NOMINEES	8
CORPORATE GOVERNANCE HIGHLIGHTS	11
CORPORATE GOVERNANCE	11
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	15
BOARD AND COMMITTEE INFORMATION	15
PROPOSAL TWO: RATIFICATION, BY NON-BINDING ADVISORY VOTE, OF THE APPOINTMENT OF ADIENT’S INDEPENDENT AUDITOR FOR FISCAL YEAR 2025 AND AUTHORIZATION, BY BINDING VOTE, OF THE BOARD, ACTING THROUGH THE AUDIT COMMITTEE, TO SET THE AUDITORS’ REMUNERATION	18
AUDIT COMMITTEE REPORT	19
PROPOSAL THREE: APPROVAL, ON AN ADVISORY BASIS, OF ADIENT’S NAMED EXECUTIVE OFFICER COMPENSATION	21
COMPENSATION DISCUSSION AND ANALYSIS	22
HUMAN CAPITAL AND COMPENSATION COMMITTEE REPORT	35
EXECUTIVE COMPENSATION TABLES	36
NON-EMPLOYEE DIRECTOR COMPENSATION	46
PROPOSAL FOUR: APPROVAL OF THE ADOPTION OF ADIENT’S 2021 OMNIBUS INCENTIVE PLAN AS AMENDED AND RESTATED
PROPOSAL FIVE: AUTHORIZATION OF THE BOARD TO ISSUE SHARES UNDER IRISH LAW	57
PROPOSAL SIX: AUTHORIZATION OF THE BOARD TO OPT-OUT OF STATUTORY PREEMPTION RIGHTS UNDER IRISH LAW	58
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	59
DELINQUENT SECTION 16(A) REPORTS	61
OTHER MATTERS AT THE ANNUAL GENERAL MEETING	61

PROXY STATEMENT
The Board of Directors (the “Board”) of Adient plc, an Irish public limited company (the “Company”, “Adient”, “our”, “us” or “we”), is soliciting proxies for our 2025 Annual General Meeting of Shareholders (“Annual General Meeting”). You are receiving, or have been given access to, this Proxy Statement because you own Adient ordinary shares that entitle you to vote at the Annual General Meeting. By use of a proxy you can vote your shares, whether or not you attend the Annual General Meeting. The Proxy Statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision. The Board recommends a vote “FOR” each proposal requiring shareholder approval as detailed in this Proxy Statement.
Securities and Exchange Commission (“SEC”) rules permit us to provide access to our proxy materials over the Internet instead of mailing printed copies of the proxy materials to each shareholder. As a result, on or about January 22, 2025, we will mail to our shareholders of record and beneficial owners as of the close of business on January 15, 2025 (the “Record Date”), either a Proxy Statement or a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Proxy Statement, our 2024 Annual Report and our Irish Statutory Accounts for fiscal year 2024, via the Internet, as well as how to vote online. Shareholders receiving a Notice of Internet Availability of Proxy Materials will not receive printed copies of the proxy materials unless requested by following the instructions included on the Notice of Internet Availability of Proxy Materials or as provided in “Questions and Answers” below.
QUESTIONS AND ANSWERS
ANNUAL GENERAL MEETING PURPOSE
Q:    What is the purpose of the Annual General Meeting?
A:    At the Annual General Meeting, shareholders will act upon or consider the matters outlined in the Notice of the 2025 Annual General Meeting of Shareholders. These include (i) the election of directors; (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as Adient’s independent auditor for fiscal year 2025 and the authorization of the Board of Directors, acting through the Audit Committee, to set the auditors’ remuneration; (iii) the approval, on an advisory basis, of named executive officer compensation, as described in this Proxy Statement; (iv) the approval of Adient’s amended and restated 2021 Omnibus Incentive Plan; (v) renewing the Board’s authority to issue shares under Irish law; (vi) renewing the Board’s authority to opt-out of statutory preemption rights under Irish law; and (vii) the receipt and consideration of Adient’s Irish Statutory Accounts for the fiscal year ended September 30, 2024, and the reports of the directors and auditors thereon, and to review the affairs of Adient (under Irish law there is no requirement for shareholder approval of this item (vii)).
VOTING AND PROXY MATERIALS
Q:    Who can vote?
A:    If you held ordinary shares of Adient as of the close of business on the Record Date, then you are entitled to one vote per share on each proposal at the Annual General Meeting.
Q:    What is the quorum requirement of the Annual General Meeting?
A:    A majority of the ordinary shares issued and outstanding as of the close of business on the Record Date constitutes a quorum for voting at the Annual General Meeting. On the Record Date, 83,932,693 ordinary shares were issued and outstanding and entitled to vote at the Annual General Meeting. If you vote (or if a plan trustee votes your shares for you) or attend the Annual General Meeting in person (even if you do not vote), then your shares will be part of the quorum. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum for purposes of the proposals.

Q:    What are the voting recommendations of the Board and what are the voting standards?
A:

Voting Item	The Board’s Voting Recommendations	Voting Standard to Approve Proposal (assuming a quorum is present)	Treatment of Abstentions and Broker Non-Votes
1. Election of directors	“FOR” each nominee	Majority of Votes Cast: Votes that shareholders cast “for” must exceed the votes that shareholders cast “against”	Not counted as votes cast and therefore have no effect
2. Ratification of Adient’s independent auditor and authorization of the Board, acting through the Audit Committee, to set auditors’ remuneration	“FOR”	Majority of Votes Cast: Votes that shareholders cast “for” must exceed the votes that shareholders cast “against”	Abstentions are not counted as votes cast and therefore have no effect; brokers may vote without instruction on this proposal
3. Advisory vote on named executive officer compensation*	“FOR”	Majority of Votes Cast: Votes that shareholders cast “for” must exceed the votes that shareholders cast “against”	Not counted as votes cast and therefore have no effect
4. Approval of the adoption of Adient’s amended and restated 2021 Omnibus Incentive Plan	“FOR”	Majority of Votes Cast: Votes that shareholders cast “for” must exceed the votes that shareholders cast “against”	Not counted as votes cast and therefore have no effect
5. Renewal of the Board’s authority to issue shares under Irish law	“FOR”	Majority of Votes Cast: Votes that shareholders cast “for” must exceed the votes that shareholders cast “against”	Abstentions are not counted as votes cast and therefore have no effect; brokers may vote without instruction on this proposal
6. Renewal of the Board’s authority to opt-out of statutory preemption rights under Irish law	“FOR”	75% of the Votes Cast: Votes that shareholders cast “for” must meet or exceed 75% of the total votes cast	Abstentions are not counted as votes cast and therefore have no effect; brokers may vote without instruction on this proposal
* Because this shareholder vote is advisory, it will not be binding on the Board or Adient. However, the Human Capital and Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.
There is no requirement under Irish law that Item 7 related to the receipt and consideration of Adient’s Irish Statutory Accounts for the fiscal year ended September 30, 2024, or the related directors’ and auditors’ reports thereon, be approved by the shareholders, and no such approval will be sought at the Annual General Meeting.
Q:    How do I vote?
A:    There are four ways to vote:
•    by Internet at http://www.proxyvote.com;
•    by toll-free telephone at 1-800-690-6903;
•    by completing and mailing your proxy card if you received a copy by mail; or
•    by written ballot at the Annual General Meeting.
We encourage you to vote by Internet because it is the most cost-effective voting method. If you vote by Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card by mail.

Q:    When are brokers permitted to vote my shares?
A:    Under New York Stock Exchange (“NYSE”) rules, if you do not provide voting instructions to your broker, then your broker is only permitted to vote on your behalf on “routine” matters, such as the ratification of our independent auditor and authorization of the Board, acting through the Audit Committee, to set the auditors’ remuneration and renewal of the Board of Directors’ authority to issue shares and opt-out of statutory preemption rights under Irish law. Under these NYSE rules, without your voting instructions, your broker is not permitted to vote your shares on “non-routine” matters, such as director elections, executive compensation matters (including the advisory vote relating to named executive officer compensation) and corporate governance proposals.
Q:    What is the effect of not voting?
A:    It depends on how your share ownership is registered. If you:
•    Own shares in “street name” through a broker, bank or other nominee and you do not vote: For all proposals that shareholders will consider at the Annual General Meeting, other than Proposals 2, 5 and 6, if you own shares in street name and do not direct your broker how to vote your shares on the proposals, the result is a broker non-vote. We believe that Proposal 2 (ratification of our independent auditor and authorization of the Board, acting through the Audit Committee, to set the auditors’ remuneration), Proposal 5 (renewal of the Board of Director’s authority to issue shares under Irish law) and Proposal 6 (renewal of the Board of Directors’ authority to opt-out of statutory preemption rights under Irish law) are routine matters on which brokers can vote on behalf of their clients if clients do not furnish voting instructions. However, we believe Proposal 1 (election of directors), Proposal 3 (advisory vote on named executive officer compensation) and Proposal 4 (approval of the adoption of Adient’s amended and restated 2021 Omnibus Incentive Plan) are non-routine matters and your broker cannot vote your shares for which you have not provided voting instructions. Broker non-votes will not impact Proposals 1, 3 and 4.
•    Own shares that are directly registered in your name and you do not vote: In this case, your unvoted shares will not be represented at the Annual General Meeting and will not count toward the quorum requirement. Your unvoted shares will not impact any of the proposals.
•    Own shares through one of our retirement or employee savings and investment plans (such as a 401(k) plan) for which you do not direct the trustee to vote your shares: In this case, the trustee will vote the shares credited to your account on all of the proposals in the same proportion as the voting of shares for which the trustee receives direction from other participants. The trustee will vote the shares in this manner if the trustee does not receive your voting directions by March 6, 2025.
•    Sign and return a proxy card for your shares, but you do not indicate a voting direction: In this case, the shares you hold will be voted “for” each of the director nominees listed in Proposal 1, “for” Proposals 2, 3, 4, 5 and 6, and at the discretion of the persons named as proxies upon such other matters that may properly come before the Annual General Meeting or any adjournments thereof.
Q:    Can I change my vote?
A:    Yes. You can change your vote or revoke your proxy any time before the Annual General Meeting by:
•    entering a new vote by Internet or phone;
•    returning a later-dated proxy card;
•    giving written notice of revocation addressed to and received by the Secretary at Adient plc, Attn: Executive Vice President, Chief Legal and Human Resources Officer, and Corporate Secretary, 49200 Halyard Drive, Plymouth, Michigan 48170; or
•    completing a written ballot at the Annual General Meeting.
Street name holders who wish to change their proxy prior to the voting thereof should contact the broker, bank or other holder of record to determine whether, and if so how, such proxy can be revoked.

Q:    Who will count the votes?
A:    We have retained Broadridge Financial Solutions, Inc. (“Broadridge”) to tabulate the votes and act as Inspector of Elections. Information about Broadridge is available at http://www.broadridge.com. Broadridge will use an automated system to tabulate the votes.
Q:    Why did I receive a notice regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?
A:    SEC rules allow us to make our proxy materials available to shareholders via the Internet. As a result, and as part of our sustainability efforts, we are mailing a Notice of Internet Availability of Proxy Materials, rather than a full paper set of the proxy materials, to many of our shareholders. This Notice includes instructions on how to access our proxy materials by the Internet, as well as instructions on how shareholders may obtain a paper copy of the proxy materials by mail or a printable copy electronically. Shareholders who have affirmatively requested electronic delivery of our proxy materials will receive instructions via e-mail regarding how to access these materials electronically. All other shareholders, including shareholders who have previously requested to receive a paper copy of the materials, will receive a full paper set of the proxy materials by mail. This distribution process saves us the cost of printing and mailing documents and reduces the impact of the Annual General Meeting on the environment.
Q:    How can shareholders request paper copies of the proxy materials?
A:    Shareholders may request that paper copies of the proxy materials, including an annual report, Proxy Statement and proxy card, be sent to them without charge by:
•    visiting http://www.proxyvote.com;
•    e-mailing sendmaterial@proxyvote.com with your personal 16-digit control number in the subject line; or
•    calling 1-800-579-1639.
When making a request, please have your personal 16-digit control number available, which was included in the Notice of Internet Availability of Proxy Materials. To ensure timely delivery of the proxy materials before the Annual General Meeting, any request should be made no later than February 25, 2025.
Q:    How can I access the proxy materials over the Internet?
A:    In addition to being posted at https://materials.proxyvote.com/G0084W, you can access the Proxy Statement and the 2024 Annual Report in the “Investors Relations” section of our website at http://investors.adient.com/financial-information/shareholder-meeting. We do not use software that identifies visitors accessing our proxy materials on our website.
Q:    How can I elect to receive proxy materials for future Annual General Meetings electronically?
A:    If you wish to contribute to our sustainability efforts by electing to receive proxy materials for future Annual General Meetings electronically, please visit http://www.proxyvote.com and follow the enrollment instructions. You will need the 16-digit control number printed in the box located on the proxy card or as provided in the Notice of Internet Availability of Proxy Materials. Your election to access proxy materials electronically will remain in effect until you revoke it.

Q:    What does it mean if I get more than one request to vote?
A:    It means your shares are held in more than one account, such as two brokerage accounts, or you hold both registered and “street name” shares. You should vote the shares on all of your proxy cards or voting instructions provided to you in the Notice of Internet Availability of Proxy Materials using one of the four ways to vote. We encourage you to have all of your shares registered in the same name and address. Registered shareholders may do this by contacting our transfer agent, Broadridge Corporate Issuer Solutions, LLC, toll-free at 1-866-927-3880, while shareholders who own their shares in “street name” (through a broker, bank or nominee) should contact their broker.
Q:    If more than one shareholder lives in my household and I receive a paper copy of this Proxy Statement, how can I obtain an extra copy of the Proxy Statement?
A:    If you own your shares in “street name” (through a broker, bank or nominee), your broker, bank or nominee may deliver a single set of proxy materials to any household at which two or more shareholders reside unless we have received prior instructions to the contrary. This procedure, referred to as householding, reduces the volume of duplicate materials shareholders receive and reduces mailing expenses. Upon written or oral request, shareholders may revoke their consent to future householding mailings, or enroll in householding, by contacting their broker, bank or nominee. Alternatively, you may request a separate set of proxy materials for the Annual General Meeting by contacting our fulfillment center at 1-800-579-1639. The materials will be promptly delivered to you at no cost. You may also access the Proxy Statement and 2024 Annual Report online at https://materials.proxyvote.com/G0084W.
ANNUAL GENERAL MEETING ATTENDANCE
Q:    Who can attend the Annual General Meeting?
A:    All shareholders as of the close of business on the Record Date can attend the Annual General Meeting. Seating at the Annual General Meeting, however, is limited. To accommodate as many shareholders as possible, we will not be able to allow non-shareholder guests to attend the Annual General Meeting. We strongly encourage you to vote by Internet to ensure your vote is counted.
Q:    What do I need to do to attend the Annual General Meeting?
A:    To be admitted into the Annual General Meeting, please follow these instructions:
•    if shares you own are registered in your name or if you own shares through one of our retirement or employee savings and investment plans, bring proof of your ownership of our ordinary shares and a form of identification; or
•    if a broker or other nominee holds your shares, bring proof of your ownership of our ordinary shares through such broker or nominee and a form of identification.
PROXY SOLICITATION COST
Q:    How much did this proxy solicitation cost?
A:    We will primarily solicit proxies by mail, and we will cover the expense of such solicitation. Georgeson LLC will help us solicit proxies from all brokers and nominees at a cost to us of approximately $16,000 plus expenses. Our officers and employees may also solicit proxies for no additional compensation. We may reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to you if a broker or other nominee holds your shares.
2026 SHAREHOLDER PROPOSALS
Q:    How do I recommend or nominate someone to be considered as a director for the 2026 Annual General Meeting of Shareholders?
A:    You may recommend any person as a candidate for director for the 2026 Annual General Meeting of Shareholders (the “2026 Annual General Meeting”) by writing to the Office of the Secretary at Adient plc, 49200 Halyard Drive, Plymouth, Michigan 48170. The Corporate Governance Committee reviews all submissions of recommendations from shareholders. The Corporate Governance Committee will determine whether the candidate is qualified to serve on our Board by evaluating the candidate using the criteria contained under the “Director Criteria and Qualifications” section of our Corporate Governance Guidelines, which is discussed in the “Corporate Governance — Director Nominee Selection and Evaluation” section of this Proxy Statement. If the Corporate Governance Committee believes that a recommended candidate is qualified to serve on our Board, then the Corporate Governance Committee may either recommend the candidate to the Board for nomination by the Board for election by the shareholders at the 2026 Annual General Meeting or recommend the candidate to the Board for appointment to fill a vacancy on the Board.
A shareholder who intends to nominate any person for director must comply with the requirements set forth in our Articles of Association and applicable law. Among other things, a shareholder must give us timely written notice of the intent to nominate. To be considered timely for the 2026 Annual General Meeting, the notice must be received between November 11, 2025 and December 11, 2025. The notice must include all of the information required by our Articles of Association and applicable law including, but not limited to, a shareholder’s intention to nominate a person as a director and the candidate’s name, biographical data and qualifications, as well as the written consent of the person to be named in our Proxy Statement as a director nominee and to serve as a director. Under our Articles of Association, the nominee must also timely deliver to our Secretary a written questionnaire with respect to the background and qualification of such individual and a written representation and agreement (in the form provided by the Secretary), as well as submit to a formal background check. Our Articles of Association also provide proxy access rights that permit eligible shareholders to nominate candidates for election to the Board in our Proxy Statement. Eligible shareholders who wish to nominate a proxy access candidate must follow the procedures described in our Articles of Association. In addition to satisfying the foregoing requirements under our Articles of Association, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act not later than January 12, 2026.
Q:    How can I submit a Rule 14a-8 shareholder proposal to be included in Adient’s proxy materials for the 2026 Annual General Meeting?
A:    Pursuant to Rule 14a-8 (“Rule 14a-8”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we must receive shareholder proposals that are intended to be included in our proxy materials for the 2026 Annual General Meeting by September 24, 2025 to consider them for inclusion in our proxy materials for the 2026 Annual General Meeting. A shareholder submitting a proposal under Rule 14a-8 should send it to us addressed to Adient plc, Attn: Executive Vice President, Chief Legal and Human Resources Officer, and Corporate Secretary, 49200 Halyard Drive, Plymouth, Michigan 48170. A Rule 14a-8 proposal must meet the applicable SEC rules and regulations governing such proposals.
Q:    What are the requirements for proposing business other than by a Rule 14a-8 shareholder proposal at the 2026 Annual General Meeting?
A:    A shareholder who intends to propose business at the 2026 Annual General Meeting (other than pursuant to Rule 14a-8) must comply with the requirements set forth in our Articles of Association. Adient’s Secretary must receive written notice of a shareholder’s intent to propose business to be brought before the 2026 Annual General Meeting (other than pursuant to Rule 14a-8) no sooner than November 11, 2025, and no later than December 11, 2025.
If we receive the notice before November 11, 2025, unless the notice is re-submitted within the required timeframe, or after December 11, 2025, then we will consider the notice untimely and we will not be obligated to present the proposal at the 2026 Annual General Meeting. If the Board chooses to present a proposal that a shareholder submits (other than under Rule 14a-8) at the 2026 Annual General Meeting, then the persons named in the proxies that the Board requests for the 2026 Annual General Meeting may exercise discretionary voting power with respect to the proposal.

CORPORATE GOVERNANCE MATTERS
Q:    Where can I find Corporate Governance materials for Adient?
A:    We have provided the Audit Committee Charter, Human Capital and Compensation Committee Charter, Corporate Governance Committee Charter, Executive Committee Charter, Corporate Governance Guidelines, Ethics Policy, Regulation FD Policy, Insider Trading Policy and Related Party Transactions Policy on our website at http://investors.adient.com/corporate-governance/governance-documents. Our SEC filings (including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Section 16 trading reports) are available at
http://investors.adient.com/financial-information/sec-filings.
The Ethics Policy is applicable to the members of the Board and to all of our officers and employees, including, but not limited to, the principal executive officer, principal financial officer, principal accounting officer or controller, or any person performing similar functions. Any amendments to or waivers of the Ethics Policy that the Board approves for the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions will be disclosed on our website. However, we are not including the information contained on, or that can be accessed through, our website as part of, or incorporating it by reference into, this Proxy Statement.
You may receive a copy of our Corporate Governance materials free of charge by:
•    calling 1-734-254-3330;
•    e-mailing shareholder.services@adient.com;
•    visiting the website at http://www.adient.com; or
•    writing to Adient plc, Attn: Executive Vice President, Chief Legal and Human Resources Officer, and Corporate Secretary, 49200 Halyard Drive, Plymouth, Michigan 48170.
Q:    What is the process for reporting possible violations of Adient’s policies?
A:    Possible violations of applicable laws and our policies, including our Ethics Policy, may be anonymously reported by phone, mobile device or through web reporting. Our toll-free domestic and international numbers, as well as our web reporting capability, can be found at http://adient.ethicspoint.com. Reports of possible violations of the Ethics Policy may also be made to Heather M. Tiltmann, our Executive Vice President, Chief Legal and Human Resources Officer, and Corporate Secretary, at co-general.counsel@adient.com, or to the attention of Ms. Tiltmann at 49200 Halyard Drive, Plymouth, Michigan 48170.
Reports of possible violations of the Ethics Policy by our executive officers or of our financial or accounting policies may be made to the Chair of the Audit Committee. Reports of such possible violations may be sent to the attention of the Chair of the Audit Committee at 49200 Halyard Drive, Plymouth, Michigan 48170.

PLEASE VOTE. YOUR VOTE IS VERY IMPORTANT.
Promptly returning your proxy card or voting by Internet or telephone will help to reduce the cost of this solicitation.

PROPOSAL ONE:
ELECTION OF DIRECTORS

Our Articles of Association state the Board may be comprised of not less than two nor more than twelve members with the exact number determined from time to time by resolution of the Board. The current size of the Board is nine members, although the Board has acted to reduce the size of the Board to eight members immediately following the Annual General Meeting. Ricky T. Dillon will not be standing for re-election as a director at the Annual General Meeting.
At the Annual General Meeting all directors will be elected to hold office for a term expiring at the end of the 2026 Annual General Meeting or until the director’s earlier retirement. In order to be elected as a director, each nominee must be appointed by an ordinary resolution and each must receive the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy. Under Adient’s Articles of Association, if a director nominee does not receive a majority of the votes cast, he or she will cease to hold office at the close of the Annual General Meeting.
For further information regarding the Board, please see the “Corporate Governance” section of this Proxy Statement. The following biographies summarize the experiences, qualifications, attributes and skills that qualify our director nominees and continuing directors to serve as directors of Adient. The Board believes each of our directors possesses certain personal traits that are essential for a competent, well-functioning Board, such as candor, integrity, collegiality and sound business judgment and vision.

DIRECTOR NOMINEES
There are eight nominees for election to the Board at this Annual General Meeting. Each of the eight nominees, if elected, will serve through the 2026 Annual General Meeting or until the director’s earlier retirement. Following the end of Mr. Dillon’s term, 50% of the Board will be gender (37.5%) or racially/ethnically (12.5%) diverse. The Corporate Governance Committee has recommended, and the Board has selected, the following director nominees for election, all of whom are current directors of Adient.

Julie L. Bushman Director since 2016	Age 63 Caucasian / White Female
Retired Executive Vice President, International Operations of 3M Company (a diversified technology company). Ms. Bushman served in this role from 2017 to April 2020. Previously, Ms. Bushman served as Senior Vice President, Business Transformation and Information Technology of 3M from 2013 to 2017, as Executive Vice President Safety & Graphics Business of 3M from 2012 to 2013 and as Executive Vice President Safety, Security and Protection Services Business of 3M from 2011 to 2012. Ms. Bushman previously served as Vice President and General Manager, Occupational Health and Environmental Safety Division of 3M and as Division Vice President, Occupational Health and Environmental Safety Division of 3M. Ms. Bushman also serves as a director and a member of the Audit Committee and Compensation Committee of Bio-Techne Corp. and serves as a director and member of the Human Resources and Compensation Committee, the Public Policy and Sustainability Committee and the Nominating and Governance Committee of Phillips 66. Ms. Bushman previously served as a director of Johnson Controls, Inc. until 2016.
Ms. Bushman brings to the Board manufacturing, executive leadership and technical expertise, management and information technology experience and global business experience from her roles in the management of different 3M Company departments and divisions, as well as public company board experience.

Peter H. Carlin Director Since 2018	Age 52 Caucasian / White Male
Senior Technical Advisor at GameStop Corp. (a video game, consumer electronics and gaming merchandise retailer) since August 2023. Mr. Carlin previously served as a Senior Analyst with Saddle Point Management, L.P., a private investment firm, from 2022 to 2023. Prior to joining Saddle Point, Mr. Carlin was a professional investor from 2020 to 2022 and served as Managing Director at Blue Harbour Group, L.P. (an investment management firm) from 2014 to July 2020. Mr. Carlin was also a Managing Member of Estekene Capital from 2009 to 2013, a Deputy Portfolio Manager at Alson Capital and a Buyside Research Analyst at Sanford Bernstein & Co. Mr. Carlin began his career at Morgan Stanley in the Mergers & Acquisitions Group. Mr. Carlin also served as a director and a member of the Audit Committee, Nominating & Governance Committee and Risk Oversight Committee of Investors Bancorp, Inc. from 2017 to 2019.
Mr. Carlin’s experience working with publicly traded companies in the capital markets as a director and investor brings valuable expertise to the Board. In addition, the Board considers Mr. Carlin’s financial and leadership skills, as well as his background and experience as a professional investor to be important assets to the Board.

Jerome J. Dorlack Director Since 2024	Age 44 Caucasian / White Male
President and Chief Executive Officer of Adient since January 2024. Mr. Dorlack previously served as Adient’s Executive Vice President and Chief Financial Officer from 2022 to 2023, as Executive Vice President, Americas from 2019 to 2022 and Vice President and Chief Purchasing Officer from 2018 to 2019. Prior to joining Adient, he served as Senior Vice President and President, Electrical Distribution System and President, South America of Aptiv plc (an automotive technology supplier) from 2017 to 2018, and Vice President, Powertrain Systems and General Manager, Global Powertrain Products of Delphi Automotive plc (an automotive technology supplier) from 2016 to 2017. Prior to that, Mr. Dorlack served as Executive Vice President – Global Procurement of ZF Friedrichshafen (a technology systems supplier for passenger cars, commercial vehicles and industrial technology) from 2015 to 2016, and Vice President, Global Purchasing, Supplier Development and Logistics of ZF Friedrichshafen from 2013 to 2015.
Mr. Dorlack brings to the Board substantial automotive industry leadership and operational expertise, including significant experience in improving operating performance and efficiencies from his various leadership roles in the automotive industry. Mr. Dorlack also has deep relationships with customers in the automotive industry. Mr. Dorlack has a broad strategic vision for Adient and can offer valuable leadership concerning Adient’s day-to-day operations and business affairs.

Jodi E. Eddy Director since 2023	Age 52 Caucasian / White Female
Senior Vice President and Chief Information Officer of Boston Scientific (a medical technology company) since December 2015. Ms. Eddy has also served as Chief Digital Officer since July 2020 and as Head of Global Shared Services since June 2022. Previously, Ms. Eddy served as Vice President, Information Systems Sales, Marketing and Business Intelligence of Boston Scientific from 2013 to 2015. Prior to joining Boston Scientific, Ms. Eddy held various roles of increasing responsibility with General Electric Company (conglomerate) from 1997 to 2013, ultimately serving as Commercial Chief Information Officer, Oil and Gas.

Ms. Eddy brings to the Board cybersecurity and information technology expertise, as well as management and manufacturing experience, from her various roles leading information security and technology functions at large, international corporations.

Richard Goodman Director since 2016	Age 76 Caucasian / White Male
Retired senior finance executive, PepsiCo, Inc. (a global food and beverage company). Mr. Goodman previously served as Executive Vice President of Global Operations of PepsiCo from 2010 until his retirement in 2011 and as Chief Financial Officer of PepsiCo from 2006 to 2010. He previously served in a variety of senior financial positions at that company, including Chief Financial Officer of PepsiCo International, CFO of PepsiCo Beverages International and General Auditor. Mr. Goodman joined PepsiCo in 1992, having previously worked with W.R. Grace in a variety of global senior financial roles. Mr. Goodman previously served as a director of Johnson Controls, Inc. until 2016, Kindred Healthcare, Inc. until 2018, Pattern Energy Group until 2020 and The Western Union Company until 2023.
Mr. Goodman brings to the Board years of global financial management, risk management and auditing expertise as well as valuable experience in mergers and acquisitions, investment and corporate finance he possesses from his many years of service at large, international corporations. Mr. Goodman also brings to the Board his experience of serving as a director of other global public companies.

José M. Gutiérrez Director since 2019	Age 63 Hispanic / Latino Male
Retired Senior Executive Vice President, Executive Operations, AT&T Services, Inc., a unit of AT&T, Inc. (a leading provider of telecommunications, media and technology services globally). Mr. Gutiérrez served in this role from 2014 to 2016. Previously, he served as President of AT&T Wholesale Solutions, a unit of AT&T, Inc., from 2012 to 2014 and as President and Chief Executive Officer of AT&T Advertising Solutions, a subsidiary of AT&T, Inc., from 2010 to 2012. Mr. Gutiérrez serves as a director, the Chair of the Audit and Finance Committee, and member of the Compensation and Incentives Committee of Denny’s Corporation (a franchised full-service restaurant chain) and serves as a director of Gartner, Inc. (a technological research and consulting firm). Mr. Gutiérrez previously served as a director of Dr. Pepper Snapple Group, Inc. (an integrated brand owner, manufacturer and distributor of non-alcoholic beverages) until 2018.
Mr. Gutiérrez brings to the Board extensive executive leadership experience from his over 25 years at AT&T, including experience leading significant transformations. In addition, Mr. Gutiérrez brings financial acumen and risk management experience developed through his experience in public accounting and his executive experience heading large business units of a publicly-traded company, as well as public company board experience.

Frederick A. “Fritz” Henderson Director since 2016	Age 66 Caucasian / White Male
Chair of the Board of Adient since October 2018 and Principal of The Hawksbill Group (a provider of strategic advisory services) since May 2018. Mr. Henderson served as interim Chief Executive Officer of Adient from June 2018 to September 2018. Mr. Henderson also served as Chairman and Chief Executive Officer of SunCoke Energy, Inc. (a producer of coke, a principal raw material in the blast furnace steelmaking process) and of SunCoke Energy Partners GP LLC (the general partner of SunCoke Energy Partners L.P., the publicly-traded master limited partnership of which SunCoke Energy, Inc. was a sponsor, and a coke producer and coal handling and mixing service company) from 2011 to 2017 and 2013 to 2017, respectively. He served as a Senior Vice President of Sunoco, Inc. until SunCoke’s initial public offering. He previously served in a number of senior management capacities at General Motors, including President and Chief Executive Officer, President and Chief Operating Officer and Vice Chairman and Chief Financial Officer. Mr. Henderson serves as the Lead Independent director and is Chair of the Nominating and Corporate Governance Committee and a member of the Audit Committee of Marriott International, Inc. He is also Chair of the Board of Trustees of the Alfred P. Sloan Foundation. Mr. Henderson previously served as a director of Compuware Corp. and chair of its Audit Committee until 2014, as a director of Horizon Global Corporation and as chair of its Audit Committee until 2022 and as non-executive chair of Arconic Corp. and member of its Governance and Nominating Committee until 2023.
Mr. Henderson brings to the Board his extensive global senior management experience in the automotive and other manufacturing industries. In addition, he is an experienced senior-level executive, with general operations, manufacturing and marketing experience, as well as senior-level strategic planning, business development, financial expertise, managerial, management development and compensation and health, environment, and safety experience.

Barb J. Samardzich Director since 2016	Age 66 Caucasian / White Female
Retired Vice President and Chief Operating Officer, Ford of Europe GmbH (an automotive and mobility company). Ms. Samardzich served in this role from 2013 to 2016. She served as Vice President, Product Development, Ford of Europe GmbH from 2011 to 2013. She previously served as Vice President, Global Product Programs and Vice President, Powertrain Engineering. She held several key leadership roles in Ford’s Product Development organization and served in a variety of positions in Ford’s Powertrain Engineering organization. Prior to joining Ford in 1990, Ms. Samardzich worked as a thermal design engineer in Westinghouse Electric’s nuclear fuels division. Ms. Samardzich serves as Lead Director and is Chair of the Investment and Risk Committee and a member of the Human Resources & Compensation Committee of BRP, Inc. (listed on the Toronto Stock Exchange) and serves as a director and is a member of the Audit Committee and Human Capital Committee of Amogy Inc. (a privately-held clean energy company). Ms. Samardzich previously served as a director of MTS Systems Corporation and as a member of its Compensation Committee until 2017, as a director of Velodyne LiDAR and as a member of its Audit Committee and chair of its Compensation Committee until 2021 and as a director of AB SKF until 2022.
Ms. Samardzich brings to the Board her extensive experience and knowledge of global automotive company operations issues, including manufacturing, quality, product development, purchasing, sustainability, environmental and safety engineering. In addition, she is an experienced senior leader in the automotive industry.

RECOMMENDATION OF THE BOARD: THE BOARD RECOMMENDS YOU VOTE “FOR” EACH NOMINEE.

CORPORATE GOVERNANCE HIGHLIGHTS
Adient believes good governance is a critical element to achieving long-term shareholder value. We are committed to governance policies and practices that serve the long-term interests of Adient and its shareholders. The following table summarizes certain highlights of our current corporate governance practices and policies:

✓ Annual election of all directors
✓ Majority voting for directors
✓ 89% of Board is independent
✓ 55% of Board is gender (33%) or racially/ethnically (22%) diverse
✓ Board Chair and Chief Executive Officer (“CEO”) roles separated
✓ Independent Board Chair
✓ Proxy access right granted to shareholders

✓ Audit, Human Capital and Compensation and Corporate Governance Committees composed entirely of independent directors
✓ Executive sessions of independent directors regularly held at Board meetings
✓ Annual Board, committee and director evaluations
✓ Share ownership guidelines for directors and executives
✓ Commitment to corporate sustainability

CORPORATE GOVERNANCE
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines that provide a framework for the effective governance of Adient. These guidelines address matters such as the Board’s duties and responsibilities, director independence, Board structure and operation, director criteria and qualifications, Board succession planning, Board compensation, management evaluation and succession, Board orientation and training and the ethical conduct of Adient’s directors, officers and employees. The Corporate Governance Committee regularly reviews developments in corporate governance and updates the Corporate Governance Guidelines and other governance materials as it deems necessary and appropriate.
Board Leadership Structure
Adient’s Corporate Governance Guidelines provide the Board with the flexibility to determine whether the Chair and CEO roles should be separate or combined based upon Adient’s needs and the Board’s assessment of Adient’s leadership. The Board periodically evaluates whether the best interests of Adient’s shareholders are served if the roles of the Chair and CEO are separate or combined.
The Board believes that having an independent director serve as Chair is the appropriate leadership structure for Adient at this time because it allows our CEO to focus on executing our strategic plan and managing our operations and performance, while allowing the Chair to focus on the effectiveness of the Board. The Board recognizes that no single leadership model is right for all companies at all times and, as noted above, may re-evaluate its leadership structure in the future.
Executive Sessions
The Board requires executive sessions of the independent directors at least twice annually. During these executive sessions, the independent Chair has the responsibility, among other things, to lead and facilitate the meeting and discussion of matters on the agenda. The Board regularly held executive sessions in fiscal year 2024, with the independent Chair, Mr. Henderson, chairing these sessions.
Board Oversight of Risk
Adient’s Board, as a whole or through its committees, oversees an enterprise-wide approach to risk management that is intended to achieve Adient’s long-term strategic and organizational objectives and enhance shareholder value. Management is responsible for the day-to-day management of the risks that Adient may face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In this risk oversight role, the Board is responsible for ensuring that the risk management framework, and any supporting processes implemented by management, are adequate and functioning as designed.
Although the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. The Board and its committees exercise their risk oversight function by carefully evaluating the reports they receive from management and by engaging in discussions with management regarding areas of particular interest or significance. Each of the Board’s committees is responsible for oversight of risk management practices for categories of top risks relevant to committee functions, which are set forth below. The Board also considers the significant risks to Adient during its reviews of corporate strategy and business plans.

The following table summarizes the primary areas of risk oversight of the Board and its committees:

Board/Committee	Primary Areas of Risk Oversight
Full Board
The Board oversees matters that may present a material risk to Adient’s operations, plans, prospects or reputation, including the risks and exposures associated with significant capital expenditures, acquisitions and divestitures, management succession and development planning, major litigation and regulatory exposures, as well as the strategic, financial and execution risks and exposures associated with the annual operating plan, including those in the areas of sustainability and environmental, social and governance matters.

Audit Committee
The Audit Committee reviews major risk exposures relating to financial reporting, tax, treasury, internal controls, information technology security (including cybersecurity risk oversight and data privacy with regular reports to the Board) and legal and regulatory matters, and the steps Adient will take, and has taken, to detect, monitor and actively manage such exposures. The Audit Committee also conducts a review with Adient’s Chief Legal and Human Resources Officer of legal, compliance and regulatory matters that could have a material impact on Adient’s financial statements or Adient’s business, including material notices to or inquiries received from governmental agencies.

Corporate Governance Committee
The Corporate Governance Committee reviews the risks and exposures relating to Adient’s corporate governance, director independence, conflicts of interest, ethics and compliance, director compensation program, director candidates and succession planning programs and policies. The Committee also oversees Adient’s sustainability strategies, initiatives, policies and practices, as well as the Company’s public disclosures of sustainability matters.

Human Capital and Compensation Committee	The Human Capital and Compensation Committee oversees the risks and exposures associated with leadership assessment, management succession planning, recruiting, retention and executive compensation programs and arrangements, including Adient’s incentive plans, as well as human capital and diversity, equity and inclusion policies and strategies, including periodically reviewing trends and key metrics.
Management’s Role in Risk Oversight. Adient’s management supports the Board and its committees in Adient’s enterprise-wide approach to risk management. Adient has embedded an enterprise risk management (“ERM”) program across its core business, which is aligned with initiatives that involve the Audit Committee, executive management and other personnel. The ERM program’s goal is to foster a culture of risk awareness to enhance Adient’s ability to achieve its mission, vision, strategic objectives and strengthen its competitive position. The ERM program has been designed to identify, assess, prioritize and manage major risk exposures that could affect Adient’s ability to execute on its corporate strategy and fulfill its business objectives. The ERM program has also been structured to enable the Audit Committee and management to collectively review the effectiveness of Adient’s risk management practices and capabilities, Adient’s risk exposure and risk tolerance and to elevate key risks to the Board.
Adient’s Vice President of Internal Audit is responsible for Adient’s internal audit function and supports the facilitation of Adient’s enterprise-wide risk management framework through risk assessment, monitoring and reporting. The Vice President of Internal Audit reports directly to the Audit Committee, and the Audit Committee reviews and evaluates the Vice President of Internal Audit’s appointment, compensation and performance. The Vice President of Internal Audit facilitates the Audit Committee’s review and approval of the internal audit plan and provides regular reporting on audit activities. In addition, through consultation with management, the Vice President of Internal Audit periodically assesses the major risks facing Adient and coordinates with the members of management responsible for such risks. The executive responsible for managing a particular risk may also be required to report to the Audit Committee on how the risk is being managed and the progress towards any agreed-upon risk mitigation goals.
Board Independence
The Board annually determines the independence of each director and nominee for election as a director based on a review of the information provided by the directors and nominees as well as a survey by Adient’s legal and finance departments. The Board makes these determinations under the NYSE Listed Company Manual’s independence standards and Adient’s Corporate Governance Guidelines. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with Adient.
Following such evaluation, the Board affirmatively determined by resolution that the following directors are independent: Julie L. Bushman, Peter H. Carlin, Ricky T. Dillon (term ending immediately following the Annual General Meeting), Jodi E. Eddy, Richard Goodman, José M. Gutiérrez, Frederick A. Henderson and Barb J. Samardzich.
Board Succession Plan
The Board succession plan is generally outlined in the Corporate Governance Committee Charter and Corporate Governance Guidelines to maintain effective shareholder representation. As part of the Board’s succession planning, the Board regularly reviews the composition of the Board and assesses the balance of knowledge, experience, skills, expertise, tenure and diversity that is appropriate for the Board as a whole.
Board, Committee and Director Evaluations
Each year, the Board conducts an evaluation of itself, its committees and, as discussed below, each director to determine their respective effectiveness. The Corporate Governance Committee determines annually the manner of these evaluations to ensure that the Board and its committees receive accurate and insightful information.

Attendance at Annual General Meetings
The Board expects, but does not require, all directors to attend the annual general meetings of shareholders. Directors may attend the meeting by any means permitted under applicable law, including by remote participation. All directors serving at the time attended the 2024 Annual General Meeting.
Shareholder / Other Interested Party Communication with the Board
Adient encourages shareholders and other interested parties to communicate with its directors. Adient’s Corporate Governance Guidelines provide for general communications to the Board or any individual Board member to be sent to c/o Adient plc, Attn: Executive Vice President, Chief Legal and Human Resources Officer, and Corporate Secretary, 49200 Halyard Drive, Plymouth, Michigan 48170. Adient’s Office of the Secretary will open and screen these communications for security purposes and for relevance in the directors’ capacities as directors.
Director Nominee Selection and Evaluation
The Corporate Governance Committee develops criteria and qualifications for directors and director candidates that the Board reviews and approves annually. The Corporate Governance Committee has a process under which it identifies and evaluates all director candidates properly nominated as required by Adient’s Corporate Governance Guidelines. The Corporate Governance Committee will consider nominee recommendations from a variety of sources, including nominees recommended by shareholders. The Corporate Governance Committee might, from time to time, retain an executive search firm for a fee to help facilitate the identification, screening and interview process of director nominees. The Corporate Governance Committee expects that qualified candidates will have high-level managerial experience in a relatively complex organization or be accustomed to dealing with complex problems, and will be able to represent the interests of the shareholders as a whole rather than special interest groups or constituencies. The Corporate Governance Committee believes that diverse candidates should be included in every search for director candidates.
The Corporate Governance Committee uses the following criteria and qualifications, among others, to evaluate any director candidate’s capabilities to serve as a member of the Board:

• Board Attendance and Engagement
• Independence
✓ Board
✓ Committees
• Other Time Demands
✓ Employment
✓ Other Boards
✓ Other Matters
• Conflicts
✓ Competitor
✓ Key Supplier
✓ Key Customer
• Diversity
✓ Ethnic
✓ Gender

• Industry Sector Experience / Expertise
✓ Automotive
✓ Industrial Manufacturing
✓ Technology / Engineering
✓ Asia / China
• Functional Experience / Expertise
✓ Current / Recent CEO
✓ Operating Experience
✓ Finance Experience
✓ Mergers and Acquisitions
✓ Information Technology Strategy
✓ Cybersecurity
✓ International Exposure
✓ Engineering / Product Development
✓ Regulatory / Government / Legal
✓ Capital Markets
✓ Sustainability
✓ Human Capital Management

The Corporate Governance Committee also reviews the qualifications of any candidate with those of current directors to determine coverage and gaps in experience in related industries and functional areas. The Corporate Governance Committee will consider the criteria and qualifications noted above in selecting nominees for directors, including members from diverse backgrounds and perspectives who combine a broad spectrum of experience and expertise.
The Corporate Governance Committee is also responsible for developing a process and form of evaluation for use in evaluating director nominees and conducting such an evaluation prior to any director’s nomination for reelection to serve on the Board, and plans to do so prior to future annual general meetings.

Board Skills and Expertise
The Board believes that having a mix of complementary experiences, qualifications, attributes and skills is necessary to meeting its oversight responsibility. The Board regularly evaluates its composition against the needs and strategies of the Company so that it can effectively identify director nominees with relevant experience. The skills matrix below summarizes some of the skills and expertise of the Board that we believe support Adient’s current business and strategy.

Director Nominee Skills and Qualifications	Bushman	Carlin	Dorlack	Eddy	Goodman	Gutiérrez	Henderson	Samardzich
Senior Executive Leadership Experience	◆	◆	◆	◆	◆	◆	◆	◆
Automotive / Industrial Manufacturing Experience	◆		◆				◆	◆
Financial Literacy (*Audit Committee Financial Expert)	◆	◆	◆	◆	◆*	◆*	◆*	◆
Global / International	◆		◆	◆	◆	◆	◆	◆
Strategic Planning	◆	◆	◆	◆	◆	◆	◆	◆
Technology and Information Security	◆			◆
Sustainability		◆		◆		◆
Culture and Human Capital Management	◆		◆	◆				◆
Regulatory / Legal / Government						◆
Demographics
Years on the Board	8	6	1	1	8	5	8	8
Age	63	52	44	52	76	63	66	66
Gender	F	M	M	F	M	M	M	F
Ethics Policy
Adient has adopted an Ethics Policy that requires all its business activities to be conducted in compliance with laws, regulations and ethical principles and values. All directors, officers and employees of Adient are required to read, understand and abide by the requirements of the Ethics Policy. Adient’s salaried employees receive training about the Ethics Policy and certify on an annual basis their compliance with the Ethics Policy. The Ethics Policy is accessible on Adient’s website at http://investors.adient.com/corporate-governance/governance-documents. Any waiver of the Ethics Policy for directors or executive officers may be made only by the Board. Adient will disclose any amendment to, or waiver from, a provision of the Ethics Policy for the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on Adient’s website.

Insider Trading Policy
Adient has an Insider Trading Policy governing the purchase, sale and/or other dispositions of our securities by our directors, officers, employees and related persons that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our Insider Trading Policy, as amended to date, is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2024.
Corporate Sustainability Commitment
Adient and its Board believe that a commitment to positive sustainability-related business practices strengthens our Company, increases our connection with our shareholders, helps us better serve our customers and the communities in which we operate and fosters employee engagement at all levels. As part of our enterprise-wide approach to risk management and our strategies for long-term value creation, the Board and management monitor long-term risks and opportunities that may be impacted by sustainability issues and establish ongoing goals and strategies to address such risks and opportunities. Additional information about Adient’s corporate sustainability efforts is available on our website at https://www.adient.com/about-us/sustainability. We expect that our 2024

Sustainability Report will be made available at the same address on or around January 28, 2025. However, we are not including the information contained on, or that can be accessed through, our website as part of, or incorporating it by reference into, this Proxy Statement.
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Procedures for Approval of Related Person Transactions
The Board has adopted a written policy for the review of related person transactions. For purposes of the policy, a related person transaction includes transactions in which (i) the amount involved is more than $120,000, (ii) Adient is a participant and (iii) any related person has a direct or indirect material interest. The policy defines a “related person” to include directors, nominees for director, executive officers and their respective immediate family members. Pursuant to the policy, all related person transactions must be reviewed and, if determined to be appropriate, approved by the Audit Committee. In the event that a member of the Audit Committee has an interest in a related person transaction, the transaction must be approved by the disinterested members of the Audit Committee. The Audit Committee did not consider any related person transactions in fiscal year 2024.
In deciding whether to approve a related person transaction, the Audit Committee considers the following factors:
•    whether the terms of the transaction are (i) fair to Adient and (ii) at least as favorable to Adient as would apply if the transaction did not involve a related person;

•    whether there are demonstrable business reasons for Adient to enter into the transaction;
•    whether the transaction would impair the independence of an outside director under Adient’s director independence standards; and
•    whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the related person, the direct or indirect nature of the related person’s interest in the transaction, the ongoing nature of any proposed relationship and any other factors the Audit Committee deems relevant.

BOARD AND COMMITTEE INFORMATION
Board Structure and Meetings
The Board is currently comprised of nine directors, eight of whom are independent. After Mr. Dillon’s term ends immediately following the Annual General Meeting, the Board will be comprised of eight directors, seven of whom are independent. Mr. Henderson serves as our independent Chair of the Board.
In fiscal year 2024, the Board held a total of eight meetings. Each director attended at least 75% of the aggregate total number of Board meetings and Board committee meetings of which he or she was a member and eligible to attend.
Committee Membership as of January 22, 2025

Director	Committee
	Audit	Human Capital and Compensation	Corporate Governance	Executive
Julie L. Bushman	Member	Member
Peter H. Carlin		Member	Member
Ricky T. Dillon*	Member	Member
Jerome J. Dorlack				Member
Jodi E. Eddy	Member		Member
Richard Goodman	Chair		Member	Member
José M. Gutiérrez	Member		Chair	Member
Frederick A. Henderson				Chair
Barb J. Samardzich		Chair	Member	Member
* Term and committee membership ending immediately following the Annual General Meeting.
Committees of the Board of Directors
Our Board has the following standing committees: an Audit Committee, a Human Capital and Compensation Committee, a Corporate Governance Committee and an Executive Committee. The Audit Committee, Human Capital and Compensation Committee and Corporate Governance Committee are each composed entirely of independent directors.
Audit Committee. Each Audit Committee member is financially literate and independent in accordance with the rules and regulations of the NYSE and the SEC. Messrs. Dillon (term ending immediately following the Annual General Meeting), Goodman and Gutiérrez are each an “audit committee financial expert” as defined by the SEC. The primary responsibilities of the Audit Committee are as follows:
•    Review and discuss the audited consolidated financial statements with management and Adient’s independent registered public accounting firm for inclusion of the financial statements and related disclosures in Adient’s Annual Report on Form 10-K;
•    Review and discuss with management and Adient’s independent registered public accounting firm Adient’s quarterly consolidated financial statements and disclosures and earnings press releases;
•    Review and advise the Board with respect to the effectiveness of Adient’s system for monitoring compliance with laws and regulations;
•    Review with Adient’s Chief Legal and Human Resources Officer legal matters that may have a material impact on the consolidated financial statements and any material notices or inquiries received from regulators or governmental agencies regarding compliance;
•    Review the activities of Adient’s Internal Audit department, the significant findings from completed audits and the actions Adient’s management is taking in response to those audits;
•    Review major financial risk exposures and management’s plans to monitor and control such exposures;

•    Review of information technology strategies and plans, including the review of cybersecurity and privacy risks and risk mitigation efforts; and
•    Maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.
Finally, cybersecurity is a critical part of risk management for the Company. The Audit Committee appreciates the rapidly evolving nature of threats presented by cybersecurity incidents and is committed to the prevention, timely detection and mitigation of the effects of any such incidents on the Company. With respect to cybersecurity, the Audit Committee receives regular reports from management, including updates on the internal and external cybersecurity threat landscape, incident response, assessment and training activities and relevant legislative, regulatory and technical developments.
The Audit Committee held nine meetings during our 2024 fiscal year.
Human Capital and Compensation Committee. The primary responsibilities of the Human Capital and Compensation Committee are as follows:
•    Evaluate and recommend the CEO to the Board;
•    Recommend to the Board the selection and retention of officers and key employees;
•    Recommend to the Board matters of CEO and management succession, which are currently reviewed on an annual basis with the full Board for officers and key employees and with the independent directors for the CEO;
•    Review and approve compensation and compensation-related objectives for senior executives;
•    Administer and approve amendments to the executive compensation plans except for such amendments that require Board approval;
•    Oversee policies and strategies, as well as review trends and key metrics, related to broad human capital management matters, including but not limited to diversity, equity and inclusion matters; and
•    Assess on an annual basis the independence of its compensation consultants, outside legal counsel and other compensation advisers.
The Human Capital and Compensation Committee Charter adopted by the Board permits the committee to, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. The Human Capital and Compensation Committee held six meetings during our 2024 fiscal year.
Corporate Governance Committee. The primary responsibilities of the Corporate Governance Committee are to:
•    Develop guidelines and criteria for the qualifications of directors and make related recommendations to the Board for approval;
•    Select, and recommend to the Board, qualified director candidates, including consideration of any candidates submitted by shareholders in accordance with Adient’s organizational documents;
•    Consider, and recommend to the Board, the size and composition of the Board;
•    Oversee Adient’s sustainability strategies, initiatives, policies and practices, as well as the Company’s public disclosures of sustainability matters;
•    Develop, and recommend to the Board, standards for director independence and financial expertise; and
•    Review and recommend to the Board the overall compensation program for directors, including committee member and chair retainers.
In addition to recommending director candidates, the Corporate Governance Committee has established procedures for the oversight and evaluation of the Board, will review correspondence received from shareholders and will review on an annual basis Adient’s Corporate Governance Guidelines to be adopted by the Board. The Corporate Governance Committee held three meetings during our 2024 fiscal year.

Executive Committee. The primary function of the Executive Committee is to exercise all of the powers of the Board when the Board is not in session, as the law permits and subject to certain limitations specified in the Executive Committee Charter. The Executive Committee did not meet during our 2024 fiscal year.
Human Capital and Compensation Committee Interlocks and Insider Participation
There are no interlocks among the Human Capital and Compensation Committee members and Adient.

PROPOSAL TWO:
RATIFICATION, BY NON-BINDING ADVISORY VOTE, OF THE APPOINTMENT OF ADIENT’S
INDEPENDENT AUDITOR FOR FISCAL YEAR 2025 AND AUTHORIZATION, BY BINDING VOTE,
OF THE BOARD, ACTING THROUGH THE AUDIT COMMITTEE, TO SET THE AUDITORS’ REMUNERATION
The Audit Committee appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2025. We ask that you ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for fiscal year 2025 and that you authorize the Board, acting through the Audit Committee, to set the auditors’ remuneration.
PricewaterhouseCoopers LLP has audited our financial statements for fiscal year 2024.
We expect representatives of PricewaterhouseCoopers LLP to be present at the Annual General Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions. If shareholders do not ratify the appointment, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent auditor for the following fiscal year. Even if shareholders ratify the selection, the Audit Committee, in its discretion, may select a new independent auditor at any time during the year if it believes that such a change would be in our best interest. Authorization of the Board of Directors, acting through the Audit Committee, to set the independent auditors’ remuneration requires the affirmative vote of a majority of votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy.
Accordingly, the following resolution will be submitted to our shareholders for approval at the Annual General Meeting:
RESOLVED, that the appointment of PricewaterhouseCoopers LLP as the independent auditor of Adient plc is hereby ratified and that the Board of Directors, acting through the Audit Committee, is hereby authorized to set the auditors’ remuneration.

RECOMMENDATION OF THE BOARD: THE BOARD RECOMMENDS YOU VOTE “FOR” THIS PROPOSAL.

AUDIT COMMITTEE REPORT
The Audit Committee is comprised of Mr. Goodman (Chair), Ms. Bushman, Mr. Dillon (term ending immediately following the Annual General Meeting), Ms. Eddy and Mr. Gutiérrez, all independent, non-employee directors. It operates pursuant to a written charter adopted by the Board, which is available on our website at http://investors.adient.com/corporate-governance/governance-documents.
The Board has the ultimate authority for effective corporate governance, including the role of oversight of the management of the Company. The Audit Committee’s purpose is to assist the Board in fulfilling its responsibilities by overseeing our accounting and financial reporting processes, the audits of our consolidated financial statements and internal controls over financial reporting, the qualifications and performance of the independent registered public accounting firm engaged as our independent auditor and the performance of our internal auditors. The Audit Committee relies on the expertise and knowledge of management, the internal auditors and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation and integrity of our consolidated financial statements, accounting and financial reporting principles, internal controls over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In addition, management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of our system of internal controls.
The Audit Committee selects our independent registered public accounting firm for each fiscal year. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of the consolidated financial statements and for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. Our independent registered public accounting firm is also responsible for expressing an opinion on the effectiveness of our internal controls over financial reporting. The Audit Committee monitors the independence of PricewaterhouseCoopers LLP, which includes a review of the relationships between the independent registered public accounting firm and Adient. After reviewing the relationships and discussing them with management, the Audit Committee assesses PricewaterhouseCoopers LLP’s overall relationship with Adient, as well as their objectivity and independence. Based on its review, the Audit Committee is satisfied with the auditors’ independence.
The Audit Committee fulfills its duties and responsibilities as outlined in its charter, by specifically, among other actions:
•    reviewing and discussing with management and the independent auditor our consolidated financial statements and related periodic reports filed with the SEC;
•    reviewing with management, the independent auditor and the internal auditor, management’s assessment of the effectiveness of our internal controls over financial reporting, and the effectiveness of our internal controls over financial reporting;
•    reviewing with the independent auditor, management and the internal auditor, as appropriate, the audit scope, and plans of both the independent auditor and internal auditor;
•    meeting in executive sessions with each of the independent auditor, management and the internal auditor;
•    discussing with PricewaterhouseCoopers LLP those matters that are required to be discussed by the Public Company Accounting Oversight Board’s (“PCAOB”) Auditing Standard No. 1301, Communication with Audit Committees; and
•    receiving the annual letter from PricewaterhouseCoopers LLP provided to the Audit Committee pursuant to PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, confirming their independence.
The Audit Committee has reviewed and discussed with our management and independent auditor our audited consolidated financial statements and related footnotes for the fiscal year ended September 30, 2024, and the independent auditor’s report on those financial statements. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. PricewaterhouseCoopers LLP presented the matters required to be discussed with the Audit Committee by PCAOB Standards and SEC Regulations. This review included a discussion with management and the independent auditor about the quality (not merely the acceptability) of our accounting principles, the reasonableness of significant estimates and judgments and the disclosures in our financial statements, including the disclosures relating to critical accounting policies. PricewaterhouseCoopers LLP also has confirmed to the Audit Committee in writing, as required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, that, in its professional judgment, it is independent of Adient under all relevant professional and regulatory standards.

Relationship with Independent Auditors
The following table presents fees for professional services rendered to Adient by PricewaterhouseCoopers LLP for the fiscal years ended September 30, 2024 and September 30, 2023.

(amounts in 000’s)	Fiscal Year 2024	Fiscal Year 2023
Audit Fees(1)	$7,485	$7,502
Audit-Related Fees(2)	$312	$155
Tax Fees(3)	$53	$211
All Other Fees(4)	$69	$83
Total	$7,919	$7,951
(1)    Audit fees include professional services rendered for the audit of Adient’s annual financial statements and internal control over financial reporting, statutory and subsidiary audits and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.
(2)    Audit related fees include assurance services related to special reports including those performed under specified attestation standards.
(3)    Tax fees consist of professional services for tax compliance, tax planning and advice, assistance with tax audits, and tax advice related to transfer pricing matters.
(4)    All other fees primarily represent assurance related services associated with non-financial reporting topics, subscriptions to technical resources, and generic knowledge sharing, survey participation and training seminars related to accounting, reporting and general business matters.
The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm. These procedures include reviewing a budget for audit and permitted non-audit services. The budget includes a description of and a budgeted amount for particular categories of non-audit services that are recurring in nature and, therefore, anticipated at the time the budget is submitted. Audit Committee approval is required to exceed the budget amount for a particular category of non-audit services and to engage the independent registered public accounting firm for any non-audit services not included in the budget. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on registered public accounting firm independence and whether the provision of non-audit services by the independent registered public accounting firm is compatible with the firm’s independence.
The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems risk profile, as well as whether the services enhance Adient’s ability to manage or control risks and improve audit quality. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee.
The Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by the Audit Committee.
Based on its review of the discussion referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K.
Richard Goodman, Chair
Julie L. Bushman
Ricky T. Dillon
Jodi E. Eddy
José M. Gutiérrez
Members, Audit Committee

PROPOSAL THREE:
APPROVAL, ON AN ADVISORY BASIS, OF
ADIENT’S NAMED EXECUTIVE OFFICER COMPENSATION
SEC rules require us to seek your approval on an advisory basis of our named executive compensation program, as described in the Compensation Discussion and Analysis, related compensation tables and narrative discussion of this Proxy Statement. This vote is not intended to address any specific items of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and procedures described in this Proxy Statement. This vote is advisory and not binding on Adient, the Human Capital and Compensation Committee or the Board. However, as the vote is an expression of our shareholders’ views on a significant matter, the Human Capital and Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.
As described in the Compensation Discussion and Analysis section, decisions regarding executive compensation are guided by our philosophy, which is built on the following principles:
•    Align the interests of executive officers with those of shareholders in a manner that does not encourage excessive risk-taking;
•    Pay for performance and the achievement of strategic, financial and leadership objectives;
•    Design awards to drive the achievement of strategic business objectives that increase shareholder value;
•    Keep compensation competitive to retain, motivate and attract an executive team that continues to drive success; and
•    Maintain compensation practices aligned with our peer group and the automotive industry and reflective of global business conditions.
We encourage shareholders to read the Compensation Discussion and Analysis, which describes our fiscal year 2024 business results, compensation program decisions and pay for performance alignment. We believe that the information we have provided in this Proxy Statement demonstrates that we have designed our executive compensation program appropriately and that it is working to build long-term shareholder value, deliver sustained, strong business and financial results and attract, motivate and retain a highly qualified and effective executive team. We currently hold advisory votes on the compensation of our named executive officers on an annual basis and intend to hold the next such vote at the 2026 Annual General Meeting.
Accordingly, the following resolution will be submitted to our shareholders for approval at the Annual General Meeting:
RESOLVED, that the compensation paid to Adient’s named executive officers, as disclosed in the Proxy Statement for the 2025 Annual General Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and the accompanying compensation tables and narrative discussion, is hereby approved on an advisory basis.

RECOMMENDATION OF THE BOARD: THE BOARD RECOMMENDS YOU VOTE “FOR” THIS PROPOSAL.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
The Human Capital and Compensation Committee, in consultation with management and its independent compensation consultant, oversees Adient’s executive compensation philosophy and reviews and approves compensation for executive officers. In this section, we describe and analyze the material components of the executive compensation programs for the named executive officers (“NEOs”), the material compensation decisions made by the Human Capital and Compensation Committee and the key factors considered in making those decisions.
The following individuals were Adient’s NEOs for fiscal year 2024 (October 1, 2023 through September 30, 2024):
•Jerome J. Dorlack, President and Chief Executive Officer
•Mark A. Oswald, Executive Vice President and Chief Financial Officer
•Jian James Huang, Executive Vice President, APAC
•Heather M. Tiltmann, Executive Vice President, Chief Legal and Human Resources Officer, and Corporate Secretary
•James D. Conklin, Executive Vice President, Americas
•Douglas G. Del Grosso, Former President and Chief Executive Officer
Mr. Dorlack served as Adient’s Executive Vice President and Chief Financial Officer for the first part of fiscal year 2024 until he became President and Chief Executive Officer effective as of January 1, 2024 following Mr. Del Grosso’s retirement as President and Chief Executive Officer and a director of Adient effective December 31, 2023. Mr. Oswald served as Adient’s Vice President, Treasurer, Investor Relations and Corporate Communications for the first part of fiscal year 2024 until he became Executive Vice President and Chief Financial Officer effective as of January 1, 2024.
Message from the Human Capital and Compensation Committee

In fiscal year 2024, the Company drove performance through disciplined focus on commercial margin, operational efficiency and lower selling, general and administrative (SG&A) expenses. The high level of execution allowed the Company to offset a significant portion of industry headwinds from lower-than-expected customer volumes.

The Company’s strong balance sheet and free cash flow conversion allowed Adient to repurchase approximately 10% of outstanding shares at the beginning of fiscal year 2024. Adient has deployed nearly $275 million throughout fiscal year 2024 into share repurchases, buying 9.4 million shares. By repurchasing shares, Adient not only returns value to shareholders but also signals confidence in the Company’s future.

During fiscal year 2024, the Chair of the Board and I, along with Adient representatives, invited our top shareholders to engage and provide feedback on a number of topics, including executive compensation. We received positive feedback on Adient’s executive compensation plan metrics and structure. We continued to strengthen the alignment of executive compensation with the interests of Adient’s shareholders. For example, the Committee amended and restated the Executive Incentive Compensation Recoupment Policy to reflect discretionary recoupment triggers for certain types of misconduct.

A variety of customer and automotive industry awards demonstrated Adient’s commitment to excellence. The Company and its employees were recognized with 85 awards in fiscal year 2024. Highlights included the GM Supplier of the Year Award, GM Overdrive Award, multiple JD Power awards for seat quality satisfaction, FAW-Toyota Quality Excellence Award, Mercedes Benz Supplier Appreciation Award, Toyota Supplier of the Year Brazil, Toyota Superior Award for Diversity, Toyota VAVE Award, Mitsubishi Excellence Award with Zero Defects, Best Supplier Award – Ford Otosan, China’s sHero Best Practices Award for Diversity Equity & Inclusion, WeConnect 2024 Top Global Champions for Diversity Equity & Inclusion and others.
On behalf of the Human Capital and Compensation Committee, I want to thank the Company’s shareholders for their continued engagement, support and investment in Adient.
Barb J. Samardzich
Human Capital and Compensation Committee
Barb J. Samardzich, Chair
Julie L. Bushman
Peter H. Carlin
Ricky T. Dillon

Compensation Design
The overarching goal is to reward all employees for delivering exceptional performance, building sustainable shareholder value and helping us achieve our corporate goals. The intent of our executive compensation program is to align with the following objectives and philosophies:

Objectives	Philosophies

✓ Reward shareholder value creation over the long-term

✓ Deliver sustained, strong business and financial results through a focus on capital allocation (return on capital), earnings before interest and taxes, cash flow, shareholder value and profitable growth

✓ Attract, retain and motivate a highly qualified and effective executive team

✓ Align the interests of executive officers with those of shareholders in a manner that does not encourage excessive risk-taking

✓ Pay for performance and the achievement of strategic, financial and leadership objectives

✓ Design awards to drive the achievement of strategic business objectives that increase shareholder value

✓ Keep compensation competitive to retain, motivate and attract an executive team that continues to drive success

✓ Maintain compensation practices aligned with our peer group and the automotive industry and reflective of global business conditions

In determining our executive compensation programs and policies, the Human Capital and Compensation Committee considers shareholder interests, market-best practices and market norms. The Human Capital and Compensation Committee generally seeks to establish target compensation for our NEOs competitive with the medians of the market and our Compensation Peer Group, which is described below under the heading “Role of the Compensation Peer Group.” Salaries vary in relation to each executive’s specific role, level of expertise and performance over time, and consider that certain Adient leaders are responsible for the oversight and leadership of our joint ventures. We let performance against established goals dictate where actual compensation falls versus the market.
The following factors continued to guide the Human Capital and Compensation Committee’s executive compensation decisions in fiscal year 2024:
•    Executive compensation program objectives and philosophies
•    Financial performance
•    Recommendations of the CEO for other NEOs
•    Evaluation of CEO performance relative to business objectives
•    Assessment of risk management, including avoidance of unnecessary or excessive risk-taking to ensure long-term shareholder value
•    Shareholder input from outreach activities and the prior year’s say-on-pay vote
•    Advice of independent compensation consultants
•    Market pay practices
•    Current and historical compensation
Aligning Pay and Performance
Pay for performance is key to our executive compensation philosophy. To ensure that we adhere to this principle, we consider the degree of alignment of total incentive compensation to business results, including the level of Adjusted EBITDA, Free Cash Flow, Return on Sales, Cumulative Free Cash Flow and TSR.
NEO Pay Mix
To align our NEOs’ compensation with Adient’s performance, our pay mix places the greatest emphasis on performance-based incentives. A significant majority of target compensation (92% for CEO (Mr. Dorlack) and 78% of the average of our other NEOs, excluding Mr. Del Grosso) for fiscal year 2024 was variable or at risk, meaning that it was either contingent upon the achievement of performance goals or that its value was dependent on the trading price of our ordinary shares.

CEO: 92% Pay “At Risk”	NEO: 78% Pay “At Risk”

2024 CEO Pay Mix
8%
11%
49%
32%
92%
Base Salary
Target AIP
LTI RSU
LTI PSU
Performance Based

2024 NEO
Pay Mix
22%
19%
35%
24%
78%
Base Salary
Target AIP
LTI RSU
LTI PSU
Performance Based

The pay mix shown above does not reflect the reduction in base salary or the corresponding RSUs granted in connection with the limited salary reduction program during fiscal year 2024 as described below under “Analysis of Fiscal Year 2024 Compensation – Base Salary.”

Determining Fiscal Year 2024 Compensation
Adient’s business is integrally linked to the global automotive industry, which is highly cyclical and subject to volatile results. NEO pay mix and levels for fiscal year 2024 were aligned with market practice, targeting the market median. Given the nature of our industry, we continue to evaluate appropriate positioning to market to ensure we are able to engage, motivate and retain key talent, while balancing shareholder interests. To reinforce this, we have adopted important policies that guide our compensation practices for fiscal year 2024, as summarized below:

We Do...		We Do Not...
☑	Enforce Share Ownership Guidelines for NEOs	☒	Provide tax gross-ups
☑	Formally assess risk within the executive compensation program	☒	Provide single-trigger change-of-control arrangements
☑	Maintain an Executive Incentive Compensation Recoupment Policy that includes a trigger for misconduct	☒	Reward executives without a link to performance
☑	Set incentive plan targets that consider both internal strategic objectives as well as external context for performance expectations	☒	Provide excessive perquisites
☑	Annually review the link between executive pay and performance	☒	Pay dividends on unearned performance-based share units
☑	Maintain double-trigger change-of-control arrangements with no excise tax gross-ups	☒	Reprice stock options
☑	Ensure the independence of the committee members and the advisors who report to them
☑	Implement a strong shareholder engagement process
☑	Prohibit pledging and hedging transactions with respect to Adient shares

Role of the Human Capital and Compensation Committee
At the end of fiscal year 2024, the Human Capital and Compensation Committee was comprised of four independent directors.
The Committee members reviewed and approved the executive compensation program and determined the appropriate level of compensation for executives, including the NEOs. As an initial guideline, the Human Capital and Compensation Committee set the total direct compensation opportunity (base salary, annual incentive target and long-term incentive target) for each executive to approximately the 50th percentile of the Compensation Peer Group.
The Human Capital and Compensation Committee generally determined the NEOs’ compensation based upon a desire to link compensation to the objectives of our executive compensation programs. In addition, when determining the overall compensation of NEOs, including base salaries and annual incentive and long-term incentive amounts, the Human Capital and Compensation Committee considered, in a subjective manner, a number of factors it deemed important, as outlined above.

The Human Capital and Compensation Committee made the compensation decisions for the NEOs other than the CEO for the fiscal year 2024 annual compensation elements. In doing so, the Committee considered the recommendations of Mr. Del Grosso, who was serving as CEO at the time, and carefully reviewed the appropriate performance information, market compensation data and shareholder input.
The Human Capital and Compensation Committee recommended Mr. Del Grosso’s compensation to the independent directors of the full Board after a careful review of appropriate performance information, market compensation data and shareholder input, and the full Board took final action.
In connection with the appointment of Mr. Dorlack to succeed Mr. Del Grosso as President and CEO effective January 1, 2024, the Human Capital and Compensation Committee worked with its independent compensation consultant to determine appropriate changes to Mr. Dorlack’s compensation to reflect his new role and responsibilities and data relating to compensation for similarly situated executives in the Compensation Peer Group, and recommended to the independent directors of the full Board that, effective January 1, 2024, Mr. Dorlack’s annual base salary be increased to $950,000; his target bonus award for fiscal year 2024 under our Annual Incentive Plan be increased to 155% of his annual base salary; and his target award for fiscal year 2024 established pursuant to our Long-Term Incentive Plan be a prorated amount equal to $7,250,000 in the aggregate. The full Board approved these changes.

In connection with the appointment of Mr. Oswald as Executive Vice President and Chief Financial Officer effective January 1, 2024, the Human Capital and Compensation Committee worked with its independent compensation consultant to determine appropriate changes to Mr. Oswald’s compensation to reflect his new role and responsibilities and data relating to compensation for similarly situated executives in the Compensation Peer Group, and approved the following changes to Mr. Oswald’s compensation effective January 1, 2024: his annual base salary was increased to $600,000; his target bonus award for fiscal year 2024 under our Annual Incentive Plan was increased to 100% of his annual base salary; and his target award for fiscal year 2024 established pursuant to our Long-Term Incentive Plan became a prorated amount equal to $1,200,000 in the aggregate.

The Human Capital and Compensation Committee oversees the Company’s human capital management policies and strategies, including evaluating the diversity of our leadership team. These oversight responsibilities, along with working with executive management to review and adjust compensation policies and practices, extend the Committee’s range beyond determining or recommending compensation for the NEOs, which supports the recruitment and retention of key executive talent and helps Adient achieve its business objectives.

Role of the CEO

The CEO provides recommendations to the Human Capital and Compensation Committee on the total direct compensation for executives other than himself. The CEO does not make recommendations on his own compensation. The CEO’s recommendations for the other NEOs are based on his personal review of their performance, job responsibilities, importance to our overall business strategy and our compensation philosophy. Although the CEO’s recommendations are given significant weight, the Human Capital and Compensation Committee retains full discretion when determining compensation.

Our Approach to Rewarding Performance

Annual Incentive Plan (AIP)
• Reward achievement of corporate performance goals

Restricted Share Units (RSUs)
• Align executives’ long-term financial interests with those of our shareholders
• Reinforce ownership in Adient
• Support retention of executives

Performance Share Units (PSUs)
• Align executives’ long-term financial interests with those of our shareholders
• Link compensation to building long-term shareholder value and the achievement of key financial targets
• Reinforce ownership in Adient
• Support retention of executives

Role of the Compensation Peer Group
To gauge marketplace compensation levels and practices, the Human Capital and Compensation Committee approved, for fiscal year 2024, a Compensation Peer Group consisting of a group of companies that:
•    Adient competes against for talent
•    Are in the same or a similar industry and have comparable cost structure, business model and levels of complexity
•    Have broadly similar revenues (as of their selection in early fiscal year 2024) that range from $4.0B to $34.0B, with a median of $17.3B

No changes were made to our Compensation Peer Group for fiscal year 2024, which includes the following companies:

Adient Compensation Peer Group for Fiscal Year 2024
American Axle & Manufacturing Holdings, Inc. Aptiv plc BorgWarner Inc. Cummins Inc. Dana Incorporated Eaton Corporation plc	Emerson Electric Co. Howmet Aerospace Inc. L-3 Harris Technologies, Inc. Lear Corporation PACCAR Inc. Parker-Hannifin Corporation	Stanley Black & Decker, Inc. Textron Inc. The Goodyear Tire & Rubber Company Trane Technologies plc Visteon Corporation

In establishing fiscal year 2024 total direct compensation levels (base pay, annual incentive targets and long-term incentive targets), the Human Capital and Compensation Committee reviewed market data from the Compensation Peer Group against the current compensation levels for executives.

Role of the Independent Compensation Consultant
To add rigor in the review process and to inform the Human Capital and Compensation Committee of market trends, the Human Capital and Compensation Committee engaged the services of Willis Towers Watson (“WTW”) to analyze and provide advice concerning Adient’s executive compensation structure and plan designs. WTW also provided Compensation Peer Group and other market data, which the Human Capital and Compensation Committee referenced when determining compensation for NEOs. The Human Capital and Compensation Committee annually reviews the services WTW provides, the quality of those services and the fees associated with the services, as well as the factors impacting independence required by NYSE rules.
The Human Capital and Compensation Committee has considered and assessed relevant factors that could give rise to a potential conflict of interest with respect to the work performed by WTW. Based on this review, the Human Capital and Compensation Committee did not identify any conflicts of interest and determined that WTW is independent of Adient and its management.
2024 Say-on-Pay Vote and Shareholder Engagement
Adient is committed to the interests of our shareholders and the delivery of shareholder value through sustainable growth strategies. As part of this commitment, we value and consider shareholder feedback regarding our executive compensation program. At the annual general meeting of shareholders held in March 2024, we asked our shareholders to approve, on an advisory basis, our fiscal year 2023 compensation awarded to our NEOs, commonly referred to as a “say on-pay” vote. Our shareholders strongly approved the compensation to our NEOs, with 95% of votes cast in favor. We value the opinions of our shareholders and will continue to consider the results from advisory votes on executive compensation, as well as feedback received from our shareholders throughout the year, when making compensation decisions for our NEOs.

Elements of our Total Rewards Program
The chart below highlights the key elements and structure of our total rewards program and how each is linked to executive compensation program objectives:

Element	Link to Program Objectives	Type of Compensation	Key Features
Base Salary	The Human Capital and Compensation Committee considers base salaries paid by companies in the Compensation Peer Group.	Cash	Fixed pay that provides a stable source of income and is a standard compensation element in executive compensation packages.
Annual Incentive	A cash-based award that encourages executives to focus on the business and financial objectives for each fiscal year. The target incentive opportunity is set as a percentage of base salary.	Cash
Variable pay component designed to incentivize and recognize performance in areas of short-term strategic importance.

Payout is based on Adjusted EBITDA (40% weight), Free Cash Flow (40% weight) and Corporate Transformational Projects (20% weight).

Long-Term Incentives • RSUs • PSUs	Ensures that executive pay is directly linked to the achievement of long-term financial objectives, builds shareholder value and supports talent retention.	Long-Term Equity
Equity-based pay to incent and recognize performance in areas of long-term strategic importance, promote retention and stability and align executives’ interest with shareholders.

RSUs have a three-year ratable vesting schedule that promotes retention, and the increase or decrease in their value mirrors what shareholders experience, further aligning executives’ interests with those of our shareholders.

PSUs align executive compensation with the creation of shareholder value. PSUs have a three-year cliff vesting schedule with the number of shares earned dependent upon financial performance relative to pre-determined goals. The performance measures used for this long-term incentive component are Return on Sales (25%), Cumulative Free Cash Flow (25%) and relative TSR (50%) based on rank within a peer group (TSR results are capped 100% if our 3-year TSR is negative).

Health and Welfare and Retirement Benefits	A critical element of a total rewards program and thus, helps attract, maintain and retain executive talent.	Benefit	These benefits are broadly applicable to all U.S. executives; retirement benefits are provided through three plans: • 401(k) Plan • Retirement Restoration Plan • Executive Deferred Compensation Plan
Severance and Change of Control Agreements	An industry-prevalent and competitive component of a total rewards program. Also ensures executives remain focused on the business.	Benefit
These agreements protect Adient and the executives from risks by providing:
• Economic stability
• Payments and benefits in the event of a change of control

The agreements do not provide excise tax gross-ups in the event of a change of control, and equity awards are subject to double-trigger vesting upon a change of control.

Perquisites	Limited use of perquisites.	Benefit	The only perquisite we currently provide to our U.S. based NEOs is reimbursement for the cost of an annual executive physical.

Analysis of Fiscal Year 2024 Compensation
Base Salary
Base pay recognizes each executive’s role, skills, performance, contribution, leadership and potential. It is the only portion of the executive’s total direct compensation that is not “at risk,” and helps us attract and retain individuals who have the leadership and management skills to drive the growth and success of our business.
Base salary increases for fiscal year 2024 included an increase for Messrs. Dorlack and Oswald to move their target compensation level for fiscal year 2024 closer to the market median for their new roles as President and Chief Executive Officer and Executive Vice President and Chief Financial Officer, respectively. Mr. Conklin’s base salary increase also reflected movement towards market median for his role as Executive Vice President, Americas.
Messrs. Dorlack and Del Grosso participated in a Salary Reduction / RSU Replacement Program during fiscal year 2024. Under this program, Mr. Dorlack’s base salary was reduced by 10% for a 12-month period ending November 30, 2023 and by 30% for a 12-month period ending on December 31, 2024, and Mr. Dorlack received equivalent RSU replacement grants with a one-year vesting schedule. Under Mr. Del Grosso’s program, his base salary was reduced by 30% and replaced with an equivalent RSU grant for a 12-month period ending November 30, 2023. These programs were implemented to further our commitment to aligning pay with performance and the interests of our CEO with the interests of our shareholders.
The base salaries of our NEOs for fiscal year 2024 are shown below:

NEO(1)	FY 2023 Base Salary(2)	FY 2024 Base Salary(2)	Year over Year % Increase	FY 2024 Actual Base Salary Received in Cash(2) (3)	FY 2024 Actual Base Salary Received in RSUs (4)
Jerome J. Dorlack	$700,000	$950,000	36%	$662,083	$225,417
Mark A. Oswald	$360,500	$600,000	66%	$540,125	0
Jian James Huang	$596,632	$596,632	0%	$596,632	0
Heather M. Tiltmann	$619,112	$619,112	0%	$619,112	0
James D. Conklin	$500,000	$560,000	12%	$545,000	0
(1)    Excluding Mr. Del Grosso due to his retirement on December 31, 2023.
(2) Mr. Huang’s base salary was paid in RMB and has been converted to U.S. dollars using average exchange rates. For purposes of comparability, in some cases we have assumed a constant exchange rate. Because of changes in the exchange rate over time, however, the amounts shown in the table above may not reflect the amounts actually realized by Mr. Huang.
(3)     Actual cash base salary received from October 1, 2023 through September 30, 2024; excludes salary reductions and value of RSUs received in lieu of cash for Mr. Dorlack.
(4)    Value of RSUs awarded in lieu of cash salary; reflects only the portion attributable to fiscal year 2024 base salary.
The RSUs granted in connection with the fiscal year 2024 salary reductions were subject to a risk of forfeiture and vested upon the one-year anniversary of the grant date. The number and value of the RSUs received by Mr. Dorlack are included in the “Stock Awards” column of the Summary Compensation Table for Fiscal Year 2024.
Following the end of the 12-month period ending December 31, 2024 noted above, Mr. Dorlack is participating in another Salary Reduction / RSU Replacement Program in fiscal year 2025 to further our commitment to aligning pay with performance and the interests of our Chief Executive Officer with the interests of our shareholders. Under that program, Mr. Dorlack’s base salary was reduced by 30% and replaced with an equivalent RSU grant for the 12-month period from January 1, 2025 to December 31, 2025. The replacement RSU grant for Mr. Dorlack will vest on the one-year anniversary of the grant date, subject to continued vesting upon an involuntary termination without cause, or accelerated vesting upon death or disability.

Annual Incentive Plan (AIP)
We developed our fiscal year 2024 AIP to focus on basic key metrics, providing management with the opportunity to drive performance in the context of the current business environment. Accordingly, fiscal year 2024 AIP measured executive performance in the following key areas:
•    Financial Metrics: Adjusted EBITDA and Free Cash Flow.
•    Corporate Transformational Projects: Acceleration of emerging technology adoption outside of China and Advance key initiatives relating to equity in our people and pay practices.

Fiscal Year 2024 AIP Performance
Following are the thresholds, targets and maximums set by the Human Capital and Compensation Committee for the fiscal year, as well as actual performance results for financial metrics. The Human Capital and Compensation Committee set performance targets for each metric on the basis of our fiscal year 2024 projections.

Performance Metrics	Weight	FY 2024 Goals			FY 2024 Performance		FY 2024 Total Payout
		Threshold	Target	Maximum	Actual Achievement	Weighted Payout %
Adjusted EBITDA ($M)	40%	$835	$985	$1,235	$864	25%	76%
Free Cash Flow ($M)	40%	$200	$300	$550	$262	31%
Corporate Transformational Projects	20%	Achieved/Not Achieved			Achieved	20%
Adjusted EBITDA is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, other significant non-recurring items and net mark-to-market adjustments on pension and postretirement plans and excluding depreciation and stock-based compensation. Free Cash Flow is defined as cash from operating activities, less capital expenditures. For purposes of calculating AIP performance, the Adjusted EBITDA and Free Cash Flow metrics exclude the favorable or unfavorable impact of translational foreign currency exchange on the performance results (resulting in a decrease of $15 million). For the Corporate Transformational Projects, the Human Capital and Compensation Committee reviews supporting evidence and evaluates whether it is satisfactory to warrant a determination that the projects are achieved. To support acceleration of emerging technology outside of China, management provided specific examples showcasing the implementation of emerging technologies across other regions. To support the advancement of key initiatives relating to equity in people and pay practices, management conducted pay equity analyses in certain countries and developed a strategy and implemented practices for ongoing review and monitoring.
The table below summarizes the target award potential and actual payout amounts for NEOs for fiscal year 2024.

NEO(1)	Award Target (as a % of Base Salary)	Award Target ($)	FY 2024 Actual Payout Amount ($)
Jerome J. Dorlack	155%	$1,278,320	$971,523
Mark A. Oswald	100%	$503,551	$382,699
Jian James Huang	100%	$596,632	$453,440
Heather M. Tiltmann	75%	$464,334	$352,894
James D. Conklin	85%	$463,180	$352,017
Douglas G. Del Grosso	150%	$446,803	$339,570
(1)    As described above under “Determining Fiscal Year 2024 Compensation - Role of the Human Capital and Compensation Committee”, Messrs. Dorlack’s and Oswald’s award targets were increased in connection with their role changes during fiscal year 2024; the amounts in the table above reflect the increased amounts. Mr. Del Grosso’s award target and actual payout amount reflects pro ration for his partial year of service. The award targets and actual payout amounts for Mr. Huang has been converted to U.S. dollars at exchange rates of U.S.$1.00 = RMB 7.22. The exchange rate was an average of the 12 monthly average exchange rates during the fiscal year.
The Human Capital and Compensation Committee had the ability to adjust actual payout amounts under the fiscal year 2024 AIP. The Committee determined that the incentive plan payouts should reflect actual results for the year and thus determined that no adjustments to such payouts were appropriate for the NEOs.

Long-Term Incentive (LTI) Plan
The Human Capital and Compensation Committee approved both PSUs and RSUs for the fiscal year 2024 LTI awards. The PSUs comprised 60% of each NEO’s LTI opportunity and RSUs the remaining 40%:
•    RSUs vest one-third per year over three years and provide additional value to the holder when the share price rises. By awarding RSUs, we link LTI opportunities directly to share price. If the share price decreases, so does the value of the executive’s compensation. RSUs can help to maintain competitive compensation levels in the market and retain high-performing employees through multi-year vesting requirements.
•    PSUs vest at the end of the three-year performance period (fiscal years 2024 - 2026). The performance metrics for the fiscal year 2024 PSUs are Return on Sales (25%), Cumulative Free Cash Flow (25%) and relative TSR (50%) based on rank within a peer group as provided below. The Return on Sales metric measures fiscal year 2026 EBITDA / fiscal year 2026 sales, while Cumulative Free Cash Flow measures the combined Free Cash Flow from fiscal years 2024 - 2026. If absolute TSR is negative, the maximum metric payout for our fiscal year 2024 PSUs is capped at 100%. The Human Capital and Compensation Committee set the thresholds, targets and maximums for the fiscal years 2024 - 2026 LTI performance period based on Adient’s long-term strategic plan. This approach ensures we provide competitive incentive compensation based on market-competitive performance while continuing to focus on strategic long-term deliverables.

No changes were made to our Custom Peer Group for fiscal year 2024, which includes the following companies:

FY 2024 LTI PSU Custom Peer Group(1) (12 Companies, 11 Peers)
Adient plc American Axle & Manufacturing Holding Inc. Aptiv plc Autoliv	BorgWarner Inc. Dana Incorporated Forvia (FKA Faurecia) The Goodyear Tire & Rubber Company	HUAYU Lear Corporation LCI Industries Toyota Boshoku
(1)    Includes Visteon Corporation as an alternate in the event one of the above companies has a fundamental change during the performance period.
In total, we believe our fiscal year 2024 LTI program and metrics provide a focus on shareholder value creation. The design of our LTI awards also enhances retention of key executives over the course of the vesting period and is reflective of market practice within our industry. The size of the LTI awards is based on a combination of market practice and the relative importance of the objectives behind each of the grants. As described above under “Determining Fiscal Year 2024 Compensation - Role of the Human Capital and Compensation Committee,” Messrs. Dorlack’s and Mr. Oswald’s LTI awards were increased and pro rated in connection with their role changes during fiscal year 2024. The target LTI grant amounts for Messrs. Huang and Conklin and Ms. Tiltmann also represented increases from fiscal year 2023 to align their target compensation levels more closely for fiscal year 2024 with the market median for their respective roles. The PSUs for all NEOs are earned or forfeited based on performance achievement. Furthermore, all awards are impacted by changes in Adient share price.

In November 2023, the Human Capital and Compensation Committee approved the following target grant amounts for fiscal year 2024:

NEO	FY 2024 Long-Term Incentive Grant
	Number of PSUs	Target Value of PSUs	Number of RSUs	Value of RSUs	Total Target Value of Award
Jerome J. Dorlack(1)	130,245	$4,350,000	86,829	$2,900,000	$7,250,000
Mark A. Oswald(1)	21,543	$720,000	14,362	$480,000	$1,200,000
Jian James Huang	29,241	$960,000	19,494	$640,000	$1,600,000
Heather M. Tiltmann	29,241	$960,000	19,494	$640,000	$1,600,000
James D. Conklin	29,241	$960,000	19,494	$640,000	$1,600,000
Douglas G. Del Grosso(2)	182,759	$6,000,000	121,839	$4,000,000	$10,000,000
(1) Messrs. Dorlack and Oswald’s LTI awards were increased and pro rated in connection with their role changes during fiscal year 2024
(2) Due to Mr. Del Grosso’s retirement on December 31, 2023; 167,404 PSUs and 121,839 RSUs were subsequently forfeited

After the end of fiscal year 2024, as previously disclosed in Adient’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, the Human Capital and Compensation Committee approved a one-time retention award to Mr. Huang based on the centrality of his role in fiscal year 2024 and his key contributions to date. The award was effective on November 14, 2024 and consisted of RSUs with a grant-date fair value of $2,000,000, subject to vesting over two years.
Payout of Fiscal Year 2022 Performance Share Units (PSUs)
In fiscal year 2022, the Human Capital and Compensation Committee approved grants of PSUs subject to three performance metrics: Return on Sales, Cumulative Free Cash Flow and relative TSR based on rank within a peer group. All of our NEOs received PSU grants in fiscal year 2022. Our outcomes as measured by these performance metrics were as follows:

Metric	Weight	FY 2022 Performance Targets
		10/1/2022 - 9/30/2024					FY 2022 Payout
		Threshold	Target	Maximum	Final Results	Weighted Payout %
Return on Sales	25%	6.2%	6.5%	7.3%	5.5%	0%	54%
Cumulative Free Cash Flow	25%	$600	$850	$1,346	$928	29%
Relative TSR	50%	25th	50th	75th	25th	25%
Return on Sales is defined as fiscal year 2024 adjusted EBITDA divided by fiscal year 2024 Sales. Cumulative Free Cash Flow is defined as the combined free cash flow from fiscal year 2022 through fiscal year 2024. For purposes of calculating fiscal year 2022 PSUs, the Adjusted EBITDA and Free Cash Flow metrics exclude the favorable or unfavorable impact of translational foreign currency exchange on the performance results. If absolute TSR is negative, the maximum metric payout for our fiscal year 2022 PSUs is capped at 100%.
Other Policies and Benefits
Share Ownership Guidelines
We require executive officers to hold a significant amount of Adient share. The guidelines below tie NEO compensation to share performance because the increase or decrease in share price impacts their personal holdings.

NEO	Required Minimum Ownership
CEO	6x base salary
Other Executive Officers*	3x base salary
Chief Accounting Officer	1.5x base salary
*One executive officer located in China, Mr. Huang, is not subject to our share ownership guidelines because we grant cash settled awards in China.

Shares owned directly or indirectly through the 401(k) Plan or the Retirement Restoration Plan, immediate family, trusts or a deferred compensation plan and vested and unvested RSUs are considered in determining whether an executive meets the ownership guidelines. PSUs subject to performance are not considered. These ownership requirements reflect our culture of demonstrating a strong commitment to Adient. Each participant covered by the ownership requirement must reach their ownership within a five-year “grow-in” period. All of our executive officers either hold sufficient shares to comply with the share ownership guidelines or have additional time to acquire sufficient shares.
Anti-Hedging and Anti-Pledging Policy
Our Insider Trading Policy prohibits all employees, including NEOs, and non-employee directors from trading on an exchange in puts, calls or derivative securities relating to Adient securities, from engaging in hedging or monetization transactions relating to Adient securities and from short-selling Adient securities. For purposes of the policy, “Adient securities” includes our ordinary and preferred shares (if any were to be issued), derivative securities (including RSUs, PSUs and share options) and debt securities. The policy also prohibits all employees, including NEOs, and non-employee directors, from pledging Adient securities as collateral for a loan.
Incentive Compensation Recoupment Policy
We maintained a clawback policy, called the Executive Incentive Compensation Recoupment Policy, during fiscal year 2024 that applied to all performance incentives (including PSUs) awarded on or after October 31, 2016. In fiscal year 2024, we updated our clawback policy to comply with new SEC regulations and NYSE listing standards, as well as to add a discretionary recoupment trigger for certain types of misconduct. The misconduct trigger applies to both performance incentives and time-vesting equity awards, including RSUs, that are paid, awarded or earned after the effective date of the updates. Under the updated policy, in the event of a qualifying accounting restatement, we are required to recover reasonably promptly from the covered officers, including our NEOs, any erroneously awarded compensation, defined generally as the excess of the amount of incentive-based compensation received by the covered officer during the applicable recovery period over the amount of incentive-based compensation that would have been received had it been determined based on the restated amounts in the accounting restatement. In addition, if a current or former covered officer engages in certain types of misconduct or other conduct described in the policy, the administrator of the policy may instruct us, and we will be entitled (to the extent permitted by applicable law), to recover, reduce or cancel all or a portion of any equity- or cash-based award or any other past or future compensation (other an base salary) paid or awarded to, or earned by, the covered officer after the effective date of the updated policy. This clawback policy serves to increase transparency and discourage executives from engaging in behavior that could potentially harm Adient or its shareholders.

The preceding description of our Executive Incentive Compensation Recoupment Policy is qualified by the Policy itself, which was filed as Exhibit 97.1 to Adient’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024.
Policies and Practices Relating to the Timing of Equity Awards
We generally grant annual equity-based awards during the first quarter of our fiscal year, effective as of the date of the Human Capital and Compensation Committee’s approval of the awards, although such timing may change from year to year. The Human Capital and Compensation Committee also may consider and approve interim or mid-year grants, or grants made on another basis, from time to time based on business needs, changing compensation practices or other factors, in the discretion of the Human Capital and Compensation Committee. In addition, our Chief Executive Officer has delegated authority to approve a limited amount of such equity-based awards to employees who are not officers. Such grants approved by our Chief Executive Officer generally become effective on the second trading day following our next quarterly earnings release. Neither the Human Capital and Compensation Committee nor our Chief Executive Officer take into account material nonpublic information in determining the timing and terms of equity-based awards, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Retirement Benefit Plans
The three retirement plans described below are broadly applicable to all U.S. executives. We regularly evaluate the effectiveness of our retirement program and consider changes as needed.
401(k) Plan
All U.S. employees are eligible for the 401(k) Plan, including executives. Participants can contribute up to 50% of their eligible compensation on a pre-tax basis; however, executives can contribute only up to 6% of their eligible compensation. The Safe Harbor matching contribution during 2024 was 100% on the first 3%, and 50% on the next 3% of the participant’s eligible compensation.
Prior to January 2024, Adient provided a discretionary, non-matching employer contribution under the 401(k) Plan. The non-matching employer contribution was available to all participants, including executives. The non-matching employer contribution could vary between 0% and 3.5% of the participant’s eligible compensation based upon affordability and is made annually in the following calendar year.
Effective in January 2024, Adient replaced the discretionary, non-matching employer contribution with a fixed non-matching employer contribution. This employer contribution is available to all participants, including executives. The fixed non-matching contribution is 2% of the participant’s eligible compensation.
Both the Safe Harbor matching contribution and the non-matching employer contribution are subject to vesting requirements.
Retirement Restoration Plan
Internal Revenue Code (the “Code”) sections 402(g) and 401(a)(17) limit the benefits companies can provide to employees under a 401(k) Plan. Thus, Adient sponsors the Retirement Restoration Plan, which allows certain employees who are affected by these Code limits to obtain the full intended benefit from the 401(k) Plan without regard to such limits.
Under the Retirement Restoration Plan, executives are eligible to defer up to 6% of their eligible compensation to the Retirement Restoration Plan (without regard to the limits imposed on deferrals under the 401(k) Plan) and receive a matching contribution (at the same rate as provided under the 401(k) Plan) on those deferrals.
All matching contributions and non-matching employer contributions made under the Retirement Restoration Plan are subject to the same vesting requirements as the 401(k) Plan, except that vesting is not accelerated as a result of an individual’s death while employed.
Executive Deferred Compensation Plan
The Executive Deferred Compensation Plan assists U.S. executives, including NEOs other than Mr. Huang, with personal financial planning by allowing participants to defer compensation and associated taxes until retirement or termination of employment. It also assists executives in the management of their executive share ownership requirements. Investment options in the Executive Deferred Compensation Plan generally mirror investment options available in the 401(k) Plan, except that deferrals arising from PSUs granted on and after October 1, 2018, and deferrals arising from RSUs granted on or after October 1, 2019, will automatically be deemed invested in Adient shares and cannot be reallocated to other investment options.
Employment Agreements
We do not maintain employment agreements with our NEOs other than Mr. Huang, who has an employment agreement to satisfy applicable local law requirements. However, we do maintain arrangements under which select NEOs may become entitled to receive severance benefits upon a qualifying termination of employment, as described below under “Severance and Change of Control Agreements.” In addition, we generally provide offer letters to newly hired executive officers in connection with their recruitment.
Severance and Change of Control Agreements
Consistent with market practice, we maintain Key Executive Severance and Change of Control Agreements with our U.S.-based NEOs that are intended to retain them before and after a change of control and encourage the executives to maximize the value of any change of control transaction for shareholders in the long-term. The agreements are summarized below.

	Change of Control Termination	Non-Change of Control Termination
Triggering Events	During the two years after a change of control: • Involuntary termination other than for cause, disability or death • Resignation for good reason	• Involuntary termination other than for cause, disability or death • Resignation for good reason
Cash Severance	• 3x base salary and average bonus	• 1.5x base salary
Bonus	• Full current year annual bonus based on actual performance	• Pro rata current year annual bonus based on actual performance
Release of Claims	• Required
Benefits Replacement	• Cash payment equal to monthly employer contributions for welfare benefits and retirement plans multiplied by 36	• Same as Change of Control Termination, multiplied by 18
Equity Acceleration
• Awards vest on a pro rata basis (subject to achievement of any applicable performance goals or more favorable treatment in the applicable equity award agreement)
• Awards under the Adient plc 2021 Omnibus Incentive Plan would receive more favorable treatment as the plan provides for double-trigger vesting of awards that are assumed or replaced in a change of control
• Awards vest on a pro rata basis (subject to achievement of any applicable performance goals or more favorable treatment in the applicable equity award agreement)
Excise Tax Gross-up Payment	• None
Restrictive Covenants	• Perpetual confidentiality covenant • Trade secrets protection, non-disparagement, non-competition and non-solicitation for 12-18 months

Definition of “Change of Control”
The agreements use the same definition as the Adient plc 2021 Omnibus Incentive Plan, which defines a change of control as:
• The acquisition by a person of 35% or more beneficial ownership of Adient’s then-outstanding ordinary shares or then-outstanding voting securities (excluding acquisitions from or by Adient or by any of Adient’s employee benefit plans)
• A majority change in the Adient Board of Directors that is not approved by at least a majority of Adient’s incumbent Board of Directors (or their Board-approved successors)
• A reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Adient or any of its subsidiaries, a sale or other disposition of all or substantially all of Adient’s assets or the acquisition of assets or shares of another entity by Adient or any of its subsidiaries
• Shareholder approval of a complete liquidation or dissolution of Adient
• Not applicable
Definition of “Cause”
• Substantial failure (other than due to disability) or refusal to perform essential duties and responsibilities

• Material violation of any fiduciary duty

• Conviction of, or entry of a plea of no contest with respect to, certain crimes

• Dishonesty or theft

• Material violation of material rules or material policies

• Other egregious or morally repugnant conduct that has, or could have, a serious and detrimental impact on Adient, its affiliates or its or their employees

Definition of “Good Reason”
• Certain changes in the principal location of employment

• Material reduction to total cash compensation target or equity award value target from the levels in effect immediately prior to the change of control

• Application of performance goals to incentive compensation awards for which the probability of attainment is materially more difficult than it would be under the incentive plans in effect immediately prior to the change of control

• A change in the position to which the executive officer reports (does not apply to the CEO)

• Material diminution of the authority, duties, or responsibilities such that the position held is no longer commensurate with that of the position held immediately prior to the change of control and/or when the agreement was entered into

• Certain changes in the principal location of employment

• Material reduction to total cash compensation target or equity award value target (other than as part of a widespread reduction in compensation applied consistently to other peer executives)

• A change in the position to which the executive officer reports (does not apply to the CEO)

Mr. Del Grosso’s Retirement
Mr. Del Grosso retired as President and Chief Executive Officer effective December 31, 2023 (the “Separation Date”). Pursuant to the terms of his Key Executive Severance and Change of Control Agreement with the Company, Mr. Del Grosso’s retirement constituted a voluntary resignation and he was not entitled to any severance payments or other benefits under such agreement. Following the Separation Date, Mr. Del Grosso continued to be subject to the confidentiality and non-disparagement covenants, as well as non-compete and non-solicitation covenants, for a period of 12 months, each as set forth in his Key Executive Severance and Change of Control Agreement. Mr. Del Grosso’s outstanding equity awards were treated consistently with the applicable equity award agreements’ retirement provisions.
Perquisites
The only perquisite we offered to our U.S.-based NEOs in fiscal year 2024 was reimbursement for the cost of a comprehensive physician examination by a physician of the NEO’s choice. Adient does not reimburse for other expenses such as financial planning, security or club dues. Our non-U.S.-based NEO (Mr. Huang) is eligible for a leased vehicle based on local market practice.

Compensation and Risk Assessment
The Human Capital and Compensation Committee has assessed the risks associated with our compensation programs, policies and practices and engaged Willis Towers Watson to perform an independent assessment. Based on these evaluations, the Human Capital and Compensation Committee does not believe that such compensation programs, policies, and practices create risks that are reasonably likely to have a material adverse effect on Adient.
Tax and Accounting Rules and Regulations
When determining total direct compensation packages for fiscal year 2024, Adient considered factors that may impact financial performance, including tax and accounting rules. One such tax rule is Section 162(m) of the Code, which limits the tax deductibility of compensation that we pay to certain covered employees, generally including our NEOs, to $1 million in any year. Although the Human Capital and Compensation Committee seeks to structure compensation in a tax-efficient manner when possible, it may award compensation that is not fully deductible under Section 162(m) if it believes such compensation will contribute to the achievement of our business objectives.

HUMAN CAPITAL AND COMPENSATION COMMITTEE REPORT
The Human Capital and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, the Human Capital and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Proxy Statement relating to the 2025 Annual General Meeting of Shareholders.
Barb J. Samardzich, Chair
Julie L. Bushman
Peter H. Carlin
Ricky T. Dillon
Members, Human Capital and Compensation Committee

EXECUTIVE COMPENSATION TABLES
The following table sets forth information regarding the compensation of the NEOs of Adient in fiscal year 2024: Jerome J. Dorlack, President and Chief Executive Officer; Mark A. Oswald, Executive Vice President and Chief Financial Officer; Jian James Huang, Executive Vice President, APAC; Heather M. Tiltmann, Executive Vice President, Chief Legal and Human Resources Officer, and Corporate Secretary, James D. Conklin, Executive Vice President, Americas; and Douglas G. Del Grosso, Former President and Chief Executive Officer.
Summary Compensation Table for Fiscal Year 2024

Name and Principal Position(1) (a)	Year (b)	Salary(2) (c)	Bonus (d)	Stock Awards(3) (e)	Option Awards (f)	Non-Equity Incentive Plan Compensation(4) (g)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(5) (h)	All Other Compensation(6) (i)	Total (j)
Jerome J. Dorlack President & CEO	2024	$662,083	—	$7,760,438	—	$971,523	—	$99,427	$9,493,471
	2023	$627,500	—	$2,315,532	—	$864,101	—	$19,238	$3,826,370
	2022	$476,250	—	$2,209,310	—	$654,615	—	$70,680	$3,410,855
Mark A. Oswald Exec VP & CFO	2024	$540,125	—	$1,236,769	—	$382,699	—	$33,304	$2,192,897

Jian James Huang Exec VP, APAC(7)	2024	$596,632	—	$1,667,224	—	$453,440	—	$80,113	$2,797,409
	2023	$609,783	—	$1,165,427	—	$768,326	—	$80,972	$2,624,508
	2022	$503,922	—	$1,218,938	—	$660,169	—	$81,686	$2,464,716
Heather M. Tiltmann Exec VP, Legal and HR	2024	$619,112	—	$1,667,224	—	$352,894	—	$79,555	$2,718,785
	2023	$614,604	—	$1,711,096	—	$580,766	—	$18,870	$2,925,336
	2022	$464,885	—	$1,653,616	—	$527,897	—	$52,580	$2,698,979
James D. Conklin Exec VP, Americas	2024	$545,000	—	$1,667,224	—	$352,017	—	$38,087	$2,602,329

Douglas G. Del Grosso Former President & CEO(8)	2024	$296,250	—	$10,420,298	—	$339,570	—	$161,486	$11,217,604
	2023	$829,500	—	$11,583,518	—	$2,239,650	—	$25,971	$14,678,639
	2022	$918,375	—	$12,114,873	—	$2,115,225	—	$206,728	$15,355,201

(1)    Name and Principal Position: This column reflects our NEOs’ positions as of September 30, 2024. Mr. Dorlack served as our Executive Vice President and Chief Financial Officer for the first part of fiscal year 2024 until he became our President and Chief Executive Officer effective as of January 1, 2024. Mr. Oswald served as Adient’s Vice President, Treasurer, Investor Relations and Corporate Communications for the first part of fiscal year 2024 until he became Executive Vice President and Chief Financial Officer effective as of January 1, 2024. Mr. Del Grosso retired as our President and Chief Executive Officer effective December 31, 2023. Neither Mr. Oswald nor Mr. Conklin was a named executive officer prior to fiscal year 2024, so only one year of compensation is shown in the table for each of them.
(2)    Salary: Messrs. Dorlack and Del Grosso participated in Salary Reduction / RSU Replacement Programs during part of fiscal year 2024. Under Mr. Dorlack’s program, his base salary was reduced by 10% for a 12-month period ending November 30, 2023 and by 30% for a 12-month period ending on December 31, 2024. Under Mr. Del Grosso’s program, his base salary was reduced by 30% and replaced with an equivalent RSU grant for a 12-month period ending November 30, 2023. Both of these Salary Reduction / RSU Replacement Programs are described under the heading “Analysis of Fiscal Year 2024 Compensation - Base Salary”.
(3)    Stock Awards: The amounts in column (e) for fiscal year 2024 reflect the grant date fair value of equity awards granted during the fiscal year, which consisted of RSUs and PSUs granted under our 2021 Omnibus Incentive Plan. The amounts relating to the RSUs and PSUs granted during fiscal year 2024 represent the fair value of the entire amount of the award calculated in accordance with Financial Accounting Standards Board ASC Topic 718, excluding the effect of estimated forfeitures. For RSUs, fair value is computed by multiplying the total number of shares subject to the award by the closing market price of an ordinary share on the date of grant. In the case of PSUs, the amounts are based on the probable outcome of performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding forfeitures. Potential payouts range from 0% to 200% of the target amounts for the PSUs. Assuming performance at the highest level, the aggregate values of the PSUs granted during fiscal year 2024 at the date of grant (based on the maximum number of shares that could be earned under the PSUs and the closing market price of an ordinary share on the date of grant) were as follows: $8,699,923 for Mr. Dorlack; $1,439,890 for Mr. Oswald; $1,919,964 for Mr. Huang; $1,919,964 for Ms. Tiltmann; and $1,919,964 for Mr. Conklin. Footnote 12 to the audited financial statements for the fiscal year ended September 30, 2024, which appears in Adient’s Annual Report on Form 10-K that was filed with the SEC on November 18, 2024 includes assumptions that were used in the calculation of the equity award values.
(4)    Non-Equity Incentive Plan Compensation: The amounts reported in column (g) reflect annual cash incentive compensation, if any, earned in the fiscal year (which was based on individual and Company performance in the fiscal year indicated and paid in the first quarter of the following fiscal year). Annual incentive compensation is discussed in further detail in the section titled “Analysis of Fiscal Year 2024 Compensation – Annual Incentive Plan (AIP)” in the Compensation Discussion and Analysis (“CD&A”).
(5)    Change In Pension Value: Adient does not offer a defined benefit pension. No NEO received “above-market or preferential earnings” on non-qualified deferred compensation.

(6)    All Other Compensation: The fiscal year 2024 amounts reported in column (i) for each NEO consist of the following:

Name	Company Leased Car Program (a) ($)	Employer Retirement Contributions (b) ($)	Miscellaneous (c) ($)	Total Other Compensation ($)
Jerome J. Dorlack President & CEO	—	$99,427	—	$99,427
Mark A. Oswald Exec VP & CFO	—	$33,304	—	$33,304
Jian James Huang Exec VP, APAC	$61,210	—	$18,904	$80,113
Heather M. Tiltmann Exec VP, Legal and HR	—	$79,555	—	$79,555
James D. Conklin Exec VP, Americas	—	$38,087	—	$38,087
Douglas G. Del Grosso Former President & CEO	—	$161,486	—	$161,486

(a)    Company Leased Car Program: Amounts reflect costs attributable to personal use of an Adient leased vehicle.
(b)    Employer Retirement Contributions: Amounts shown include, for the U.S. NEOs, Adient’s matching and non-matching contributions made under the 401(k) Plan. No NEO received “above-market or preferential earnings” on non-qualified deferred compensation.
(c)    Miscellaneous: Amount shown for Mr. Huang includes tax support services for filings in foreign jurisdictions and a social insurance cash out paid to non-Chinese employees not enrolled in local social security programs.
(7)    Mr. Huang’s cash compensation was paid in RMB and has been converted to U.S. dollars at an exchange rate of U.S.$1.0 = RMB 7.22. The exchange rate is the average of the 12 monthly average exchange rates during the fiscal year.
(8)    Due to Mr. Del Grosso’s retirement on December 31, 2023, $9,880,877 of the amount in Stock Awards, column (e), was forfeited.
 Grants of Plan-Based Awards Table for Fiscal Year 2024
The following table summarizes cash-based and equity-based awards for each of the NEOs that were granted with respect to fiscal year 2024.

Name	Grant Date	Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1) ($)			Estimated Future Payouts Under Equity Incentive Plan Awards(2) (#)			All Other Stock Awards: Number of Shares of Stock(3) (#)	Grant Date Fair Value of Stock and Option Awards(4)(5) ($)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Jerome J. Dorlack President & CEO	11/16/2023	11/16/2023				4,569	36,551	73,102		$1,284,037
	2/8/2024	11/3/2023				11,712	93,694	187,388		$3,291,470
	11/16/2023	11/16/2023							24,367	$799,969
	1/1/2024	11/3/2023							7,838	$284,990
	2/8/2024	11/3/2023							62,462	$2,099,972
			$127,832	$1,278,320	$2,300,976
Mark A. Oswald Exec VP & CFO	11/16/2023	11/16/2023				685	5,482	10,964		$192,583
	2/8/2024	11/3/2023				2,008	16,061	32,122		$564,223
	11/16/2023	11/16/2023							3,655	$119,994
	2/8/2024	11/3/2023							10,707	$359,969
			$50,355	$503,551	$906,392
Jian James Huang Exec VP, EMEA	11/16/2023	11/16/2023				3,655	29,241	58,482		$1,027,236
	11/16/2023	11/16/2023							19,494	$639,988
			$59,663	$596,632	$1,073,937
Heather M. Tiltmann Exec VP, Legal & HR	11/16/2023	11/16/2023				3,655	29,241	58,482		$1,027,236
	11/16/2023	11/16/2023							19,494	$639,988
			$46,433	$464,334	$835,801
James D. Conklin Exec VP, Americas	11/16/2023	11/16/2023				3,655	29,241	58,482		$1,027,236
	11/16/2023	11/16/2023							19,494	$639,988
			$46,318	$463,180	$833,725
Douglas G. Del Grosso Former President & CEO	11/16/2023	11/16/2023				22,845	182,759	365,518		$6,420,324
	11/16/2023	11/16/2023							121,839	$3,999,974
			$44,680	$446,803	$804,246
(1)    These columns show the range of potential payouts for annual incentive performance awards that we describe in the section titled “Analysis of Fiscal Year 2024 Compensation — Annual Incentive Plan (AIP)” in the CD&A. Actual payout amounts are rounded up to the next whole dollar, which may result in a payout amount that exceeds the stated maximum by one dollar. The amounts actually earned for fiscal year 2024 are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2024.
(2)    These columns show the range of potential payouts for the PSUs granted during fiscal year 2024 under our 2021 Omnibus Incentive Plan that we described in the section titled “Analysis of Fiscal Year 2024 Compensation — Long-Term Incentive (LTI) Plan” in the CD&A. The number of PSUs with a grant date of November 16, 2023 and February 8, 2024 that are earned, if any, will be based on performance for fiscal years 2024 through 2026 and will be determined after the close of fiscal year 2026.

(3)    The amounts shown in this column reflect the number of RSUs that were granted to each NEO under our 2021 Omnibus Incentive Plan for awards granted on November 16, 2023 and February 8, 2024, as well as RSUs that were granted to Mr. Dorlack on January 1, 2024 for participation in a Salary Reduction / RSU Replacement Program during fiscal year 2024. The grants made on November 16, 2023 and February 8, 2024 vest ratably over three years, contingent on the NEO’s continued employment (except in the case of retirement). Under the Salary Reduction / RSU Replacement Program, Mr. Dorlack’s base salary was reduced by 30% and replaced with an equivalent RSU grant for a 12-month period ending December 31, 2024, as described under the heading “Analysis of Fiscal Year 2024 Compensation – Base Salary” in the CD&A.
(4)    No stock options were granted to Adient’s NEOs in fiscal year 2024.
(5)    Amounts reflect the grant date fair value determined in accordance with FASB ASC Topic 718. Footnote 12 to the audited financial statements for the fiscal year ended September 30, 2024, which appear in Adient’s Annual Report on Form 10-K that was filed with the SEC on November18, 2024, includes assumptions that were used in the calculation of the equity award values.

Outstanding Equity Awards at 2024 Fiscal Year-End Table
The following table shows, for each of the NEOs, all Adient equity awards that were outstanding as of September 30, 2024. Dollar amounts shown in the Stock Awards columns are based on the closing price of Adient’s ordinary shares of $22.57 on the NYSE on September 30, 2024, the last trading day of fiscal year 2024.

Name	Stock Awards
	Number of Shares of Stock That Have Not Vested(1) (#)	Market Value of Shares of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)(3) ($)
Jerome J. Dorlack President & CEO	113,617	$2,564,336	145,829	$3,291,361
Mark A. Oswald Exec VP & CFO	19,195	$433,231	22,464	$507,012
Jian James Huang Exec VP, APAC	29,736	$671,142	37,329	$842,516
Heather M. Tiltmann Exec VP, Legal and HR	34,404	$776,498	41,116	$927,988
James D. Conklin Exec VP, Americas	28,851	$651,167	37,812	$853,417
Douglas G. Del Grosso Former President & CEO	97,222	$2,194,301	47,876	$1,080,561
(1)    RSU vesting dates are as follows:
•Mr. Dorlack — 8,041 shares vested on November 16, 2024; 6,857 shares vested on November 17, 2024; 5,028 shares vested on November 18, 2024; 7,838 shares vested on January 1, 2025; 20,612 shares vest on February 8, 2025; 8,041 shares vest on November 16, 2025; 7,065 vest on November 17, 2025; 20,613 shares vest on February 8, 2026; 8,285 shares vest on November 16, 2026; and 21,237 shares vest on February 8, 2027.
•Mr. Oswald — 1,206 shares vested on November 16, 2024; 1,419 shares vested on November 17, 2024; 1,090 shares vested on November 18, 2024; 3,957 shares vest on February 8, 2025; 1,206 shares vest on November 16, 2025; 1,462 vest on November 17, 2025; 3,972 shares vest on February 8, 2026; 1,243 shares vest on November 16, 2026; and 3,640 shares vest on February 8, 2027.
•Mr. Huang — 6,433 shares vested on November 16, 2024; 3,558 shares vested on November 17, 2024; 3,017 shares vested on November 18, 2024; 6,433 shares vest on November 16, 2025; 3,667 shares vest on November 17, 2025; and 6,628 shares vest on November 16, 2026.
•Ms. Tiltmann —6,433 shares vested on November 16, 2024; 5,225 shares vested on November 17, 2024; 4,302 shares vested on November 18, 2024; 6,433 shares vest on November 16, 2025; 5,383 shares vest on November 17, 2025; and 6,628 shares vest on November 16, 2026.
•Mr. Conklin — 6,433 shares vested on November 16, 2024; 3,771 shares vested on November 17, 2024; 1,700 shares vested on November 18, 2024; 6,433 shares vest on November 16, 2025; 3,886 shares vest on November 17, 2025; and 6,628 shares vest on November 16, 2026.
•Mr. Del Grosso — 34,285 shares vested on November 17, 2024; 27,612 shares vested on November 18, 2024; and 35,325 shares vest on November 17, 2025.
(2)    We have calculated the market value of unvested RSUs and PSUs using the September 30, 2024, closing market price for an ordinary share, which was $22.57.
(3)    The number of unvested PSUs listed in this table is, consistent with the SEC’s disclosure requirements, based on threshold performance for the fiscal year 2023 and target performance for fiscal year 2024. Threshold performance for the fiscal year 2023 and target performance for fiscal year 2024 grants are a level of performance higher than the level at which performance was trending through the end of fiscal year 2024. The PSUs will be earned or forfeited based on performance over three fiscal years.

Option Exercises and Stock Vested During Fiscal Year 2024
The following table provides information about RSUs and PSUs that vested in, or based on a performance period that ended during, fiscal year 2024:

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Jerome J. Dorlack President & CEO	33,141	$939,374
Mark A. Oswald Exec VP & CFO	5,251	$166,158
Jian James Huang Exec VP, APAC	18,218	$508,419
Heather M. Tiltmann Exec VP, Legal and HR	22,090	$597,477
James D. Conklin Exec VP, Americas	9,182	$294,746
Douglas G. Del Grosso Former President & CEO	186,087	$5,337,916
(1)    Amounts represent the product of the number of shares acquired on vesting multiplied by the closing market price of our ordinary shares on the vesting date, plus the value of dividend equivalents that were released or earned and deferred, as applicable.
Non-Qualified Deferred Compensation Table for Fiscal Year 2024
The following table sets forth certain information with respect to participation in the Adient US LLC Executive Deferred Compensation Plan and the Adient US LLC Retirement Restoration Plan by the NEOs during the fiscal year ending on September 30, 2024. Mr. Huang is not eligible to participate in the Adient US LLC Executive Deferred Compensation Plan or the Adient US LLC Retirement Restoration Plan.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FY ($)
Jerome J. Dorlack President & CEO	$68,571	$72,052	$174,909	—	$823,524
Mark A. Oswald Exec VP & CFO	—	$6,083	$4,770	—	$30,658
Heather M. Tiltmann Exec VP, Legal and HR	$48,993	$52,179	$49,194	—	$287,480
James D. Conklin Exec VP, Americas	—	$10,862	$10,504	—	$60,317
Douglas G. Del Grosso Former President & CEO	$152,154	$156,536	$241,678	-$1,958,046	—
(1)    Certain amounts that appear in the Non-Qualified Deferred Compensation table relate to compensation that is or was also reported in the Summary Compensation Table as compensation for fiscal year 2024 or earlier fiscal years. The Executive Contributions of each of Messrs. Dorlack and Del Grosso and Ms. Tiltmann include amounts that are also reported in the Salary column in the Summary Compensation Table for fiscal year 2024.
(2)    Amounts shown include the Company matching and non-matching contributions from fiscal year 2024 that we make under the Retirement Restoration Plan because the Code limits such contributions under the 401(k) Plan. The Registrant Contributions of Messrs. Dorlack, Oswald, Conklin and Del Grosso and Ms. Tiltmann include amounts that are also reported in the All Other Compensation column of the Summary Compensation Table.
(3)    The Aggregate Earnings are not “above-market or preferential earnings” and therefore we do not need to report them in the Summary Compensation Table. The Aggregate Earnings represent all investment earnings, net of fees, on amounts that an NEO has deferred. Investment earnings also include amounts relating to the appreciation or depreciation in the value of other investment alternatives, which are generally similar to the investment alternatives available under the 401(k) Plan.

Adient maintains the following two non-qualified deferred compensation plans under which selected executives, as determined by the Human Capital and Compensation Committee, including NEOs (other than Mr. Huang), could elect to defer their compensation.
•    The Adient US LLC Executive Deferred Compensation Plan allows selected executives to defer up to 100% of their long-term PSUs and restricted stock or RSU awards.
•    The Adient US LLC Retirement Restoration Plan allows selected executives to defer 6% of their compensation that is not eligible to be deferred into the 401(k) Plan because of qualified plan limits that the Code imposes. The Retirement Restoration Plan also credits participants with a Company contribution equal to the difference between the amount of matching contribution made under the 401(k) Plan and what such matching contribution would have been without regard to any limitation that the Code imposes on either the amount of matching contribution or the amount of compensation that can be considered, and determined as if the amount the participant deferred under the Retirement Restoration Plan had been deferred into the 401(k) Plan. Executives are eligible for a fixed, non-matching employer contribution based on the same formula the executive receives in the qualified 401(k) Plan.

Potential Payments upon Termination and Change in Control

The following table summarizes the severance and other enhanced benefits that would have been payable to the NEOs upon termination of employment or upon the occurrence of a change in control of Adient, assuming the triggering event, or events, occurred on September 30, 2024. Mr. Del Grosso’s retirement as Adient’s President and Chief Executive Officer constituted a voluntary resignation and he was not entitled to any severance payments or other benefits under the terms of his Key Executive Severance Agreement. The approximate value of Mr. Del Grosso’s RSUs and PSUs that vested as a result of his retirement pursuant to the terms of his equity award agreements on his retirement date of December 31, 2023 was $10,887,596. Equity award amounts are based on the closing price of Adient’s ordinary shares of $22.57 on the NYSE on September 30, 2024, the last trading day of fiscal year 2024. The arrangements under which the severance and other enhanced benefits would have been paid are described in the footnotes to the table.

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION OR A CHANGE IN CONTROL
Name / Form of Compensation	Change In Control		Other Termination
	Without Qualified Term	With Qualified Term(1)	With Cause	Without Cause Involuntary(2)	Retirement(3)	Death or Disability(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Jerome J. Dorlack
Cash Severance	—	$5,340,240	—	$1,425,000	NA	—
Benefit & Perk Continuation	—	$164,946	—	$82,473	NA	—
Accelerated Vesting of Equity	—	$697,278	—	$697,278	NA	$2,387,432
Mark A. Oswald
Cash Severance	—	$2,577,256	—	$900,000	NA	—
Benefit & Perk Continuation	—	$149,930	—	$74,965	NA	—
Accelerated Vesting of Equity	—	$136,007	—	$136,007	NA	$433,231
Jian James Huang
Cash Severance	—	$49,720	—	$49,720	NA	—
Benefit & Perk Continuation	—	—	—	—	NA	—
Continued / Accelerated Vesting of Equity	—	—	—	—	$995,889	—
Heather M. Tiltmann
Cash Severance	—	$3,318,894	—	$928,668	NA	—
Benefit & Perk Continuation	—	$189,386	—	$94,693	NA	—
Accelerated Vesting of Equity	—	$316,273	—	$316,273	NA	$776,498
James D. Conklin
Cash Severance	—	$2,668,885	—	$840,000	NA	—
Benefit & Perk Continuation	—	$180,104	—	$90,052	NA	—
Accelerated Vesting of Equity	—	$236,421	—	$236,421	NA	$651,167
(1)    In the event of a change in control and an involuntary termination other than for cause, disability or death or a resignation for good reason, within the two years following the change in control, the then-serving NEOs, with the exception of Mr. Huang, would be entitled to the benefits described in the column titled “Change of Control Termination” in the table under the heading “Severance and Change of Control Agreements” in the CD&A. Mr. Huang would be entitled to one month of base salary and accelerated vesting of outstanding equity awards, subject to the 2021 Omnibus Incentive Plan. All dividend equivalents relating to equity awards receive the same treatment as the related equity awards. These payments are subject to possible reduction if the excise tax under Section 4999 would apply. Specifically, if any payment to or for the benefit of the NEO, whether paid or provided pursuant to the terms of the Key Executive Severance and Change of Control Agreement or otherwise (the “Payments”) would subject the NEO to an excise tax under Code Section 4999, then the aggregate present value of the benefits provided to the NEO pursuant to the Key Executive Severance and Change of Control Agreement (the “Benefit Payments”) will be reduced to an amount which maximizes the aggregate present value of Benefit Payments without causing any of the Payments to be subject to such tax by the NEO (the “Reduced Amount”). That reduction will not apply if the value of such Payments (after payment of all federal, state, and local income taxes, federal employment taxes and the excise taxes due under Code Section 4999) would exceed the after-tax value of the Reduced Amount. Solely for purposes of calculating the amounts disclosed in the table above, we assumed that no reduction would apply.
(2)    In the event of an involuntary termination without cause or for good reason not in connection with a change in control, the NEOs, with the exception of Mr. Huang, would be entitled to the benefits as described in the column titled “Non-Change of Control Termination” in the table under the heading “Severance and Change of Control Agreements” in the CD&A. Mr. Huang would be entitled to one month of base salary.
(3)    As of September 30, 2024, only Mr. Huang was eligible for retirement. In the event of retirement, NEOs would be eligible for:
•if the NEO’s employment terminates due to retirement prior to the first anniversary of the grant date of RSUs, the RSU would be forfeited. PSUs would vest on a pro rata basis upon retirement (contingent on actual performance). PSUs and RSUs that have not yet been settled are automatically forfeited in certain circumstances, including if the NEO serves in certain capacities for a competitor or engages in inimical conduct.
•dividend equivalent treatment equivalent to the treatment of the related equity awards; and
•his or her account balance under the Retirement Restoration Plan, if applicable.
(4)    In the event of a death or disability, NEOs would be eligible for:
•full vesting of all unvested RSUs;
•a pro rata portion of unearned PSUs (based on actual performance);
•dividend equivalent treatment equivalent to the treatment of the related equity awards; and
•his or her account balance under the Retirement Restoration Plan, if applicable.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the section “Compensation Discussion and Analysis”.
The following table summarizes the Summary Compensation Table (“SCT”) total compensation reported for, and the Compensation Actually Paid (“CAP”) to, our CEO and, on average, our other NEOs (the “Non-CEO NEOs”):

Year (a)	Summary Compensation Table Total for CEO #1[1]	Summary Compensation Table Total for CEO #2[2]	Compensation Actually Paid to the CEO #1[3]	Compensation Actually Paid to the CEO #2[4]	Average Summary Compensation Table Total for Non-CEO NEOs[5]	Average Compensation Actually Paid to Non-CEO NEOs[6]	Value of Initial Fixed $100 Investment Based on		Net Income (Loss) (in millions)[9]	Adjusted EBITDA[10]
							Total Shareholder Return[7]	Peer Group Total Shareholder Return[8]
2024	$11,217,604	$9,493,471	$(7,584,370)	$2,985,544	$2,577,855	$717,900	$223	$108	$18	$880
2023	$14,678,639		$27,706,948		$2,980,464	$4,704,325	$214	$118	$205	$938
2022	$15,355,201		$4,644,914		$3,390,442	$1,542,704	$161	$98	$(120)	$675
2021	$14,242,424		$34,992,414		$3,051,633	$6,904,114	$241	$138	$1,108	$917
(1) Summary Compensation Table Total for CEO #1: This column reflects the amounts of total compensation reported for Mr. Del Grosso in the “Total” column of the Summary Compensation Table.
(2) Summary Compensation Table Total for CEO #2: This column reflects the amounts of total compensation reported for Mr. Dorlack for fiscal year 2024 in the “Total” column of the Summary Compensation Table.
(3) Compensation Actually Paid to CEO #1: This column reflects the CAP to Mr. Del Grosso, calculated in accordance with Item 402(v) of Regulation S-K. The following adjustments were made to Mr. Del Grosso’s total compensation from the SCT for each year to determine CAP:

Year	Summary Compensation Table Total	Deduction of Grant Date Fair Value from Summary Compensation Table(a)	Other Adjustments to Summary Compensation Table(b)	Compensation Actually Paid
2024	$11,217,604	$10,420,298	$(8,381,676)	$(7,584,370)
2023	$14,678,639	$11,583,518	$24,611,827	$27,706,948
2022	$15,355,201	$12,114,873	$1,404,586	$4,644,914
2021	$14,242,424	$11,390,360	$32,140,350	$34,992,414
(a) Deduction of Grant Date Fair Value from Summary Compensation Table: Amount reflects the grant date fair value of equity-based awards granted each year.
(b) Other Adjustments to Summary Compensation Table: The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) change in fair value as of fiscal year end compared to prior year end fair value for unvested and outstanding awards granted in prior fiscal years; and (iii) change in fair value as of vesting date compared to prior year end fair value for vested awards granted in prior years. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Value of Awards Granted During Covered Fiscal Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	Change in Fair Value as of Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	Total
2024	$173,255	$(6,551,006)	$(2,003,926)	$(8,381,676)
2023	$13,213,712	$5,989,489	$5,408,626	$24,611,827
2022	$6,717,450	$(6,022,971)	$710,107	$1,404,586
2021	$21,483,799	$9,704,169	$952,383	$32,140,350
(4) Compensation Actually Paid to CEO #2: This column reflects the CAP to Mr. Dorlack, calculated in accordance with Item 402(v) of Regulation S-K. The following adjustments were made to Mr. Dorlack’s total compensation from the SCT for fiscal year 2024 to determine CAP:

Year	Summary Compensation Table Total	Deduction of Grant Date Fair Value from Summary Compensation Table(a)	Other Adjustments to Summary Compensation Table(b)	Compensation Actually Paid
2024	$9,493,471	$7,760,438	$1,252,510	$2,985,544
(a) Deduction of Grant Date Fair Value from Summary Compensation Table: Amount reflects the grant date fair value of equity-based awards granted each year.
(b) Other Adjustments to Summary Compensation Table: The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) change in fair value as of fiscal year end compared to prior year end fair value for unvested and outstanding awards granted in prior fiscal years; and (iii) change in fair value as of vesting date compared to prior year end fair value for vested awards granted in prior years. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Value of Awards Granted During Covered Fiscal Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	Change in Fair Value as of Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	Total
2024	$3,606,231	$(2,013,523)	$(340,198)	$1,252,510

(5) Average Summary Compensation Table Total for Non-CEO NEOs: This column reflects the average of the total compensation amounts reported for the Non-CEO NEOs for each corresponding year in the “Total” Column of the Summary Compensation Table. The Non-CEO NEOs included for purposes of calculating the average amounts for fiscal year 2024 are Messrs. Oswald, Huang and Conklin and Ms. Tiltmann. The Non-CEO NEOs included for purposes of calculating the average amounts for fiscal year 2023 are Messrs. Jeffery M. Stafeil, Dorlack, Huang and Michel Berthelin and Ms. Tiltmann. The Non-CEO NEOs included for purposes of calculating the average amounts for fiscal year 2022 are Messrs. Stafeil, Dorlack and Huang and Ms. Tiltmann. The Non-CEO NEOs included for purposes of calculating the average amounts for fiscal year 2021 are Messrs. Stafeil, Dorlack, Huang and Berthelin.
(6) Compensation Actually Paid to Non-CEO NEOs: This column reflects the average CAP to our Non-CEO NEOs, calculated in accordance with Item 402(v) of Regulation S-K. The following adjustments were made to the Non-CEO NEOs’ total compensation from the SCT for each year to determine CAP:

Year	Average Summary Compensation Table Total	Deduction of Grant Date Fair Value from Summary Compensation Table(a)	Other Adjustments to Summary Compensation Table(b)	Average Compensation Actually Paid
2024	$2,577,855	$1,559,610	$(300,345)	$717,900
2023	$2,980,464	$1,671,893	$3,395,754	$4,704,325
2022	$3,390,442	$2,092,174	$244,436	$1,542,704
2021	$3,051,633	$1,958,209	$5,810,627	$6,904,114
(a) Deduction of Grant Date Fair Value from Summary Compensation Table: Amount reflects the grant date fair value of equity-based awards granted during fiscal year 2024.
(b) Other Adjustments to Summary Compensation Table: The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) change in fair value as of vesting date compared to prior year end fair value for vested awards granted in prior years; (iii) change in fair value as of fiscal year end compared to prior year end fair value for unvested and outstanding awards granted in prior fiscal years. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Value of Awards Granted During Covered Fiscal Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	Change in Fair Value as of Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	Total
2024	$719,243	$(924,680)	$(94,908)	$(300,345)
2023	$1,894,703	$985,817	$515,233	$3,395,754
2022	$1,192,866	$(1,087,560)	$139,130	$244,436
2021	$3,557,609	$1,929,871	$323,147	$5,810,627
(7) Total Shareholder Return: This column shows the value at the end of each fiscal year of $100 invested in our common shares on September 30, 2020.
(8) Peer Group Total Shareholder Return: This column shows the value at the end of each fiscal year of $100 invested in the common shares of companies in the Dow Jones U.S. Auto Parts Index on September 30, 2020.
(9) Net Income: Represents the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(10) Adjusted EBITDA: Defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, other significant non-recurring items and net mark-to-market adjustments on pension and postretirement plans and excluding depreciation and stock-based compensation.

Most Important Performance Measures

The most important financial performance measures used to link CAP to Company performance are listed in the table below, not ranked in order of importance. The role of each of these performance measures in our executive compensation program is discussed in the “Compensation Discussion and Analysis”.

Return on Sales	Cumulative Free Cash Flow	Relative Total Shareholder Return	Adjusted EBITDA

Analysis of the Information Presented in the Pay Versus Performance Table
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and TSR
The chart below shows the comparison of Compensation Actually Paid to our CEO and our Non-CEO NEOs and TSR for the Company and our TSR peer group, which consists of the companies within the Dow Jones U.S. Auto Parts Index.

CAP vs. TSR
Compensation Actually Paid ($ millions)
$40
$35
$30
$25
$20
$15
$10
$5
$-
$(5)
$(10)
TSR ($100 invested)
$300
$250
$200
$150
$100
$50
$-
$223
$214
$161
$241
$108
$118
$98
$138
2024
2023
2022
2021
CAP to CEO #1
CAP to CEO #2
Avg CAP to NEOs
Company TSR
Peer Group TSR

Compensation Actually Paid and Net Income (Loss)
The chart below shows the comparison of Compensation Actually Paid to our CEO and our Non-CEO NEOs and Net Income (Loss).

CAP vs Net Income
Compensation Actually Paid ($ millions)
Net Income ($ millions)
$40
$30
$20
$10
$-
$(10)
$1,380
$1,080
$780
$480
$180
$(120)
$(8)
$3
$1
$18
$28
$5
$205
$5
$2
$(120)
$35
$7
$1,108
2024
2023
2022
2021
CAP to CEO #1
CAP to CEO #2
Avg CAP to NEOs
Net Income (Loss)

Compensation Actually Paid and Adjusted EBITDA
The chart below shows the comparison of Compensation Actually Paid to the CEO and our Non-CEO NEOs and Adjusted EBITDA.

CAP vs. Adjusted EBITDA
Compensation Actually Paid ($ millions)
$40
$35
$30
$25
$20
$15
$10
$5
$-
$(5)
$(10)
Adjusted EBITDA ($ millions)
$950
$900
$850
$800
$750
$700
$650
$600
$880
$938
$675
$917
$(8)
$3
$1
$28
$5
$5
$2
$35
$7
2024
2023
2022
2021
CAP to CEO #1
CAP to CEO #2
Avg CAP to NEOs
Adjusted EBITDA

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the annual total compensation of the median Adient employee to the annual total compensation of the CEO.
For fiscal year 2024:

Annual Total Compensation of our CEO	$9,667,715
Estimated Annual Total Compensation of our Median Employee(1)	$19,922
Estimated Ratio of the CEO’s to the Median Employee’s Annual Total Compensation	485:1
(1) Our median employee is a production team leader located in Poland

We believe the pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules. SEC rules for identifying the median employee and determining the pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the pay ratio reported by other companies, which may have utilized permitted methodologies or assumptions different from ours, and which may have a significantly different workforce structure from ours, may not be comparable to our CEO pay ratio.

With respect to the identification of the median compensation of all employees (excluding the CEO) for fiscal year 2024, the methodology and material assumptions, adjustments and estimates that we used to identify the median employee were as follows:

•We determined on September 30, 2024 that Adient’s total global employee population consisted of 74,058 full-time, part-time, and temporary employees in the U.S. and 28 other countries; consistent with our compensation philosophy, we seek to offer competitive pay in each market in which we operate.

•As permitted by the SEC, under the 5% “de minimis exception” we excluded 3,671 non-U.S. representing 4.96% of Adient’s total workforce. Employees from the following countries were excluded: Morocco (1,030), Indonesia (231), Lesotho (663), Malaysia (543), and Serbia (1,204). After excluding the employees in these countries pursuant to the de minimis exception, the employee population as of September 30, 2024, consisted of 70,387 employees, including 11,311 employees in the U.S. (16.07%) and 59,076 employees outside the U.S. (83.93%).

•The consistently applied compensation measure we used to determine the median employee was base salaries and wages collected from payrolls in all countries from the dates of October 1, 2023 to September 30, 2024.

•We annualized the compensation of permanent employees who did not work the full fiscal year (e.g., new hires and employees on leave).

•We did not apply cost of living adjustments to non-U.S. countries in identifying the median employee.

After identifying the median employee, we calculated the median employee’s annual total compensation for fiscal year 2024 in accordance with the SEC’s requirements governing preparation of the Summary Compensation Table.

We calculated the annual total compensation of the CEO for fiscal year 2024 by annualizing the Summary Compensation Table compensation or Mr. Dorlack, who was serving as our CEO on September 30, 2024, as follows:

Pay Elements from Fiscal Year 2024 Summary Compensation Table (“SCT”)	Actual Values from SCT	Values for CEO Pay Ratio Calculation	Rationale
Salary	$662,083	$688,750	Value for CEO pay ratio reflects Mr. Dorlack’s annualized base salary, less the percentage reductions that were applied due to his participation in the Salary Reduction/RSU Replacement Program
Stock Awards	$7,760,438	$7,760,438	Values represent the equity awards granted during fiscal year 2024
Option Awards	-	-	-
Non-Equity Incentive Plan Compensation	$971,523	$1,119,100	Value represents Mr. Dorlack’s bonus at base salary rate and target award associated with his promotion to CEO. $950,000 x 155% x 76% = $1,119,100
Change in Pension Value and Non-Qualified Deferred Compensation Earnings	-	-	-
All Other Compensation	$99,427	$99,427	-
Total CEO Pay	$9,493,471	$9,667,715

NON-EMPLOYEE DIRECTOR COMPENSATION
Non-employee director annual compensation for fiscal year 2024 consisted of the following:
•    A retainer at an annual rate of $290,000, of which $145,000 was paid in cash and $145,000 was paid in ordinary shares.
•    A committee chair fee at an annual rate of $20,000, payable in cash, for each of the chairs of the Audit Committee and Human Capital and Compensation Committee, and at an annual rate of $15,000, payable in cash, for the chair of the Corporate Governance Committee.
•    A Board Chair fee (in addition to the annual retainer described above) at an annual rate of $170,000, of which $85,000 was paid in cash and $85,000 of which was paid in ordinary shares at the then-current market price, issued under the Adient plc 2021 Omnibus Incentive Plan.
In addition, during times in which we have a Lead Director, a Lead Director fee will be paid at an annual rate of $30,000, payable in cash, provided that a non-employee Lead Director will not receive any committee chair fees described above.
We pay the cash retainer fee and committee chair fees, and we issue the ordinary share portion of the annual retainer, in advance, at, or as soon as practicable after, the date of each annual general meeting of shareholders, subject to exceptions described in our Non-Employee Directors Compensation Summary and Ownership Guidelines. We also pay the Board Chair fee at the time of the annual general meeting. In addition to providing the retainers described above, we reimburse non-employee directors for any reasonable expenses relating to their service as directors. Non-employee directors do not receive any additional meeting fees for attendance at meetings of the Board or its committees. A director who is also an employee of Adient receives no additional remuneration for services as a director of Adient.

We maintain a director share ownership policy that requires our directors to hold significant amounts of our ordinary shares. Our current share ownership policy requires our directors to hold an amount of Adient ordinary shares equal to five times the annual cash retainer within five years of their election or appointment to the Board. All of our directors either hold sufficient shares to comply with the share ownership policy guidelines or have additional time to acquire sufficient shares.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Julie L. Bushman	145,000	145,000	290,000
Peter H. Carlin	145,000	145,000	290,000
Ricky T. Dillon	145,000	145,000	290,000
Jodi E. Eddy	145,000	145,000	290,000
Richard Goodman	165,000	145,000	310,000
José M. Gutiérrez	160,000	145,000	305,000
Frederick A. Henderson	230,000	230,000	460,000
Barb J. Samardzich	165,000	145,000	310,000
(1)    Amounts shown in this column reflect the cash portion of the annual retainer and the committee chair and Board chair fees earned for service during fiscal year 2024.
(2)    Amounts shown in this column reflect the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. The equity grant portion of the regular annual retainer was granted on March 12, 2024, when the closing price per share of Adient ordinary shares was $34.46.

PROPOSAL FOUR:
APPROVAL OF THE ADOPTION OF ADIENT’S
2021 OMNIBUS INCENTIVE PLAN AS AMENDED AND RESTATED
Our Board is asking our shareholders to approve an amended and restated version of the Adient plc 2021 Omnibus Incentive Plan (the “2021 Plan”) to increase the number of our ordinary shares reserved for issuance under the 2021 Plan by 3,331,000 shares.
The two primary purposes of the 2021 Plan are to attract and retain outstanding individuals to serve as officers, directors, employees and consultants and to increase shareholder value. Our Board believes that the amendment and restatement of the 2021 Plan will further these goals by allowing the 2021 Plan to continue to serve as the primary vehicle for our equity-based and other incentive compensation programs in the future. For this reason, we believe that approval of the amended and restated 2021 Plan is important to our future success.
Key Reasons to Support the 2021 Plan as Amended and Restated
Our equity-based and other incentive compensation programs under the 2021 Plan have been integral to our past success and increasing the number of shares available under the 2021 Plan will allow it to continue to be an essential element contributing to our future performance.
•The number of shares reserved under the 2021 Plan as amended and restated represents what we believe is an acceptable level of dilution to our existing shareholders in light of the benefits to our future performance that we expect the 2021 Plan to continue to support. We estimate that the additional 3,331,000 shares reserved for issuance under the 2021 Plan, when added to the shares subject to outstanding awards and available for future awards, could result in a maximum potential dilution to our existing shareholders of approximately 8.1%, based on our current total of 83,932,693 ordinary shares outstanding as of January 15, 2025.
•Our equity grants under the 2021 Plan have been at a level we consider to be moderate, and we expect to continue similar grant practices over the near term if the additional 3,331,000 shares are approved. Our three-year average burn rate is approximately 0.94% when calculated by dividing the total number of share awards granted in any given year by the number of ordinary shares outstanding (calculated without discounting for cancelled or forfeited options or shares acquired or retained by us).
•The 2021 Plan incorporates several leading pay practices, including the following:
•Awards that may be settled in shares must have a minimum vesting period of one year from the date of grant, subject to an exception for awards that, in the aggregate, relate to up to 5% of the total share reserve.
•Shares used to pay exercise price of options or withholding taxes do not replenish shares authorized.
•No tax gross-ups for excise taxes that may be imposed on payments to our executive officers in connection with a change of control.
•“Double trigger” is required for accelerated vesting of equity awards in a change of control in which the awards are assumed or replaced, meaning that, in addition to the change of control occurring, the employee’s employment must be terminated by us without cause or by the employee with good reason (if the employee has an agreement providing for good reason termination) for his or her unvested equity awards to become vested on an accelerated basis.
•A fiscal year limit on awards to any individual non-employee director is $900,000.
•Backdating or repricing of options or share appreciation rights, and discounted options or share appreciation rights, are prohibited.
We believe that our existing compensation programs have been effective at motivating our key executive officers, including our NEOs, to achieve superior performance and results for our Company, effectively aligning compensation with performance results, giving our executives an ownership interest in our Company so their interests are aligned with our shareholders, and enabling us to attract and retain talented executive officers whose services are in key demand in our industry and market sectors. If the 2021 Plan as amended and restated is not approved at the Annual General Meeting, then the 2021 Plan will continue to exist in the form it had prior to the amendment and restatement, but, because the number of shares will not have increased, it will not be able to continue to serve as an effective vehicle for our equity-based and other incentive compensation programs.
Background
The 2021 Plan was initially approved by our shareholders and became effective on March 9, 2021. On January 17, 2025, our Board approved an amendment and restatement of the 2021 Plan, subject to the approval of our shareholders at the Annual General Meeting, to increase the total number of shares of our Common Stock available for issuance under the 2021 Plan by 3,331,000 shares.
Securities Authorized for Issuance under Equity Compensation Plans
Our three-year average burn rate is approximately 0.94% when calculated by dividing the total number of shares subject to awards granted in any given year by the number of ordinary shares outstanding. The number of share awards used in the burn rate calculation is not discounted by cancelled or forfeited options or shares acquired or retained by us. As of January 15, 2025 there were a total of

2,652,310 ordinary shares underlying outstanding awards under the 2021 Plan and our prior equity incentive plan, the Adient plc 2016 Omnibus Incentive Plan (the “Prior Plan”), consisting of:
•11,623 subject to outstanding options with a weighted average exercise price of $45.62 and a weighted average remaining term of 0.7 years;
•1,187,574 shares underlying outstanding performance share units that had not been earned; and
•1,453,113 shares of restricted stock or restricted stock units that had not vested.
As of January 15, 2025, there remained a total of approximately 817,497 ordinary shares available for future awards under the 2021 Plan, before any increase in available shares takes effect. The Prior Plan was terminated in 2021when the 2021 Plan was approved by shareholders, so there are no shares remaining available for future awards under the Prior Plan.
Authorized Shares and Share Price
Our constitutional documents authorize 500 million ordinary shares and 100 million preferred shares. There were 83,932,693 ordinary shares issued and outstanding as of January 15, 2025, and the market value of an ordinary share as of that date was $17.49. There were no preferred shares issued and outstanding as of January 15, 2025.
Summary of the Terms of the 2021 Plan
The following is a summary of the material provisions of the 2021 Plan as amended and restated, a copy of which is attached hereto as Annex A and is incorporated by reference herein. This summary and the highlights above are qualified in their entirety by reference to the full and complete text of the 2021 Plan. Any inconsistencies between this summary or the highlights above and the text of the 2021 Plan will be governed by the text of the 2021 Plan.
Administration and Eligibility
The 2021 Plan is administered by the Human Capital and Compensation Committee or the full Board (either of which we refer as the “administrator”), which has the authority to interpret the provisions of the 2021 Plan and any award, make, change and rescind rules and regulations relating to the 2021 Plan, and change or reconcile any inconsistency in any award or agreement covering an award. In addition, subject to any limitations imposed by law and any restrictions imposed by the Human Capital and Compensation Committee, our CEO may act as the administrator with respect to awards granted to employees who are not “officers” subject to Section 16 of the Exchange Act at the time such authority or responsibility is exercised.
The administrator (to the extent of its authority) may designate any of the following as a participant under the 2021 Plan: any officer or other employee of our Company or its affiliates; any individual that our Company or one of its affiliates have engaged to become an officer or employee; any consultant or advisor who provides services to our Company or its affiliates; or any director, including a non-employee director. As of January 15, 2025, there were approximately 635 employees and eight non-employee directors eligible to participate in the 2021 Plan.
The Board may delegate some or all of its authority under the 2021 Plan to a committee of the Board or to one or more officers of the Company, and the Human Capital and Compensation Committee may delegate some or all of its authority under the 2021 Plan to a sub-committee or one or more of our officers. Delegation is not permitted, however, with respect to share-based awards made to individuals subject to Section 16 of the Exchange Act, unless the delegation is to a committee of the Board that consists only of non-employee directors.
Types of Awards
Awards under the 2021 Plan may consist of options, share appreciation rights, performance shares, performance units, restricted shares, restricted share units, deferred share rights, dividend equivalent units, other share-based awards, annual incentive awards or long-term incentive awards. The administrator may grant any type of award to any participant it selects, but only our and our subsidiaries’ employees may receive grants of incentive share options. Awards may be granted alone or in addition to, in tandem with, or (subject to the 2021 Plan’s prohibition on repricing) in substitution for any other award (or any other award granted under another plan of ours or of any of our affiliates).
Shares Reserved under the 2021 Plan
Under the 2021 Plan prior to the currently proposed amendment and restatement, a total of 1,600,000 ordinary shares, plus the number of shares remaining available under the Prior Plan or the 2016 Director Share Plan (together, the “Existing Plans”) that had not been made subject to outstanding awards as of March 9, 2021, the date the 2021 Plan was first approved by shareholders, were reserved for issuance under the 2021 Plan. The 2021 Plan prior to the currently proposed amendment and restatement also provided that we could issue only an aggregate of 1,600,000 ordinary shares upon the exercise of incentive share options.
The 2021 Plan as amended and restated provides that an aggregate of 3,331,000 ordinary shares, plus the number of shares remaining available under the Existing Plans that had not been made subject to outstanding awards as of March 9, 2021, will be reserved for issuance under the 2021 Plan. The 2021 Plan as amended and restated also provides that we may issue only an aggregate of 3,331,000 ordinary shares upon the exercise of incentive share options.

In general, if an award granted under the 2021 Plan expires, is canceled or terminates without the issuance of shares under the award or is settled in cash, if it is determined during or at the conclusion of the term of an award that all or some portion of the shares under the award will not be issuable on the basis that the conditions for such issuance will not be satisfied, if shares are forfeited under an award or if shares are issued under any award and we reacquire them pursuant to rights we reserved upon the issuance of the shares, then such shares again become available for issuance under the 2021 Plan, except that shares reacquired pursuant to reserved rights may not be issued pursuant to incentive share options. Shares tendered in payment of or withheld to satisfy the exercise price of an option or as a result of the net settlement of an outstanding share appreciation right, shares withheld to satisfy tax withholding obligations and shares purchased by us using proceeds from option exercises may not be recredited to the reserve.
If any shares subject to awards granted under the Existing Plans would be re-credited to the Existing Plans’ respective reserves if such plans were still in effect (but applying the provisions concerning share recycling of the 2021 Plan and the Existing Plans’ limits on re-crediting), then those shares become available for the purpose of granting awards under the 2021 Plan, thereby increasing the reserve.
Options
The administrator has the authority to grant share options and to determine all terms and conditions of each share option, including the number of options granted, whether an option is to be an incentive share option or non-qualified share option, the date of grant, which is not prior to the date of the administrator’s approval of the grant, a grant price that is not less than the fair market value of the ordinary shares subject to the option on the date of grant, and the terms and conditions of exercise. Fair market value is defined as the last sales price of an ordinary share for the date in question, or if no sales of our ordinary shares occur on such date, on the last preceding date on which there was such a sale. The administrator determines terms and conditions of exercise as well as the expiration date of each option, but the expiration date will not be later than ten years after the grant date. If the aggregate fair market value of the shares subject to the portion of an incentive share option that becomes exercisable during a calendar year exceeds $100,000, then the option is treated as a nonqualified share option to the extent the $100,000 limitation is exceeded.
Each incentive share option that the administrator grants to an eligible employee who owns more than ten percent of the total combined voting power of all classes of shares then issued by our Company or a subsidiary must have an exercise price at least equal to 110% of the fair market value of the ordinary shares on the date of grant and must terminate no later than five years after the date of grant.
Share Appreciation Rights
The administrator has the authority to grant share appreciation rights. A share appreciation right is the right of a participant to receive cash in an amount, and/or ordinary shares with a fair market value, equal to the appreciation of the fair market value of an ordinary share during a specified period of time. The 2021 Plan provides that the administrator determines all terms and conditions of each share appreciation right, including: whether the share appreciation right is granted independently of an option or relates to an option; the number of ordinary shares to which the share appreciation right relates; the date of grant, which is not prior to the date of the administrator’s approval of the grant; a grant price that is not less than the fair market value of the ordinary shares subject to the share appreciation right on the date of grant; the terms and conditions of exercise or maturity; a term that must be no later than ten years after the date of grant; and whether the share appreciation right will settle in cash, ordinary shares or a combination of the two.
Performance and Share Awards
The administrator has the authority to grant awards of restricted shares, restricted share units, deferred share rights, performance shares or performance units. Restricted shares mean ordinary shares that are subject to a risk of forfeiture, restrictions on transfer or both a risk of forfeiture and restrictions on transfer. Restricted share unit means the right to receive a payment in cash or shares equal to the fair market value of one ordinary share. Deferred share right means the right to receive ordinary shares or restricted shares at some future time. Performance share means the right to receive ordinary shares, including restricted shares, to the extent performance goals are achieved. Performance unit means the right to receive a payment in cash or shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more ordinary shares, to the extent performance goals are achieved.
The administrator determines all terms and conditions of the awards, including: the number of ordinary shares and/or units to which such award relates; whether performance goals need to be achieved for the participant to realize any portion of the benefit provided under the award; the period of restriction with respect to restricted shares or restricted share units and the period of deferral for deferred share rights; the performance period for performance awards; with respect to performance units, whether to measure the value of each unit in relation to a designated dollar value or the fair market value of one or more ordinary shares; and, with respect to performance units, whether the awards will settle in cash, in ordinary shares, or in a combination of the two.
Incentive Awards
The administrator has the authority to grant annual and long-term incentive awards. Incentive awards are the right to receive a cash payment to the extent performance goals are achieved. The administrator will determine all of the terms and conditions of each incentive award, including the performance goals, the performance period, the potential amount payable and the timing of payment, provided that the administrator must require that payment of all or any portion of the amount subject to the award is contingent on the achievement of one or more performance goals during the period the administrator specifies, although the administrator may specify that all or a portion of the goals are deemed achieved upon a participant’s death, disability or retirement, or such other circumstances as the administrator may specify. For annual incentive awards, the performance period must relate to a period of one fiscal year, and for long-term incentive awards, the performance period must relate to a period of more than one fiscal year, provided that, for annual incentive awards, if the award is made in the year the 2021 Plan becomes effective, at the time of commencement of employment or service or on the occasion of a promotion, then the award may relate to a period shorter than one fiscal year.
Dividend Equivalent Units and Dividends
The administrator has the authority to grant dividend equivalent units in connection with “full value” awards, defined to include restricted shares, restricted share units, performance shares, performance units (valued in relation to a share), deferred share rights and any other similar award under which the value of the award is measured as the full value of a share, rather than the increase in the value of a share. A dividend equivalent unit is the right to receive a payment, in cash or ordinary shares, equal to the cash dividends or other distributions that we pay with respect to an ordinary share. The administrator determines all terms and conditions of a dividend equivalent unit award, except that no dividend equivalent units granted in connection with another award may provide for payment to the date that award vests or is earned, as applicable. An award of restricted shares may include a right to receive dividends, but any dividends payable with respect to such restricted shares will either, at the discretion of the administrator, be automatically reinvested as additional restricted shares that will be subject to the same terms and conditions (including terms concerning vesting and forfeiture) as the original grant of restricted shares, or be paid out in cash at the same time and only to the same extent that the related restricted shares vest or are earned.
Other Awards
The administrator has the authority to grant other types of awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, ordinary shares, either alone or in addition to or in conjunction with other awards, and payable in ordinary shares or cash. Such awards may include unrestricted ordinary shares, which may be awarded, without limitation, as a bonus, in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or upon the attainment of performance goals or otherwise, or rights to acquire ordinary shares from us. The administrator determines all terms and conditions of the award, including the time or times at which such award is made and the number of ordinary shares to be granted pursuant to such award or to which such award will relate. Any award that provides for purchase rights must be priced at 100% of the fair market value of our ordinary shares on the date of the award.
Minimum Vesting and Discretion to Accelerate Vesting
Awards that may be settled in shares must have a minimum vesting period of one year from the date of grant, subject to an exception for awards that, in the aggregate, relate to up to 5% of the total share reserve. For the purpose of awards granted to non-employee directors, “one year” may mean the period of time from one annual general meeting to the next annual general meeting as long as the period is not less than 50 weeks. The administrator may, however, accelerate the vesting of an award or deem an award to be earned, in whole or in part, (1) if a participant dies, becomes disabled, retires or is terminated without cause, (2) pursuant to the adjustment provisions of the 2021 Plan or (3) upon any other event determined by the administrator.
Performance Goals
For purposes of the 2021 Plan, performance goals mean any objective or subjective goals the administrator established with respect to an award. Performance goals may include, but are not limited to, the following categories, including in each case any measure based on such category: basic earnings per ordinary share on a consolidated basis, diluted earnings per ordinary share on a consolidated basis, total shareholder return, fair market value of shares, net sales, increase in percentage of total revenues represented by revenues, cost of sales, gross profit, selling, general and administrative expenses, operating income, segment income, earnings before interest and the provision for income taxes, earnings before interest, the provision for income taxes, depreciation, and amortization, net income, accounts receivable, inventories, trade working capital, return on equity, return on assets, return on invested capital, return on sales, economic value added (or other measure of profitability that considers the cost of capital employed), free cash flow, net cash provided by operating activities, net increase (decrease) in cash and cash equivalents, increase (decrease) in debt or net debt, customer satisfaction (which may include customer backlog and/or relationships), market share, quality, safety, realization or creation of innovation projects or products, achievement of cost reduction targets or restructuring initiatives, employee engagement, employee and/or supplier diversity improvement, completion of integration of acquired businesses and/or strategic activities and development, completion and implementation of succession planning. The performance goals, other than, in general, the per-share or share-based goals, may be measured for us on a consolidated basis, for any one or more of our affiliates or divisions and/or for any other business unit or units of ours or an affiliate as defined by the administrator at the time of selection.
In addition, the administrator may designate other categories, including categories involving individual performance and subjective targets, not listed above. The administrator may adjust performance goals or modify the manner of measuring or evaluating a performance goal for any reason the administrator determines is appropriate.
Effect of Termination of Employment or Service on Awards
The administrator will have the discretion to determine, at the time an award is made to a participant or any time thereafter, the effect of the participant’s termination of employment or service with our Company or our affiliates on the award.
Transferability and Restrictions on Exercise
No award (other than unrestricted shares), and no right under any such award, is assignable, alienable, saleable, or transferable by a participant except by will or by the laws of descent and distribution, unless and to the extent the administrator allows: (1) a participant to designate in writing a beneficiary to exercise the award or receive payment under an award after the participant’s death, or (2) transfer an award, except that in no event may options be transferred to third-party financial institutions.
Each award, and each right under any award, will be exercisable during the lifetime of the participant only by the participant or, if permissible under applicable law, by such individual’s guardian or legal representative.
Adjustments
If any of the following occurs:
•we are involved in a merger or other transaction in which our ordinary shares are changed or exchanged;
•we subdivide or combine our ordinary shares or we declare a dividend payable in our ordinary shares, other securities or other property;
•we effect a cash dividend, the amount of which, on a per share basis, exceeds 10% of the fair market value of an ordinary share at the time the dividend is declared, or we effect any other dividend or other distribution on our ordinary shares in the form of cash, or a repurchase of ordinary shares, that the Board determines is special or extraordinary in nature or that is in connection with a transaction that we characterize publicly as a recapitalization or reorganization involving our ordinary shares; or
•any other event occurs, which, in the judgment of the Board or Human Capital and Compensation Committee necessitates an adjustment to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the 2021 Plan;
then the administrator will, in a manner it deems equitable to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the 2021 Plan, adjust the number and type of ordinary shares subject to the 2021 Plan and which may, after the event, be made the subject of awards; the number and type of ordinary shares subject to outstanding awards; the grant, purchase or exercise price with respect to any award; and performance goals of an award.
In any such case, the administrator may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award (without the consent of the holder) in an amount and at a time determined by the administrator.
No such adjustments may be authorized in the case of incentive share options to the extent that such authority would cause the 2021 Plan to violate Section 422(b) of the Internal Revenue Code.
Without limitation, if there is a reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a change of control (other than any such transaction in which we are the continuing corporation and in which the outstanding shares are not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the administrator may substitute for each share then subject to an award and the shares subject to the 2021 Plan the number and kind of shares, other securities, cash or other property to which holders of ordinary shares will be entitled in respect of each share pursuant to the transaction.
In the case of a share dividend (other than a share dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the shares (including a reverse share split), if no action is taken by the administrator, the adjustments described above will automatically be made.
In connection with any merger, consolidation, acquisition of property or shares, or reorganization, the administrator may authorize the issuance or assumption of awards under the 2021 Plan, subject to the listing requirements of any principal securities exchange or market on which the shares are then traded.
Change of Control
Unless otherwise provided in an applicable employment, retention, change of control, severance, award or similar agreement, or by the administrator prior to the event, in the event of a change of control of our Company:
•If the purchaser, successor or surviving corporation (or parent thereof) (which we refer to as the “Survivor”) so agrees, some or all outstanding awards will be assumed, or replaced with the same type of award with similar terms and conditions, by the Survivor in the change of control transaction, subject to appropriate adjustments. In this case, the terms of the 2021 Plan do not provide for automatic acceleration of vesting of awards. In addition, the 2021 Plan does not provide for an automatic payout of cash incentive awards upon such a change of control, although individual cash incentive awards may provide for an automatic pro rata payout, as do our current performance incentives and our current long-term incentive performance plan awards.
•To the extent the Survivor in the change of control transaction does not agree to assume the awards or issue replacement awards, then immediately prior to the date of the change of control:
•each share option or share appreciation right that is then held by a participant who is employed by or in the service of us or one of our affiliates will become fully vested, and, unless otherwise determined by the Board or the Human Capital and

Compensation Committee, all share options and share appreciation rights will be cancelled in exchange for a cash payment equal to the excess of the change of control price (as determined by the administrator) of the ordinary shares covered by the share option or share appreciation right over the purchase or grant price of such ordinary shares under the award;
•restricted shares, restricted share units and deferred share rights (that are not performance awards) that are not vested will vest;
•all performance and incentive awards that are earned but not yet paid will be paid, and all performance and incentive awards for which the performance period has not expired will be cancelled in exchange for a cash payment equal to a pro-rated portion of the target value of the award reflecting the portion of the performance period that had elapsed prior to the change of control;
•all dividend equivalent units that are not vested will vest and be paid in cash; and
•all other awards that are not vested will vest and if an amount is payable under such vested award, then such amount will be paid in cash based on the value of the award.
If the Survivor terminates the participant’s employment or service without cause (as defined in the agreement relating to the award or, if not defined in such an agreement, as defined by the administrator) or if the participant has in effect an employment, retention, change of control, severance or similar agreement with us or any affiliate that contemplates the termination of his or her employment or service for good reason, and the participant terminates his or her employment or service for good reason (as defined in such agreement), in either case within 24 months after a change of control, then any assumed or replaced awards, and any awards not cancelled in connection with the change of control, will be treated as follows:
•all outstanding awards or replacement awards will vest automatically (assuming, for any award the vesting of which is subject to performance goals, that such goals had been met at the target level);
•share options and share appreciation rights will be cancelled in exchange for a payment in cash and/or shares (which may include shares or other securities of the Survivor) equal to the excess of the fair market value of the shares over the exercise or grant price of such shares under the award;
•restricted shares, restricted share units or deferred share rights will be cancelled as of the date of such termination in exchange for a payment in cash and/or shares (which may include shares or other securities of the Survivor) equal to the fair market value of a share;
•performance shares, performance share units and annual and long-term incentive awards that are earned but not yet paid will be paid promptly following the termination of employment or service, and performance shares, performance share units and annual and long-term incentive awards for which the performance period has not expired will be cancelled in exchange for a cash payment equal to a pro-rated portion of the target value of the award reflecting the portion of the performance period that had elapsed prior to the termination; and
•other awards will be cancelled as of the date of such termination in exchange for a payment in cash in an amount equal to the value of the award.
If the participant has a deferral election in effect with respect to any amount payable under these change of control provisions, or if the applicable award is otherwise subject to Section 409A of the Internal Revenue Code, that amount will be deferred pursuant to such election and the requirements of Section 409A.
Except as otherwise expressly provided in any agreement between a participant and us or an affiliate, if the receipt of any payment by a participant under the circumstances described above would result in the payment by the participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.
A “change of control” is generally defined by the 2021 Plan as the first to occur of the following:
•The acquisition by a person of 35% or more beneficial ownership of our then-outstanding ordinary shares or our then-outstanding voting securities (excluding acquisitions from or by us or by any of our employee benefit plans);
•A majority change in our board that is not approved by at least a majority of our incumbent Board (or their Board-approved successors);
•Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction, whether by way of scheme of arrangement or otherwise, involving us or any of our subsidiaries, a sale or other disposition of all or substantially all of our the assets, or the acquisition of assets or shares of another entity by us or any of our subsidiaries, in each case unless, following such event, (1) all or substantially all of the individuals and entities that were the beneficial owners of our then-outstanding ordinary shares or our then-outstanding voting securities beneficially own, directly or indirectly, more than 50% of the then-outstanding ordinary shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such event in substantially the same proportions as their ownership immediately prior to such event of the outstanding ordinary shares and the outstanding company voting securities, as the case may be, (2) no person (excluding specified persons) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of the corporation resulting from such event or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the event, and (3) at least a majority of the members of the board of directors of the corporation resulting from such event were members of our incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such event; or
•approval by our shareholders of a complete liquidation or dissolution of our Company.
Term of 2021 Plan
Unless earlier terminated by our Board, the 2021 Plan will remain in effect until the tenth anniversary of the effective date of the 2021 Plan.
Termination and Amendment
The Board or the Human Capital and Compensation Committee may amend, alter, suspend, discontinue or terminate the 2021 Plan at any time, except:
•the Board must approve any amendment to the 2021 Plan if we determine such approval is required by prior action of the Board, applicable corporate law or any other applicable law;
•shareholders must approve any amendment to the 2021 Plan if we determine that such approval is required by Section 16 of the Exchange Act, the listing requirements of any principal securities exchange or market on which our ordinary shares are then traded, or any other applicable law; and
•shareholders must approve any amendment to the 2021 Plan that materially increases the number of ordinary shares reserved under the 2021 Plan or the incentive share option award limits, that materially expands the group of individuals that may become participants under the 2021 Plan or that diminishes the provisions on repricing or backdating share options and share appreciation rights.
The administrator may modify, amend or cancel any award or waive any restrictions or conditions applicable to any award or the exercise of the award. Any modification or amendment that materially diminishes the rights of the participant or any other person that may have an interest in the award, or that cancels any award, will be effective only if agreed to by that participant or other person. The administrator does not need to obtain participant or other interested party consent, however, for the adjustment or cancellation of an award pursuant to the adjustment provisions of the 2021 Plan or the modification of an award to the extent deemed necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which our ordinary shares are then traded, to the extent the administrator deems necessary to preserve favorable accounting or tax treatment of any award for us, or to the extent the administrator determines that the action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant or any other person(s) with an interest in the award.
The authority of the administrator to terminate or modify the 2021 Plan or awards will extend beyond the termination date of the 2021 Plan. In addition, termination of the 2021 Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force after termination of the 2021 Plan except as they may lapse or be terminated by their own terms and conditions.
Awards Subject to Recoupment; Compliance with Award Agreement and Plan Required
Awards and any shares issued or cash paid under an award are subject to any recoupment, clawback, equity holding, share ownership or similar policies that we adopt from time to time and any recoupment, clawback, equity holding, share ownership or similar requirements made applicable by law, regulation or listing standards to us from time to time. Unless an award agreement specifies otherwise, the administrator may cancel any award at any time if the participant is not in compliance with all applicable provisions of the award agreement and the 2021 Plan.
Repricing Prohibited
Neither the administrator nor any other person may: (1) amend the terms of outstanding options or share appreciation rights to reduce the exercise price of such outstanding options or share appreciation rights; (2) cancel outstanding options or share appreciation rights in exchange for options or share appreciation rights with an exercise price that is less than the exercise price of the original options or share appreciation rights; or (3) cancel outstanding options or share appreciation rights with an exercise price above the current share price in exchange for cash or other securities.

Backdating Prohibited
The administrator may not grant an option or a share appreciation right with a grant date that is effective prior to the date the administrator takes action to approve such award.
Foreign Participation
To assure the viability of awards granted to participants employed or residing in foreign countries, the administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the administrator may approve such supplements to, or amendments, restatements or alternative versions of, the 2021 Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the administrator approves for purposes of using the 2021 Plan in a foreign country will not affect the terms of the 2021 Plan for any other country.
Certain United States Federal Income Tax Consequences
The following summarizes certain U.S. federal income tax consequences relating to the 2021 Plan. The summary is based upon the laws and regulations in effect as of the date of this proxy statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt or exercise of awards under foreign, state or local tax laws, and such tax laws may not correspond to the U.S. federal income tax treatment described herein. The exact U.S. federal income tax treatment of transactions under the 2021 Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.
Options
The grant of an option under the 2021 Plan will create no income tax consequences to us or to the recipient. A participant who is granted a non-qualified share option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the ordinary shares at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Upon the participant’s subsequent disposition of the ordinary shares received with respect to such share option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the ordinary shares on the exercise date).
In general, a participant will recognize no income or gain as a result of the exercise of an incentive share option, except that the alternative minimum tax may apply. Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the ordinary shares acquired pursuant to the exercise of an incentive share option and we will not be allowed a deduction. If the participant fails to hold the ordinary shares acquired pursuant to the exercise of an incentive share option for at least two years from the grant date of the incentive share option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of the gain realized on the disposition and the excess of the fair market value of the ordinary shares on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.
Share Appreciation Rights
The grant of a share appreciation right under the 2021 Plan will create no income tax consequences to us or to the recipient. A participant who is granted a share appreciation right will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the ordinary shares at such time over the grant price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. If the share appreciation right is settled in ordinary shares, upon the participant’s subsequent disposition of such shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the ordinary shares on the exercise date).
Restricted Shares
Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted shares is made under the 2021 Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the shares lapse in an amount equal to the fair market value of the restricted shares at such time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted shares after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the ordinary shares on the date the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in shares will be treated as an award of additional restricted shares subject to the tax treatment described herein.
A participant may, within 30 days after the date of the award of restricted shares, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted shares on the date of the award (less the amount, if any, the participant paid for such restricted shares). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted shares will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted shares (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted shares, then the participant will not be entitled to claim a credit for the tax previously paid. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.
Restricted Share Units
A participant will not recognize income and we will not be entitled to a deduction at the time an award of a restricted share unit is made under the 2021 Plan. Upon the participant’s receipt of shares (or cash) at the end of the restriction period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If the restricted share units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).
Performance Shares
The grant of performance shares will create no income tax consequences for us or the participant. Upon the participant’s receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives restricted shares in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted shares as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes income. Upon the participant’s subsequent disposition of the shares, the participant will recognize a capital gain or loss (long-term or short-term depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).
Performance Units
The grant of a performance unit will create no income tax consequences to us or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).
Incentive Awards
A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid, and we will generally be entitled to a corresponding income tax deduction.
Dividend Equivalent Units
A participant who is paid a dividend equivalent with respect to an award will recognize ordinary income equal to the value of cash or ordinary shares paid, and we will be entitled to a corresponding deduction in the same amount and at the same time.
Section 162(m) Limit on Deductibility of Compensation
Section 162(m) of the Code limits the deduction we can take for compensation we pay to certain “covered employees,” to $1,000,000 per year per individual.
Code Section 409A
Awards under the 2021 Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Code. If the requirements of Code Section 409A are not complied with, then holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax and, potentially, interest and penalties. We have sought to structure the 2021 Plan, and we expect to seek to structure awards under the 2021 Plan, to comply with Code Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Code Section 409A. To the extent that we determine that any award granted under the 2021 Plan is subject to Code Section 409A, the award agreement evidencing such award will generally incorporate the terms and conditions required by Code Section 409A. The 2021 Plan and any applicable awards may be modified to exempt the awards from Code Section 409A or comply with the requirements of Code Section 409A.
New Plan Benefits
We cannot currently determine the awards that may be granted under the 2021 Plan in the future to the executive officers named in this Proxy Statement or to other officers, employees, directors or other persons. The administrator will make such determinations from time to time.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information as of September 30, 2024 with respect to our ordinary shares issuable under our equity compensation plans:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	1,624,373(1)	$48.53(2)	2,313,515(3)
Equity compensation plans not approved by security holders	NA	NA	NA
Total	1,624,373(1)	$48.53(2)	2,313,515(3)
(1)    Consists of ordinary shares subject to: (a) 717,072 performance share units (reflected at the target award amount); (b) 886,579 restricted share units; and (c) 20,722 stock options, respectively, outstanding under our equity compensation plans.
(2)    Excludes performance share units and restricted share units, which have no exercise price.
(3)    Includes ordinary shares that remain available for grant under our equity compensation plans as follows: 2,313,515 shares under our 2021 Omnibus Incentive Plan.
Accordingly, the following resolution will be submitted to our shareholders for approval at the Annual General Meeting:
RESOLVED, that approval be and hereby is given to the adoption by the Company of the Adient plc 2021 Omnibus Incentive Plan as amended and restated (the “2021 Plan”), which has been made available to shareholders prior to the meeting and that the directors be and hereby are authorized to take all such actions with reference to the 2021 Plan as may be necessary to ensure the adoption and operation of the 2021 Plan.

RECOMMENDATION OF THE BOARD: THE BOARD RECOMMENDS YOU VOTE “FOR” THIS PROPOSAL.

PROPOSAL FIVE:
AUTHORIZATION OF THE BOARD TO ISSUE SHARES UNDER IRISH LAW
Under Irish law, directors of an Irish public limited company must have authority from its shareholders to issue any shares, including shares which are part of the company’s authorized but unissued share capital. Adient’s current authorization was most recently approved by its shareholders at its 2024 Annual General Meeting of Shareholders and authorizes the Board to issue shares up to 20% of the aggregate nominal value of the issued ordinary share capital of Adient as of January 16, 2024. This authorization will expire on September 12, 2025, unless previously renewed, varied or revoked. We are presenting this proposal to renew the Board’s authority to issue authorized but unissued shares on the terms set forth below. If this proposal is not passed, Adient will have a limited ability to issue new ordinary shares after September 12, 2025.
In line with customary practice in Ireland and stakeholder expectations, we are seeking approval at the 2025 Annual General Meeting to issue up to a maximum of 20% of our issued ordinary share capital as of January 15, 2025 (the latest practicable date before this Proxy Statement), for a period expiring on the date which is 18 months from our 2025 Annual General Meeting, unless otherwise varied, revoked or renewed. The Board expects to propose renewal of this authorization on a regular basis at our annual general meetings in future years.
Granting the Board authority to issue shares is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and enables us to issue shares, including, if applicable, in connection with funding acquisitions and raising capital. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this proposal will only grant the Board the authority to issue shares that are already authorized under our Articles of Association pursuant to the terms set forth below. In addition, because we are a NYSE-listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and the SEC, including those rules that limit our ability to issue shares in specified circumstances without obtaining shareholder approval. This authorization is required as a matter of Irish law and is not otherwise required for other companies listed on the NYSE. Accordingly, approval of this resolution would merely place us on equal footing with other NYSE-listed companies.
Accordingly, the following resolution will be submitted to our shareholders for approval at the Annual General Meeting:
RESOLVED, that the directors be and they are, with effect from the passing of this resolution, hereby generally and unconditionally authorized to exercise all powers of Adient to allot and issue relevant securities (within the meaning of section 1021 of the Companies Act 2014) up to an aggregate nominal value of US$16,786.54 (being equivalent to approximately 20% of the aggregate nominal value of the issued ordinary share capital of Adient as of January 15, 2025 (the last practicable date before this Proxy Statement)) and the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked by Adient; provided that Adient may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority by this resolution conferred had not expired.

RECOMMENDATION OF THE BOARD: THE BOARD RECOMMENDS YOU VOTE “FOR” THIS PROPOSAL.

PROPOSAL SIX:
AUTHORIZATION OF THE BOARD TO OPT-OUT OF STATUTORY PREEMPTION RIGHTS UNDER IRISH LAW
Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as the preemption right). Our current authorization, most recently approved by our shareholders at our 2024 Annual General Meeting of Shareholders, will expire on September 12, 2025, unless previously renewed, varied or revoked. We are presenting this proposal to renew the Board’s authority to opt-out of the preemption right on the terms set forth below.
It has been customary practice in Ireland to seek shareholder authority to opt-out of the preemption rights provision in the event of (i) the issuance of shares in connection with any rights issue and (ii) the issuance of shares for cash if the issuance is limited to up to 20% of a company’s issued ordinary share capital. It is also customary practice for such authority to be limited to a period of 12 to 18 months.
Therefore, in accordance with customary practice in Ireland, we are seeking this authority, pursuant to a special resolution, to authorize the directors to issue shares for cash without applying statutory preemption rights, up to a maximum of approximately 20% of Adient’s issued ordinary share capital as of January 15, 2025 (the latest practicable date before this Proxy Statement). The proposed authority is for a period expiring on the date which is 18 months from our 2025 Annual General Meeting, unless otherwise varied, renewed or revoked. The Board expects to propose a renewal of this on a regular basis at our annual general meetings in future years.
Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. Similar to the authorization sought for Proposal 5, this authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares that are already authorized under our Constitution upon the terms below. Without this authorization, in each case where we issue shares for cash after September 12, 2025, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders, which could cause delays in the completion of acquisitions and the raising of capital for our business. This authorization is required as a matter of Irish law and is not otherwise required for other companies listed on the NYSE. Accordingly, approval of this resolution will merely place us on equal footing with other NYSE-listed companies.
Seventy-five percent of the votes cast at the Annual General Meeting will be required to renew the authorization of the Board to opt out of statutory preemption rights. In addition, this proposal is conditional upon the approval of Proposal 5, as required by Irish law.
Accordingly, the following resolution will be submitted (as a special resolution as required under Irish law) to our shareholders for approval at the Annual General Meeting:
RESOLVED, that, subject to and conditional on the passing of the resolution in respect of Proposal 5 as set out in the Proxy Statement for this Annual General Meeting and with effect from the passing of this resolution, the directors be and they are hereby empowered pursuant to section 1023 of the Companies Act 2014 to allot and issue equity securities (within the meaning of section 1023 of the Companies Act 2014) for cash, pursuant to the authority conferred by Proposal 5 as if section 1022(1) of that Act did not apply to any such allotment, provided that this power shall be limited to:
(a) the allotment of equity securities in connection with a rights issue in favor of the holders of ordinary shares (including rights to subscribe for, or convert into, ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be) to the respective numbers of ordinary shares held by them (but subject to such exclusions or other arrangements as the directors may deem necessary or expedient to deal with fractional entitlements that would otherwise arise, or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in, any territory, or otherwise); and
(b) the allotment (otherwise than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal value of US$16,786.54 (being equivalent to approximately 20% of the aggregate nominal value of the issued ordinary share capital of Adient as of January 15, 2025 (the latest practicable date before this Proxy Statement)); and, in each case, the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that Adient may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.

RECOMMENDATION OF THE BOARD: THE BOARD RECOMMENDS YOU VOTE “FOR” THIS PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
The following table sets forth information concerning beneficial ownership of our ordinary shares by persons known to us to own more than five percent of Adient ordinary shares based upon information available furnished by the identified persons to the SEC as of the Record Date.

Name and Address of Beneficial Owner	Number of Ordinary Shares Beneficially Owned	Percentage of Ordinary Shares Outstanding
Blackrock, Inc.(1) 50 Hudson Yards New York, NY 10001	16,064,663	18.4%
FMR LLC(2) 245 Summer Street Boston, MA 02210	9,433,406	10.8%
AllianceBernstein L.P.(3) 501 Commerce Street Nashville, TN 37203	5,414,519	6.2%
Hotchkis and Wiley Capital Management, LLC(4) 601 S. Figueroa Street, 39th Fl Los Angeles, CA 90017	5,197,090	5.9%
Dimensional Fund Advisors LP(5) 6300 Bee Cave Road, Building One Austin, TX 78746	5,017,867	5.4%
(1)    The amount shown for the number of ordinary shares beneficially held by Blackrock, Inc. was provided pursuant to the Schedule 13G/A filed November 8, 2024, with the SEC indicating beneficial ownership as of September 30, 2024. Blackrock, Inc. has sole voting power over 15,347,132 shares, sole investment power over 16,064,663 shares and no shared voting power or shared investment power.
(2)    The amount shown for the number of ordinary shares beneficially held by FMR LLC was provided pursuant to the Schedule 13G/A filed November 12, 2024, with the SEC indicating beneficial ownership as of September 30, 2024. FMR LLC has sole voting power over 9,428,251 shares, sole investment power over 9,433,406 shares and no shared voting power or shared investment power.
(3)    The amount shown for the number of ordinary shares beneficially held by AllianceBernstein L.P. was provided pursuant to the Schedule 13G filed November 15, 2024, with the SEC indicating beneficial ownership as of September 30, 2024. AllianceBernstein L.P. has sole voting power over 4,427,174 shares, sole investment power over 5,414,519 shares and no shared voting power or shared investment power.
(4)    The amount shown for the number of ordinary shares beneficially held by Hotchkis and Wiley Capital Management, LLC was provided pursuant to the Schedule 13G filed November 14, 2024, with the SEC indicating beneficial ownership as of September 30, 2024. Hotchkis and Wiley Capital Management, LLC has sole voting power over 4,889,545 shares, sole investment power over 5,197,090 shares and no shared voting power or shared investment power.
(5)    The amount shown for the number of ordinary shares beneficially held by Dimensional Fund Advisors LP was provided pursuant to the Schedule 13G filed February 9, 2024, with the SEC indicating beneficial ownership as of December 29, 2023. Dimensional Fund Advisors LP has sole voting power over 4,916,833 shares, sole investment power over 5,017,867 shares and no shared voting power or shared investment power.

Share Ownership of Directors and Executive Officers
The following table lists beneficial ownership of our ordinary shares, as defined by SEC rules, as of the Record Date for the persons and group specified. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted. The address of each director, director nominee and current executive officer shown in the table below is c/o Adient plc, Attn: Executive Vice President, Chief Legal and Human Resources Officer, and Corporate Secretary, 49200 Halyard Drive, Plymouth, Michigan 48170.

Name of Beneficial Owner	Ordinary Shares Beneficially Owned(1)	Percentage of Outstanding	Share Units(2)
Julie L. Bushman	41,340	*	—
Peter H. Carlin	28,352	*	—
James D. Conklin	382	*	51,770
Douglas G. Del Grosso	—	*	35,325
Ricky T. Dillon	14,643	*	—
Jerome J. Dorlack	160,816	*	298,471
Jodi E. Eddy	6,225	*	—
Richard Goodman	40,659	*	—
José M. Gutiérrez	37,023	*	—
Frederick A. Henderson	76,135	*	—
Jian James Huang	—	*	149,590
Mark A. Oswald	15,055	*	59,009
Barb J. Samardzich	40,270	*	—
Heather M. Tiltmann	42,627	*	53,267
All current directors and executive officers as a group (17 persons)	606,691	*	739,934
*    Less than 1.0%.
(1)    The balance includes all ordinary shares over which the person holds or shares voting and/or investment power.
(2)    Reflects ordinary shares subject to unvested RSUs that will be settled in shares upon vesting, and for Mr. Huang, ordinary shares subject to unvested RSUs that will be settled in cash upon vesting. These amounts do not represent voting rights and are not included in the amounts in the “Ordinary Shares Beneficially Owned” column.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires that our directors and certain officers file reports of ownership and changes of ownership of our ordinary shares with the SEC and the NYSE. We believe that during our fiscal year ended September 30, 2024, our officers and directors complied with all such filing requirements.

OTHER MATTERS AT THE ANNUAL GENERAL MEETING
The Board does not know of any other matters that will be presented at the Annual General Meeting, but if other matters do properly come before the meeting, it is intended that the named proxies – Mr. Henderson and Ms. Tiltmann – will vote according to their best judgment.
By Order of the Board of Directors,

Heather M. Tiltmann
Executive Vice President, Chief Legal and Human Resources Officer, and Corporate Secretary
Dated: January 22, 2025

in order for your votes to be cast. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side

Annex A

ADIENT PLC
2021 OMNIBUS INCENTIVE PLAN
As Amended and Restated Effective as of March 11, 2025
1.Purpose, Effective Date and Effect on Prior Plans.
(a)Purpose. The Adient plc 2021 Omnibus Incentive Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, directors, employees and consultants and (ii) to increase shareholder value. This Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company, or receive monetary payments, on the potentially favorable terms that this Plan provides.
(b)Effective Date. This Plan will become effective on March 9, 2021 (the “Effective Date”) upon approval of the Plan by the Company's shareholders at the Annual General Meeting held on such date. On January 17, 2025, the Board approved an amendment and restatement of the Plan, subject to the approval of the Company’s shareholders at the Annual General Meeting in 2025 (the date of such Annual General Meeting, the “Amendment Effective Date”), to increase the total number of Shares available under the Plan.
(c)Effect on Prior Plans. Upon the Effective Date, the Adient plc 2016 Omnibus Incentive Plan and the Adient plc 2016 Director Share Plan (collectively, the “Prior Plans”) terminated, and no new awards could be granted thereunder after the Effective Date, although awards previously granted under the Prior Plans and still outstanding, continue to be subject to all terms and conditions of the Prior Plans.
2.Definitions. Capitalized terms used in this Plan have the meanings given below. Additional defined terms are set forth in other sections of this Plan.
(a)“10% Shareholder” means an employee of the Company or an Affiliate, or an individual engaged to become such an employee, who, as of the date an ISO is granted to such individual, owns more than ten percent (10%) of the total combined voting power of all classes of shares then issued by the Company or a Subsidiary corporation.
(b)“Administrator” means the Committee or the Board. In addition, subject to any limitations imposed by law and any restrictions imposed by the Committee or the Board, (i) the Chief Executive Officer of the Company or his or her delegate may act as the Administrator with respect to Awards granted (or to be granted) to employees who are not Section 16 Participants at the time such authority or responsibility is exercised and (ii) the human resources representatives of the Company may act as the Administrator with respect to day-to-day administrative and ministerial matters and duties relating to the Plan.
(c)“Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company within the meaning of Code Sections 414(b) or (c), provided that, in applying such provisions, the phrase “at least 50 percent” shall be used in place of “at least 80 percent” each place it appears therein.
(d) “Award” means a grant of Options, Share Appreciation Rights, Performance Shares, Performance Units, Restricted Shares, Restricted Share Units, Deferred Share Rights, Dividend Equivalent Units, an Annual Incentive Award, a Long-Term Incentive Award, or any other type of award permitted under this Plan.
(e)“Award Agreement” means an agreement setting forth the terms and conditions of an Award.
(f)“Beneficial Ownership” (or derivatives thereof) shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
(g)“Board” means the Board of Directors of the Company.
(h)“Cause” means (1) if the Participant is subject to an employment agreement with the Company or an Affiliate that contains a definition of “cause”, such definition, or (2) otherwise, except as otherwise determined by the Administrator and set forth in an Award Agreement, any of the following as determined by the Administrator in its sole discretion: (A) any act or omission that is inimical to the best interests of the Company or any Affiliate; (B) violation of any employment, non-compete, confidentiality or other agreement in effect with the Company or any Affiliate, or the Company’s or an Affiliate’s code of ethics, as then in effect, (C) conduct rising to the level of gross negligence or willful misconduct in the course of employment with the Company or an Affiliate, (D) commission of an act of dishonesty or disloyalty involving the Company or an Affiliate, or taking any action which damages or negatively reflects on the reputation of the Company or an Affiliate, (E) failure to comply with applicable laws relating to trade secrets, confidential information or unfair competition or a violation of any other federal, state or local law in connection with the Participant’s employment or service, or (F) breach of any fiduciary duty to the Company or an Affiliate.
(i)“Change of Control” means the first to occur of the following events:
(i)    The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then-outstanding Shares (the “Outstanding Company Ordinary Shares”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or (4) any acquisition by any corporation pursuant to a transaction that complies with Sections 2(i)(iii)(A) – 2(i)(iii)(C);
(ii)    Any time at which individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(iii)    Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction, whether by way of scheme of arrangement or otherwise, involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or shares of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Ordinary Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding common or ordinary shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Ordinary Shares and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or an Affiliate or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common or ordinary shares of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(iv)    Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, for purposes of an Award (1) that provides for the payment of deferred compensation that is subject to Code Section 409A or (2) with respect to which the Company permits a deferral election, the definition of Change of Control herein shall be deemed amended to conform to the requirements of Code Section 409A to the extent necessary for the Award and deferral election to comply with Code Section 409A.

(j)“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.
(k)“Commission” means the United States Securities and Exchange Commission or any successor agency.
(l)“Committee” means the Human Capital and Compensation Committee of the Board (or a successor committee with the same or similar authority), or such other committee of the Board designated by the Board to administer this Plan and composed of no fewer than two directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3; provided that if no such committee shall be in existence at any time, the functions of the Committee shall be carried out by the Board.

(m)“Company” means Adient plc or any successor thereto.
(n)“Deferred Share Right” means the right to receive Shares or Restricted Shares at some future time.
(o)“Director” means a member of the Board, and “Non-Employee Director” means a Director who is not also an officer or an employee of the Company or an Affiliate.
(p)"Disability" means, except as otherwise determined by the Administrator and set forth in an Award Agreement: (i) with respect to an ISO, the meaning given in Code Section 22(e)(3), and (ii) with respect to all other Awards, the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of at least twelve (12) months, as determined by the Administrator. The Administrator shall make the determination of Disability and may request such evidence of disability as it reasonably determines.
(q) “Dividend Equivalent Unit” means the right to receive a payment, in cash or property, equal to the cash dividends or other distributions paid with respect to a Share.
(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.
(s) “Fair Market Value” means, per Share on a particular date: (i) the closing price on such date on the New York Stock Exchange or, if no sales of Shares occur on the date in question, on the last preceding date on which there was a sale on such market; (ii) if the Shares are not listed on the New York Stock Exchange, but are traded on another national securities exchange or in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the last bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that exchange or market; or (iii) if the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator. The Administrator also shall establish the Fair Market Value of any other property. If an actual sale of a Share occurs on the market, then the Company may consider the sale price to be the Fair Market Value of such Share.
(t)“Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved, and shall include “Annual Incentive Awards” as described in Section 10 and “Long-Term Incentive Awards” as described in Section 11.
(u)“Incentive Share Option” or “ISO” means an Option that meets the requirements of Code Section 422.
(v)“Option” means the right to purchase Shares at a stated price for a specified period of time.
(w)“Participant” means an individual selected by the Administrator to receive an Award.
(x)“Performance Awards” means a Performance Share and Performance Unit, and any Award of Restricted Shares, Restricted Share Units or Deferred Share Rights the payment or vesting of which is contingent on the attainment of one or more Performance Goals.
(y)“Performance Goals” means any objective or subjective goals the Administrator establishes with respect to an Award. Performance Goals may include, but are not limited to, the following categories, including in each case any measure based on such category:
(i)    Basic earnings per share for the Company on a consolidated basis.
(ii)    Diluted earnings per share for the Company on a consolidated basis.
(iii)    Total shareholder return.
(iv)    Fair Market Value of Shares.
(v)    Net sales.
(vi)    Increase in percentage of total revenues represented by consolidated or unconsolidated revenues.
(vii)    Cost of sales.
(viii)    Gross profit.

(ix)    Selling, general and administrative expenses.
(x)    Operating income.
(xi)    Segment income.
(xii)    Earnings before interest and the provision for income taxes (EBIT).
(xiii)    Earnings before interest, the provision for income taxes, depreciation, and amortization (EBITDA).
(xiv)    Net income.
(xv)    Accounts receivable.
(xvi)    Inventories.
(xvii)    Trade working capital.
(xviii)    Return on equity.
(xix)    Return on assets.
(xx)    Return on invested capital.
(xxi)    Return on sales.
(xxii)    Economic value added, or other measure of profitability that considers the cost of capital employed.
(xxiii)    Free cash flow.
(xxiv)    Net cash provided by operating activities.
(xxv)    Net increase (decrease) in cash and cash equivalents.
(xxvi)    Increase (decrease) in debt or net debt.
(xxvii)    Customer satisfaction, which may include customer backlog and/or relationships.
(xxviii)    Market share.
(xxix)    Quality.
(xxx)    Safety.
(xxxi)    Realization or creation of innovation projects or products.
(xxxii)    Achievement of cost reduction targets or restructuring initiatives.
(xxxiii)    Employee engagement.
(xxxiv)    Employee and/or supplier diversity improvement.
(xxxv)    Completion of integration of acquired businesses and/or strategic activities.
(xxxvi)    Development, completion and implementation of succession planning.
The Performance Goals described in items (v) through (xxxvi) may be measured (A) for the Company on a consolidated basis, (B) for any one or more Affiliates or divisions of the Company and/or (C) for any other business unit or units of the Company or an Affiliate as defined by the Administrator at the time of selection.

In addition, the Administrator may designate other categories, including categories involving individual performance and subjective targets, not listed above. The Administrator reserves the right to adjust Performance Goals, or modify the manner of measuring or evaluating a Performance Goal, for any reason the Administrator determines is appropriate, including but not limited to: (i) by excluding the effects of charges for reorganizing and restructuring; discontinued operations; asset write-downs; gains or losses on the disposition of a business; or mergers, acquisitions or dispositions; and extraordinary, unusual and/or non-recurring items of gain or loss; (ii) excluding the costs of litigation, claims, judgments or settlements; (iii) excluding the effects of changes laws or regulations affecting reported results, or changes in tax or accounting principles, regulations or law; and (iv) excluding any accruals of amounts related to payments under the Plan or any other compensation arrangement maintained by the Company or an Affiliate.

Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

(z)“Performance Shares” means the right to receive Shares (including Restricted Shares) to the extent Performance Goals are achieved.
(aa)“Performance Unit” means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.
(ab)“Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).
(ac)“Plan” means this Adient plc 2021 Omnibus Incentive Plan, as amended and restated and as may be further amended from time to time.
(ad) “Restriction Period” means the length of time established relative to an Award during which the Participant cannot sell, assign, transfer, pledge or otherwise encumber the Shares or Share Units subject to such Award and at the end of which the Participant obtains an unrestricted right to such Shares or Share Units.
(ae)“Restricted Shares” means Shares that are subject to a risk of forfeiture or a Restriction Period, or both a risk of forfeiture and a Restriction Period.
(af)“Restricted Share Unit” means the right to receive a payment equal to the Fair Market Value of one Share that is subject to a risk of forfeiture or restriction period or other restrictions on transfer, or both a risk of forfeiture and a restriction period or other restrictions on transfer.
(ag)“Retirement” means, except as otherwise determined by the Administrator and set forth in an Award Agreement, with respect to a Participant who is an employee, the end of a Participant’s employment with the Company or its Affiliates (for other than Cause) on or after the Participant’s attainment of age sixty (60).
(ah)“Rule 16b-3” means Rule 16b-3 promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.
(ai)“Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.
(aj)“Share” means an ordinary share of the Company.
(ak)“Share Appreciation Right” or “SAR” means the right to receive a payment equal to the appreciation of the Fair Market Value of a Share during a specified period of time.
(al)“Share Unit” means a right to receive a payment equal to the Fair Market Value of one Share.
(am)“Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity in the chain) owns the stock or equity interests possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

(an)“Unrestricted Shares” means Shares issued under this Plan that are not subject to either a risk of forfeiture or a Restriction Period.
3.Administration.
(a)Administration. The Administrator shall administer this Plan. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan and all Awards, including but not limited to the authority to: (i) interpret the provisions of this Plan and any Award Agreement; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.
(b)Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of this Plan; provided that no such delegation is permitted with respect to Share-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of directors who are “non-employee directors” within the meaning of Rule 16b-3. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.
(c)Indemnification. The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions with respect to this Plan or any Award to the maximum extent that applicable law and the Company’s governing documents permit.
4.Eligibility. The Administrator (to the extent of its authority) may designate any of the following as a Participant from time to time: any officer or other employee of the Company or its Affiliates; any individual that the Company or an Affiliate has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its Affiliates; or any Director, including a Non-Employee Director. The Administrator’s designation of a Participant in any year will not require the Administrator to designate such person to receive an Award in any other year. No individual shall have any right to be granted an Award, even if an Award was granted to such individual at any prior time, or if a similarly situated individual is or was granted an Award under similar circumstances.
5.Types of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of Incentive Share Options. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 17(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).
6.Shares Reserved under this Plan; Award Limits.
(a)Plan Reserve. As of the Amendment Effective Date, subject to adjustment as provided in Section 19(a), an aggregate of 3,331,000 Shares, plus the number of Shares available for issuance under the Prior Plans that had not been made subject to outstanding awards as of the Effective Date, plus the number of Shares described in Section 6(d), are reserved for issuance under this Plan. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury shares, subject to compliance with applicable law.
(b)Incentive Share Option Award Limits. As of the Amendment Effective Date, subject to adjustment as provided in Section 19(a), the Company may issue an aggregate of 3,331,000 Shares upon the exercise of Incentive Share Options.
(c)Replenishment of Shares Under this Plan. If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award (whether due currently or on a deferred basis) or is settled in cash, (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (iii) Shares are forfeited under an Award or (iv) Shares are issued under any Award and the Company subsequently (subject to compliance with applicable law) reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to this Plan’s reserve (in the same number as they depleted the reserve) and may again be used for new Awards under this Plan, but Shares recredited to this Plan’s reserve pursuant to clause (iv) may not be issued pursuant to Incentive Share Options. Notwithstanding the foregoing, in no event shall the following Shares be recredited to this Plan’s reserve: Shares tendered in payment of or withheld to satisfy the exercise price of an Option or as a result of the net settlement of an outstanding Share Appreciation Right (subject to compliance with applicable law); Shares withheld to satisfy federal, state or local tax withholding obligations (including in connection with the exercise or net settlement of an outstanding Share Appreciation Right); and Shares purchased by the Company (subject to compliance with applicable law) using proceeds from Option exercises.
(d)Addition of Shares from Prior Plans. After the Effective Date, if any Shares subject to awards granted under the Prior Plans would become available to be re-credited to the Prior Plans’ respective reserves if such plans were still in effect (but applying the provisions of subsection (c) above and the Prior Plans’ limits on re-crediting), then those Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the reserve.
(e)Award Limits. The maximum number of Shares subject to Awards granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid during the fiscal year to the Non-Employee Director in respect of the Non-Employee Director’s service as a member of the Board during such fiscal year (including service as chair or a member or chair of any committees of the Board), shall not exceed such number of Shares as has a total value of $900,000 (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The Board may make exceptions to this limit for a non-executive chair of the Board or, in extraordinary circumstances, for other individual Non-Employee Directors, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.
7.Options. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to:
(a)Whether the Option is an Incentive Share Option or a “nonqualified share option” which does not meet the requirements of Code Section 422;
(b)The number of Shares subject to the Option;
(c)The date of grant, which may not be prior to the date of the Administrator’s approval of the grant;
(d)The exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant (except pursuant to Section 19); provided that an Incentive Share Option granted to a 10% Shareholder must have an exercise price at least equal to 110% of the Fair Market Value of the Shares subject to the Option as determined on the date of grant;
(e)The terms and conditions of exercise, including the manner and form of payment of the exercise price; provided that if the aggregate Fair Market Value of the Shares subject to all ISOs granted to a Participant (as determined on the date of grant of each such Option) that become exercisable during a calendar year exceeds the dollar limitation set forth in Code Section 422(d), then such ISOs shall be treated as nonqualified share options to the extent such limitation is exceeded; and
(f)The term; provided that each Option must terminate no later than ten (10) years after the date of grant and each Incentive Share Option granted to a 10% Shareholder must terminate no later than five (5) years after the date of grant.
In all other respects, the terms of any Incentive Share Option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. If an Option that is intended to be an Incentive Share Option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified share option to the extent of such failure.
8.Share Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to:
(a)Whether the SAR is granted independently of an Option or relates to an Option;
(b)The number of Shares to which the SAR relates;
(c)The date of grant, which may not be prior to the date of the Administrator’s approval of the grant;
(d)The grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant (except pursuant to Section 19);
(e)The terms and conditions of exercise or maturity;
(f)The term, provided that each SAR must terminate no later than ten (10) years after the date of grant; and

(g)Whether the SAR will be settled in cash, Shares or a combination thereof.
If an SAR is granted in relation to an Option, then, unless otherwise determined by the Administrator, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.
9.Performance and Share Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Restricted Shares, Restricted Share Units, Deferred Share Rights, Performance Shares or Performance Units, including but not limited to:
(a)The number of Shares and/or units to which such Award relates;
(b)Whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies;
(c)The Restriction Period with respect to Restricted Shares or Restricted Share Units and the period of deferral for Deferred Share Rights;
(d)The performance period for Performance Awards;
(e)With respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and
(f)With respect to Restricted Share Units and Performance Units, whether to settle such Awards in cash, in Shares, or a combination thereof.
Except as otherwise provided in this Plan, at such time as all restrictions applicable to an Award of Restricted Shares, Deferred Share Rights or Restricted Share Units are met and the Restriction Period expires, ownership of the Shares subject to such restrictions shall be transferred to the Participant free of all restrictions except those that may be imposed by applicable law; provided that if Restricted Share Units are paid in cash, then the payment shall be made to the Participant after all applicable restrictions lapse and the Restriction Period expires.

10.Annual Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment, subject to the following: (a) the Administrator must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement, or such other circumstances as the Administrator may specify; and (b) the performance period must relate to a period of one fiscal year of the Company except that, if the Award is made in the year this Plan becomes effective, at the time of commencement of employment or service with the Company or on the occasion of a promotion, then the Award may relate to a period shorter than one fiscal year.
11.Long-Term Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment, subject to the following: (a) the Administrator must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement, or such other circumstances as the Administrator may specify; and (b) the performance period must relate to a period of more than one fiscal year of the Company.
12.Dividend Equivalent Units; Dividends. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether: (a) such Award will be granted in tandem with another Award; (b) payment of the Award be made currently or credited to an account for the Participant that provides for the deferral of such amounts until a stated time; and (c) the Award will be settled in cash or Shares; provided that Dividend Equivalent Units may be granted only in connection with a “full-value Award”; and provided further that no Dividend Equivalent Unit granted in connection with another Award shall provide for payment prior to the date such Award vests or is earned, as applicable. For this purpose, a “full-value Award” includes Restricted Shares, Restricted Share Units, Performance Shares,

Performance Units (valued in relation to a Share), Deferred Share Rights and any other similar Award under which the value of the Award is measured as the full value of a Share, rather than the increase in the value of a Share. An Award of Restricted Shares may include a right to receive dividends with respect to such Restricted Shares; provided that any dividends payable with respect to such Restricted Shares will either, at the discretion of the Administrator, (i) be automatically reinvested as additional Restricted Shares that will be subject to the same terms and conditions, including the Restriction Period and terms concerning vesting and forfeiture, as the original grant of Restricted Shares, or (ii) be paid out in cash at the same time and only to the same extent that the related Restricted Shares vest or are earned.
13.Other Share-Based Awards. Subject to the terms of this Plan, the Administrator may grant to Participants other types of Awards, which shall be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Shares or cash. Without limitation, such Award may include the issuance of Unrestricted Shares (which may be awarded in lieu of cash compensation to which a Participant is otherwise entitled, in exchange for cancellation of a compensation right, as a bonus, upon the attainment of Performance Goals or otherwise) or rights to acquire Shares from the Company. The Administrator shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights shall be priced at 100% of Fair Market Value on the date of grant of the Award; and provided further that the date of grant cannot be prior to the date the Administrator takes action to approve the Award.
14.Minimum Vesting Period; Discretion to Accelerate Vesting.
(a)Minimum Vesting Period. All Awards granted under the Plan that may be settled in Shares must have a minimum vesting period of one (1) year from the date of grant, provided that such minimum vesting period will not apply to Awards with respect to up to five percent (5%) of the total number of Shares reserved pursuant to Section 6(a). For purposes of Awards granted to Non-Employee Directors, “one year” may mean the period of time from one annual shareholders meeting to the next annual shareholders meeting, provided that such period of time is not less than fifty (50) weeks.
(b)Discretion to Accelerate. Notwithstanding Section 14(a), the Administrator may accelerate the vesting of an Award or deem an Award to be earned, in whole or in part, in the event of (i) a Participant’s death, Disability, Retirement, or termination without Cause, (ii) as provided in Section 15, (iii) as provided in Section 19(c) or (iv) upon any other event as determined by the Administrator in its sole and absolute discretion.
15.Effect of Termination on Awards. The Administrator shall have the discretion to determine, at the time an Award is made to a Participant or any time thereafter, the effect of the termination of the Participant’s employment or service with the Company and its Affiliates on the Award.
16.Transferability.
(a)Restrictions on Transfer. No Award (other than Unrestricted Shares), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to: (i) designate in writing a beneficiary to exercise the Award after the Participant’s death; or (ii) transfer an Award, provided that in no event shall Options be transferable to third-party financial institutions.
(b)Restrictions on Exercisability. Each Award, and each right under any Award, shall be exercisable during the lifetime of the Participant only by such individual or, if permissible under applicable law, by such individual’s guardian or legal representative.
17.Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.
(a)Term of Plan. Unless the Board or Committee earlier terminates this Plan pursuant to Section 17(b), this Plan will terminate on, and no further Awards may be granted under this Plan after, the tenth (10th) anniversary of the Effective Date.
(b)Termination and Amendment. The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:
(i)    the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law;

(ii)    shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and
(iii)    shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or 6(b) (except as permitted by Section 19), (B) an amendment to materially expand the group of individuals that may become Participants, or (C) an amendment that would diminish the protections afforded by Section 17(e).
If the Administrator takes any action under this Plan that is not, at the time of such action, authorized by this Plan, but that could be authorized by this Plan as amended by the Administrator, the Administrator action will be deemed to constitute an amendment to this Plan to authorize such action to the extent permissible under applicable law and the requirements of any principal securities exchange or market on which the Shares are then traded.

(c)Amendment, Modification, Cancellation and Disgorgement of Awards.
(i)    Subject to the requirements of this Plan, including the limitations of Section 17(e), the Administrator may modify, amend or cancel any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, provided that any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of Section 19 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award. Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.
(ii)    Any Awards granted pursuant to this Plan, and any Shares issued or cash paid pursuant to an Award, shall be subject to (A) the Company’s Executive Incentive Compensation Recoupment Policy and any other recoupment, clawback, equity holding, share ownership or similar policies adopted by the Company from time to time and (B) any recoupment, clawback, equity holding, share ownership or similar requirements made applicable by law, regulation or listing standards to the Company from time to time.
(iii)    Unless the Award Agreement specifies otherwise, the Administrator may cancel any Award at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and this Plan.
(d)Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 17 and to otherwise administer this Plan will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.
(e)Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 19, neither the Administrator nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise price above the current Share price in exchange for cash or other securities. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.
(f)Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 17(b).
In addition, if an Award is held by a Participant who is employed or residing in a foreign country and the amount payable or Shares issuable under such Award would be taxable to the Participant under Code Section 457A in the year such Award is no longer subject to a substantial risk of forfeiture, then the amount payable or Shares issuable under such Award shall be paid or issued to the Participant as soon as practicable after such substantial risk of forfeiture lapses (or, for Awards that are not considered nonqualified deferred compensation subject to Code Section 409A, no later than the end of the short-term deferral period permitted by Code Section 457A) notwithstanding anything in this Plan or the Award Agreement to contrary.

(g)Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.
18.Taxes.
(a)Withholding. In the event the Company or an Affiliate of the Company is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company will, unless it otherwise determines, satisfy such tax obligations by withholding from cash or Shares otherwise payable or issuable under the Award in the amount needed to satisfy any withholding obligations; provided that, in the case of Shares, the amount withheld may not exceed the total maximum statutory tax rates associated with the transaction to the extent needed for the Company and its Affiliates to avoid an accounting charge. Alternatively, the Company may require such Participant to pay to the Company, in cash, promptly on demand, amounts sufficient to satisfy such tax obligations or make other arrangements satisfactory to the Company regarding the payment to the Company or an Affiliate of the aggregate amount of any such tax obligations, or the Company may withhold from cash or other property payable or issuable to the Participant or from Shares no longer subject to restrictions in the amount needed to satisfy any withholding obligations. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. In any case, the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.
(b)No Guarantee of Tax Treatment. Notwithstanding any provisions of this Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.
(c)Participant Responsibilities. If a Participant shall dispose of Shares acquired through exercise of an ISO within either (i) two (2) years after the date the Option is granted or (ii) one (1) year after the date the Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven (7) days of the date of such disqualifying disposition. In addition, if a Participant elects, under Code Section 83, to be taxed at the time an Award of Restricted Shares (or other property subject to such Code section) is made, rather than at the time the Award vests, such Participant shall notify the Company within seven (7) days of the date the Participant makes such an election.
19.Adjustment Provisions; Change of Control.
(a)Adjustment of Shares. If: (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares (subject to compliance with applicable law), that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Board or Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust as applicable: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Section 6) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of Incentive Share Options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject only to such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.
Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, including by way of scheme of arrangement or otherwise, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Shares are not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if this Plan will continue in effect), the number and kind of shares, other securities, cash or other property to which holders of Shares are or will be entitled in respect of each Share pursuant to the transaction.
Notwithstanding the foregoing, in the case of a share dividend (other than a share dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse share split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such share dividend or subdivision or combination of the Shares.
(b)Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or shares, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate, subject to the listing requirements of any principal securities exchange or market on which the Shares are then traded and applicable law.
(c)Change of Control. If the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that determines the effect of a Change of Control on the Participant’s Awards, then such agreement shall take precedence over the terms of this Plan. In all other cases, unless provided otherwise in an Award Agreement or by the Administrator prior to the date of the Change of Control, in the event of a Change of Control:
(i)    If the purchaser, successor or surviving corporation (or parent thereof) (the “Survivor”) so agrees, some or all outstanding Awards shall be assumed, or replaced with the same type of award with similar terms and conditions, by the Survivor in the Change of Control transaction. If applicable, each Award which is assumed by the Survivor shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the Award been exercised, vested or earned immediately prior to such Change of Control, and other appropriate adjustments in the terms and conditions of the Award shall be made.
(ii)    To the extent the Survivor in the Change of Control transaction does not agree to assume the Awards or issue replacement awards as provided in clause (i), then immediately prior to the date of the Change of Control:
(A)    Each Option or SAR that is then held by a Participant who is employed by or in the service of the Company or an Affiliate shall become immediately and fully vested, and, unless otherwise determined by the Board or Committee, all Options and SARs shall be cancelled on the date of the Change of Control in exchange for a cash payment equal to the excess of the Change of Control price of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award.

(B)    Restricted Shares, Restricted Share Units and Deferred Share Rights (that are not Performance Awards) that are not then vested shall vest.

(C)    All Performance Awards and Annual and Long-Term Incentive Awards that are earned but not yet paid shall be paid upon the Change of Control, and all Performance Awards and Annual and Long-Term Incentive Awards for which the performance period has not expired shall be cancelled in exchange for a cash payment equal to the product of (1) the target value payable to the Participant under his or her Award and (2) a fraction, the numerator of which is the number of days after the first day of the performance period on which the Change of Control occurs and the denominator of which is the number of days in the performance period.

(D)    All Dividend Equivalent Units that are not vested shall vest and be paid in cash, and all other Awards that are not vested shall vest and if an amount is payable under such vested Award, such amount shall be paid in cash based on the value of the Award.

All payments of cash and issuance of Shares required hereunder shall be made as soon as practicable after, but in no event more than thirty (30) days following, the date of the Change of Control.

(iii)    In the event that (1) the Survivor terminates the Participant’s employment or service without cause (as defined in the agreement relating to the Award or, if not defined therein, as defined by the Administrator) or (2) if the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that contemplates the termination of his or her employment or service for good reason, and the Participant terminates his or her employment or service for good reason (as defined in such agreement), in the case of either (1) or (2) within twenty-four (24) months following a Change of Control, then the following provisions shall apply to any assumed Awards or replacement awards described in paragraph (i) and any Awards not cancelled in connection with the Change of Control pursuant to paragraph (ii):
(A)    Effective upon the date of the termination of the Participant’s employment or service, all outstanding Awards (or replacement awards) automatically shall vest (assuming for any Award the vesting of which is subject to Performance Goals, that such goals had been met at the target level); and

(B)    All Options or Share Appreciation Rights (or replacement awards) held by the Participant shall be cancelled in exchange for a payment in cash and/or Shares (which may include shares or other securities of the Survivor) equal to the excess of the fair market value of the Shares over the exercise or grant price of such Shares under the Award; and

(C)    All Restricted Shares, Restricted Share Units or Deferred Share Rights (or replacement awards) held by the Participant shall be cancelled as of the termination of the Participant’s employment or service in exchange for a payment in cash and/or Shares (which may include shares or other securities of the Survivor) equal to the fair market value of a Share; and

(D)    All Performance Awards and Annual and Long-Term Incentive Awards held by the Participant that are earned but not yet paid shall be paid promptly following the termination of employment or service, and all Performance Awards and Annual and Long-Term Incentive Awards held by the Participant for which the performance period has not expired shall be cancelled in exchange for a cash payment equal to the product of (1) the target value payable to the Participant under his or her Award and (2) a fraction, the numerator of which is the number of days after the first day of the performance period on which the termination of employment or service occurs and the denominator of which is the number of days in the performance period; and

(E)    All other Awards (or replacement awards) held by the Participant shall be cancelled in exchange for a payment in cash in an amount equal to the value of the Award.

All payments of cash and issuance of Shares required hereunder shall be made as soon as practicable after, but in no event more than thirty (30) days following, the date of the termination of employment or service of the Participant.

Notwithstanding anything to the contrary in the foregoing, if the Participant has a deferral election in effect with respect to any amount payable under this Section 19(c) or if the applicable Award is otherwise subject to Code Section 409A, such amount shall be deferred pursuant to such election and the requirements of Code Section 409A.
If the value of an Award for purposes of this subsection is based on the fair market value of a Share, such fair market value shall be determined by the Administrator in its discretion.
(d)Application of Limits on Payments. Except as otherwise expressly provided in any agreement between a Participant and the Company or an Affiliate, if the receipt of any payment by a Participant under the circumstances described above would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

20.Miscellaneous.
(a)Other Terms and Conditions. The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate, including, without limitation, provisions for:
(i)    the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;
(ii)    one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Administrator determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);
(iii)    restrictions on resale or other disposition of Shares; and
(iv)    compliance with federal or state securities laws and stock exchange requirements.
(b)Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate. Unless determined otherwise by the Administrator, for purposes of this Plan and all Awards, the following rules shall apply:
(i)    a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have ended employment; and
(ii)    a Participant employed by an Affiliate will be considered to have ended employment when such entity ceases to be an Affiliate.
Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.
(c)Whole Shares Only. Only whole Shares or other securities may be issued or delivered pursuant to this Plan, and if any calculation of a number of Shares pursuant to any provision of this Plan would otherwise result in a number of Shares that is not a whole number, the calculation shall be rounded down to the next whole number of Shares.
(d)Offset. Subject to compliance with applicable law, the Company shall have the right to offset, from any amount payable or shares deliverable hereunder, any amount that the Participant owes to the Company or any Affiliate without the consent of the Participant or any individual with a right to the Participant’s Award.
(e)Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.
(f)Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award Agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under this Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchange.
(g)Restrictive Legends; Representations. All Shares delivered (whether in certificated or book entry form) pursuant to any Award or the exercise thereof shall bear such legends or be subject to such stop transfer orders as the Administrator may deem advisable under this Plan or under applicable laws, rules or regulations or the requirements of any national securities exchange. The Administrator may require each Participant or other Person who acquires Shares under this Plan by means of an Award to represent to the Company in writing that such Participant or other Person is acquiring the Shares without a view to the distribution thereof.
(h)Governing Law. This Plan, and all Awards hereunder, and all determinations made and actions taken pursuant to this Plan, shall be governed by, except to the extent preempted by other applicable laws (1) with respect to the corporate law requirements applicable to the Company, the validity and authorization of the issuance of Shares under this Plan and similar matters, the internal laws of Ireland (without reference to conflict of law principles thereof) and (2) with respect to all other matters relating to this Plan and Awards, the internal laws of the State of New York (without reference to conflict of law principles thereof), and this Plan and all Awards hereunder shall be construed in accordance with such applicable law.
(i)Arbitration. Notwithstanding anything to the contrary herein, if any individual (other than the Company) brings a claim involving the Company or an Affiliate, regardless of the basis of the claim (including but not limited to claims relating to wrongful discharge, Title VII discrimination, the Participant’s employment or service with the Company or its Affiliates or the termination thereof, benefits under this Plan or other matters), such claim shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association (“AAA”) and the following provisions, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof; provided that the requirement for arbitration under this subsection shall not apply to the extent such requirement is not enforceable under, or otherwise violates, applicable law.
(i)    Initiation of Action. Arbitration must be initiated by serving or mailing a written notice of the complaint to the other party. Normally, such written notice should be provided to the other party within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint. However, this time frame may be extended if the applicable statute of limitation provides for a longer period of time. If the complaint is not properly submitted within the appropriate time frame, all rights and claims that the complaining party has or may have against the other party shall be waived and void. Any notice sent to the Company shall be delivered to:
Office of General Counsel
Adient plc
49200 Halyard Drive
Plymouth, Michigan 48170

The notice must identify and describe the nature of all complaints asserted and the facts upon which such complaints are based. Notice will be deemed given according to the date of any postmark or the date of time of any personal delivery.

(ii)    Compliance with Personnel Policies. Before proceeding to arbitration on a complaint, the claimant must initiate and participate in any complaint resolution procedure identified in the personnel policies of the Company or an Affiliate, as applicable. If the claimant has not initiated the complaint resolution procedure before initiating arbitration on a complaint, the initiation of the arbitration shall be deemed to begin the complaint resolution procedure. No arbitration hearing shall be held on a complaint until any complaint resolution procedure of the Company or an Affiliate, as applicable, has been completed.
(iii)    Rules of Arbitration. All arbitration will be conducted by a single arbitrator according to the Employment Dispute Arbitration Rules of the AAA. The arbitrator will have authority to award any remedy or relief that a court of competent jurisdiction could order or grant including, without limitation, specific performance of any obligation created under the award or policy, the awarding of punitive damages, the issuance of any injunction, costs and attorney’s fees to the extent permitted by law, or the imposition of sanctions for abuse of the arbitration process. The arbitrator’s award must be rendered in a writing that sets forth the essential findings and conclusions on which the arbitrator’s award is based.
(iv)    Representation and Costs. Each party may be represented in the arbitration by an attorney or other representative selected by the party. The Company or Affiliate shall be responsible for its own costs, the AAA filing fee and all other fees, costs and expenses of the arbitrator and AAA for administering the arbitration. The claimant shall be responsible for his or her attorney’s or representative’s fees, if any. However, if any party prevails on a statutory claim which allows the prevailing party costs and/or attorneys’ fees, the arbitrator may award costs and reasonable attorneys’ fees as provided by such statute.
(v)    Discovery; Location; Rules of Evidence. Discovery will be allowed to the same extent afforded under the Federal Rules of Civil Procedure. Arbitration will be held at a location selected by the Company. AAA rules notwithstanding, the admissibility of evidence offered at the arbitration shall be determined by the arbitrator who shall be the judge of its materiality and relevance. Legal rules of evidence will not be controlling, and the standard for admissibility of evidence will generally be whether it is the type of information that responsible people rely upon in making important decisions.
(vi)    Confidentiality. The existence, content or results of any arbitration may not be disclosed by a party or arbitrator without the prior written consent of both parties. Witnesses who are not a party to the arbitration shall be excluded from the hearing except to testify.
(j)Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.
(k)Severability. If any provision of this Plan or any Award Agreement or any Award (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would disqualify this Plan, any Award Agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, Award Agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award Agreement and such Award will remain in full force and effect.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM ET on March 9, 2025 (or for shares held through a company sponsored 401(k) plan no later than 11:59 PM ET on March 6, 2025). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM ET on March 9, 2025 (or for shares held through a company sponsored 401(k) plan no later than 11:59 PM ET on March 6, 2025). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V60984-P22330

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

ADIENT PLC

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Julie L. Bushman	☐	☐	☐
1b. Peter H. Carlin	☐	☐	☐
1c. Jerome J. Dorlack	☐	☐	☐
1d. Jodi E. Eddy	☐	☐	☐
1e. Richard Goodman	☐	☐	☐
1f. José M. Gutiérrez	☐	☐	☐
1g. Frederick A. Henderson	☐	☐	☐
1h. Barb J. Samardzich	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such matters as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V60985-P22330

Adient plc
Annual General Meeting of Shareholders
March 11, 2025 12:30 PM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Frederick A. Henderson and Heather M. Tiltmann, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of the ordinary shares of Adient plc that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 12:30 PM, local time, on March 11, 2025, at the Radisson Blu Hotel, Dublin Airport, Dublin, Ireland, and any adjournment or postponement thereof.

A shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend, speak, vote and demand or join in demanding a poll instead of him or her at the Annual General Meeting. A proxy need not be a shareholder of record. If you wish to nominate a proxy other than Frederick A. Henderson and Heather M. Tiltmann, please contact the Office of the Secretary and also note that your nominated proxy must attend the Annual General Meeting in person in order for your votes to be cast.

Continued and to be signed on reverse side